Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

among

DIAMOND S SHIPPING INC.,

as the Borrower,

VARIOUS LENDERS

and

NORDEA BANK ABP, NEW YORK BRANCH,

as Administrative Agent and as Collateral Agent

Dated as of December 23, 2019

NORDEA BANK ABP, NEW YORK BRANCH,

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Bookrunners and Lead Arrangers

ABN AMRO CAPITAL USA LLC,
NATIONAL AUSTRALIA BANK LIMITED, and
BNP PARIBAS,

as Co-Arrangers

(i)

(continued)

(ii)

(continued)

(iii)

(continued)

(iv)

(continued)

SCHEDULE I	-	Commitments
SCHEDULE II	-	Lender Addresses
SCHEDULE III	-	Subsidiaries
SCHEDULE IV-A	-	Required Insurance
SCHEDULE IV-B	-	Vessel Insurance
SCHEDULE V	-	ERISA
SCHEDULE VI	-	Collateral Vessels
SCHEDULE VII	-	Notice Addresses
SCHEDULE VIII	-	Existing Financial Indebtedness
SCHEDULE IX	-	Technical Managers
SCHEDULE X	-	Scheduled Term Loan Amortization Payment Amount

EXHIBIT A	-	Form of Notice of Borrowing
EXHIBIT B-1	-	Form of Term Note
EXHIBIT B-2	-	Form of Revolving Note
EXHIBIT C	-	Form of Solvency Certificate
EXHIBIT D	-	Form of Assignment of Insurances
EXHIBIT E	-	Form of Subsidiaries Guaranty
EXHIBIT F	-	Form of Pledge Agreement
EXHIBIT G-1	-	Form of General Assignment Agreement
EXHIBIT G-2	-	Form of Assignment of Interest Rate Protection Agreement
EXHIBIT H	-	Form of Compliance Certificate
EXHIBIT I	-	Form of Subordination Provisions
EXHIBIT J	-	Form of Assignment and Assumption Agreement

(v)

CREDIT AGREEMENT, dated as of December 23, 2019, among Diamond S Shipping Inc., a company organized under the laws of the Republic of the Marshall Islands (the “Borrower”), the Lenders party hereto from time to time, NORDEA BANK ABP, NEW YORK BRANCH (“Nordea”), SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Bookrunners and Lead Arrangers (the “Lead Arrangers”), and NORDEA BANK ABP, NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (as defined below) under the Security Documents. All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, in order to consummate the Borrowing Date Refinancing (as defined below), to pay certain fees and expenses in connection therewith, and for the Borrower’s general corporate and working capital purposes, the Borrower has requested that the Lead Arrangers arrange, and the Lenders provide, senior secured term loan and revolving credit facilities in the form of this Agreement; and

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lead Arrangers have arranged, and the Lenders are willing to make available to the Borrower, the senior secured term loan and revolving credit facilities provided for herein:

NOW, THEREFORE, IT IS AGREED:

SECTION 1.   Definitions and Accounting Terms.

1.01   Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Classification Society” shall mean DNV GL, Lloyd’s Register, Korean Register of Shipping, American Bureau of Shipping (ABS) and Bureau Veritas or such other first class vessel classification society that is a member of the International Association of Classification Societies that the Required Lenders may approve from time to time.

“Acceptable Flag Jurisdiction” shall mean the Republic of the Marshall Islands, the Republic of Liberia, Malta, Singapore, Hong Kong, Panama, the Commonwealth of the Bahamas or such other flag jurisdiction as may be reasonably acceptable to the Required Lenders.

“Account Control Agreement” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Additional Collateral” shall mean additional property of the Borrower or any Subsidiary Guarantor reasonably satisfactory to the Required Lenders posted in favor of the Collateral Agent as Collateral to cure non-compliance with Section 8.07(d) (it being understood that (i) cash collateral comprised of Dollars (which shall be valued at par), (ii) a Substitution Vessel meeting the requirements set forth in the definition of “Substitution Vessel” and (iii) letters of credit from financial institutions acceptable to all Lenders (which shall be valued at par) shall be satisfactory), pursuant to security documentation reasonably satisfactory in form and substance to the Collateral Agent, in an aggregate amount or with value sufficient to cure such non-compliance.

“Adjusted Consolidated Net Income” shall mean, for any accounting period, Consolidated Net Income, plus to the extent deducted in computing Consolidated Net Income for such accounting period, extraordinary losses and minus to the extent added in computing Consolidated Net Income for such accounting period, any extraordinary gains.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“Affiliate” shall mean, with respect to any Person, any other Person (including, for purposes of Section 8.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 8.06, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 10% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary contained above, for purposes of Section 8.06, neither the Administrative Agent, nor the Collateral Agent, nor any Lead Arranger nor any Lender (or any of their respective affiliates) shall be deemed to constitute an Affiliate of the Borrower or its Subsidiaries in connection with the Credit Documents or its dealings or arrangements relating thereto.

“Agents” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Lead Arrangers.

“Aggregate Appraised Value” shall mean at the time of determination, the sum of the Appraised Value of all Collateral Vessels owned by the Subsidiary Guarantors at such time which are not then subject to an Event of Loss.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended or restated from time to time.

“Annex VI” shall mean Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

“Applicable Margin” shall mean 2.50% per annum.

“Appraisal” shall mean, with respect to a Collateral Vessel, a written appraisal by an Approved Appraiser of the fair market value of such Collateral Vessel on the basis of a charter-free, arm’s length transaction between an able buyer and a seller not under duress.

“Appraised Value” of any Collateral Vessel at any time of determination shall mean the average of Appraisals from at least two Approved Appraisers most recently delivered to, or obtained by, the Administrative Agent prior to such time pursuant to Section 5.01(j) or 7.01(d).

“Approved Appraiser” shall mean Affinity (Shipping) LLP, Clarkson, Fearnleys AS, Arrow, Braemar ACM Shipbroking, Maersk Broker K/S or such other independent appraisal firm nominated by the Borrower and consented to by the Required Lenders (such consent not to be unreasonably withheld or delayed) for the purposes of providing an Appraisal for a Collateral Vessel.

“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement substantially in the form of Exhibit J (appropriately completed).

“Assignment of Interest Rate Protection Agreement” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Authorized Officer” shall mean the chairman of the board, the president, any vice president, the treasurer, the secretary, any assistant secretary, any other financial officer, an authorized manager and any other officer (or a Person or Persons so designated by any officer) of any Credit Party.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers.

“Bail-In Legislation” shall mean,

(a)       with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and

(b)       with respect to any state other than such an EEA Member Country or (to the extent the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-Down and Conversion Powers contained in that law or regulation.

“Bankruptcy Code” shall have the meaning provided in Section 9.05.

“Bankruptcy Proceeding” shall have the meaning provided in Section 10.10(d).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation in form and substance satisfactory to the lender or Agent requesting the same.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean a borrowing of Loans from all the Lenders (other than any Lender which has not funded its share of a Borrowing in accordance with this Agreement) on a given date having the same Interest Period.

“Borrowing Date” shall mean (i) the Initial Borrowing Date and (ii) each other date occurring on or after the Initial Borrowing Date on which Revolving Loans are made.

“Borrowing Date Refinancing” shall mean the repayment in full (together with any applicable prepayment premium or fee, with the commitments thereunder being terminated, and all guarantees and security in respect thereof being released) of all of the outstanding indebtedness under each of the Existing Credit Agreements.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in New York City, Paris, London or Stockholm.

“Capitalization” shall mean the sum of (i) Total Net Debt plus (ii) Consolidated Net Worth.

“Capitalized Lease Obligations” of any Person shall mean all rental or other obligations which, under GAAP, are or will be required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, in each case with the amount of such obligations being the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” shall mean:

(i)               securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition,

(ii)              time deposits and certificates of deposit of, or deposits held with, any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person,

(iii)             time deposits and certificates of deposit of, or deposits held with, any Lender,

(iv)             repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above,

(v)              commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person,

(vi)             investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above, and

(vii)           such other securities or instruments as the Required Lenders shall agree in writing.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, if not already enacted as of the Initial Borrowing Date, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall be deemed to occur on the date on which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act, as in effect on the Closing Date), other than the Permitted Holders, shall have (i) acquired (directly or indirectly) more than 35% of outstanding Equity Interests or voting rights in the Borrower, or (ii) obtained the power (whether or not exercised) to elect, appoint or remove a majority of the Borrower’s managers or board of directors or similar body or executive committee thereof.

“Claims” shall have the meaning provided in the definition of “Environmental Claims”.

“Closing Date” shall have the meaning provided in Section 11.23.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Earnings and Insurance Collateral, all Collateral Vessels, and all cash and Cash Equivalents at any time delivered as collateral thereunder or as required hereunder.

“Collateral Agent” shall mean the Administrative Agent acting as mortgagee, security trustee or collateral agent for the Secured Creditors pursuant to the Security Documents.

“Collateral and Guaranty Requirements” shall mean with respect to each Credit Party and each Collateral Vessel, the requirement that:

(i)        each Subsidiary of the Borrower that is required to be a Subsidiary Guarantor in accordance with the definition thereof shall have duly authorized, executed and delivered to the Administrative Agent the Subsidiaries Guaranty, substantially in the form of Exhibit E (as modified, supplemented or amended from time to time, the “Subsidiaries Guaranty”) or, if such Subsidiary is required to become a Subsidiary Guarantor after the Closing Date, a joinder thereto in form and substance reasonably acceptable to the Administrative Agent, and the Subsidiaries Guaranty shall be in full force and effect;

(ii)        the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered the Pledge Agreement substantially in the form of Exhibit F (as modified, supplemented or amended from time to time, the “Pledge Agreement”) or, if any Subsidiary becomes a Subsidiary Guarantor after the Closing Date, a joinder thereto in form and substance reasonably acceptable to the Administrative Agent, and pursuant to which the Earnings Accounts and all of the Equity Interests of each Subsidiary Guarantor that owns such Collateral Vessel (and the Equity Interests of the Person that owns, directly or indirectly, the Equity Interests in such Subsidiary Guarantor, if any) shall have been pledged to secure the Obligations and shall have (A) delivered to the Collateral Agent all the Pledged Securities referred to therein, together with executed and undated stock powers in the case of capital stock constituting Pledged Securities, and (B) otherwise complied with all of the requirements set forth in the Pledge Agreement;

(iii)       DSS Vessel IV, LLC, DSS Vessel LLC, DSS Vessel II, LLC, the Collateral Agent and Nordea or, if applicable, DNB Bank ASA, New York Branch, as depositary bank, shall have duly authorized, executed and delivered a control agreement substantially in the form attached to the Pledge Agreement with respect to the Earnings Accounts (as defined in the Pledge Agreement) (as modified, supplemented or amended from time to time, the “Account Control Agreement”);

(iv)      (A) the Borrower and each Subsidiary Guarantor that owns such Collateral Vessel (and each other relevant Credit Party) shall have duly authorized, executed and delivered a General Assignment Agreement substantially in the form of Exhibit G-1 (as modified, supplemented or amended from time to time, each a “General Assignment Agreement”) assigning all of such Credit Party’s present and future Earnings and Insurance Collateral, and any charter or similar contract of employment regarding a Collateral Vessel with a term in excess of thirty (30) months (or, with respect to any charter or similar contract of employment existing on the Closing Date, a remaining term in excess of thirty (30) months) (any such charter, a “Pledged Charter”) (provided that the Borrower shall not be required to assign any charter or similar contract of employment if, and to the extent, an assignment thereof is prohibited thereby or in violation thereof; provided, further, that the Borrower shall assign such charter or similar contract of employment at such time as the relevant prohibition shall no longer be applicable), (B) each Commercial Manager and Technical Manager, in each case, that is a Subsidiary of the Borrower and a named assured on the insurances pertaining to the Collateral Vessels, shall have duly authorized, executed and delivered an Assignment of Insurances substantially in the form of Exhibit D (as modified, supplemented or amended from time to time, each an “Assignment of Insurances”) assigning all of such Commercial Manager and Technical Manager’s present and future Insurance Collateral, and (C) each such Credit Party or Commercial Manager or Technical Manager, in each case, that is a Subsidiary of the Borrower, as applicable, shall use commercially reasonable efforts to provide appropriate notices and consents related thereto, together granting a security interest and lien on (i) all of such Credit Party’s present and future Earnings and Insurance Collateral and present and future rights and receivables under Pledged Charters and (ii) all of such Commercial Manager’s and Technical Manager’s Insurance Collateral, in each case together with proper Financing Statements (Form UCC-1) in form for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the General Assignment Agreement and the Assignment of Insurances, as applicable;

(v)       each Credit Party party to an Interest Rate Protection Agreement shall have duly authorized, executed and delivered an Assignment of Interest Rate Protection Agreement substantially in the form of Exhibit G-2 (as modified, supplemented or amended from time to time, each an “Assignment of Interest Rate Protection Agreement”);

(vi)      each Collateral Vessel Owner shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Collateral Vessel Mortgage with respect to such Collateral Vessel and such Collateral Vessel Mortgage shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon such Collateral Vessel, subject only to Permitted Liens;

(vii)     all filings, deliveries of instruments and other actions necessary or appropriate in the reasonable opinion of the Collateral Agent to perfect and preserve the security interests described in clauses (ii) through (v) above shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent; provided that, if the Initial Borrowing Date does not occur prior to Term Loan Commitment Termination Date, each Lender agrees that the Collateral Agent shall, at the request of the Borrower, effect the termination and release of all Collateral Vessel Mortgages for Collateral Vessels flagged in Hong Kong entered into on or after the Closing Date; provided, however, that such termination and release of such Collateral Vessel Mortgages shall be subject to (i) prior termination of all Commitments and (ii) prior payment by the Borrower of all fees, expenses and other amounts owing pursuant to Section 11.01(a);

(viii)    the Administrative Agent shall have received an Appraisal from two Approved Appraisers of such Collateral Vessel of a recent date (and in no event dated earlier than thirty (30) days prior to the Initial Borrowing Date) in scope, form and substance reasonably satisfactory to the Administrative Agent;

(ix)      the Administrative Agent shall have received each of the following:

(a)       evidence that such Collateral Vessel is registered in the name of the relevant Subsidiary Guarantor in the register of the applicable Acceptable Flag Jurisdiction and that such Collateral Vessel and all other Collateral related to such Collateral Vessel are free from Liens other than Permitted Liens; and

(b)       a class certificate and confirmation of class certificate from an Acceptable Classification Society indicating that such Collateral Vessel meets the criteria specified in Section 7.14(c); and

(c)       copies of all agreements related to the technical and commercial management of each Collateral Vessel to which the Borrower or a Subsidiary Guarantor is a party; and

(d)       copies of all ISM Code and ISPS Code documentation for each Collateral Vessel; and

(e)       a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent (it being understood that BankServe and Marsh are acceptable) with respect to the insurance maintained by the Credit Parties in respect of such Collateral Vessel, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Collateral Agent and/or the Lenders as secured party and mortgagee, (ii) conform with the insurance requirements of each respective Collateral Vessel Mortgage (it being understood that, except as required by applicable law, the insurance requirements of such Collateral Vessel Mortgage shall not exceed the Required Insurance) and (iii) include, without limitation, copies of the Required Insurance;

(ix)       the Administrative Agent shall have received from:

(a)      special New York counsel to the Borrower and the Credit Parties (which shall be Seward & Kissel LLP or another New York law firm reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent, Collateral Agent and each of the Lenders and dated as of the Initial Borrowing Date or such other date as a relevant Credit Document is entered into after the Initial Borrowing Date,

(b)      special Republic of the Marshall Islands counsel to the Borrower and the other Credit Parties (which shall be Seward & Kissel LLP or another law firm qualified to render an opinion as to the Republic of the Marshall Islands law reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent, Collateral Agent and each of the Lenders and dated as of the Initial Borrowing Date or such other date as a relevant Credit Document is entered into after the Initial Borrowing Date,

(c)      special Hong Kong counsel to the Administrative Agent (which shall be Watson Farley & Williams LLP or another law firm qualified to render an opinion as to Hong Kong law reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent, Collateral Agent and each of the Lenders and dated as of the Initial Borrowing Date or such other date as a relevant Credit Document is entered into after the Initial Borrowing Date,

(d)      special Republic of Liberia counsel to each of the Credit Parties (which shall be Seward & Kissel LLP or another law firm qualified to render an opinion as to the Republic of Liberia law reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent, Collateral Agent and each of the Lenders and dated as of the Closing Date or such other date as a relevant Credit Document is entered into after the Closing Date, and

(e)       if applicable, counsel to each of the Credit Parties in the jurisdiction of the flag of such Collateral Vessel (other than Hong Kong, the Republic of Liberia or the Republic of the Marshall Islands, which are covered by the opinions in clauses (b), (c) and (d)), an opinion addressed to the Administrative Agent, Collateral Agent and each of the Lenders and dated as of the date as a relevant Credit Document is entered into after the Initial Borrowing Date covering such matters as shall be required by the Administrative Agent, in each case which shall be in form and substance reasonably acceptable to the Administrative Agent; and

(x)        to the extent not previously delivered, the Administrative Agent shall have received (i) a certificate, dated the Initial Borrowing Date and reasonably acceptable to the Administrative Agent, signed by an Authorized Officer, member or general partner of each Credit Party which owns such Collateral Vessel, with appropriate insertions, together with copies of the Organizational Documents of such Credit Party, customary powers of attorney and the resolutions of such Credit Party referred to in such certificate authorizing the consummation of the Transactions; (ii) copies of all governmental consents and approvals (if any) required to authorize, or required in connection with, (a) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party or (b) the legality, validity, binding effect or enforceability of any Credit Document to which it is a party; (iii) a certification that the names and specimen signatures of the officers of each Credit Party authorized to sign each Credit Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder are true and correct; and (iv) good standing certificates or equivalent (to the extent available in the applicable jurisdiction) which the Administrative Agent may have reasonably requested in connection therewith.

“Collateral Disposition” shall mean (i) the sale, lease, transfer or other disposition by the Borrower or a Subsidiary Guarantor of any Collateral Vessel or of the Equity Interests in the Subsidiary that owns such Collateral Vessel, (other than (x) pursuant to a Permitted Charter by the Borrower or any of its Subsidiaries to any Person or (y) by one Credit Party to another Credit Party; provided that the Collateral and Guaranty Requirements for such Collateral Vessel shall be satisfied at all times), or (ii) any Event of Loss of any Collateral Vessel.

“Collateral Vessel” shall mean, at any time, (i) each of the vessels listed on Schedule VI hereto, (ii) each Substitution Vessel and (iii) any vessel provided as Additional Collateral, in each case, which is subject to a first priority perfected Collateral Vessel Mortgage at such time and with respect to which the other Collateral and Guaranty Requirements are satisfied at such time.

“Collateral Vessel Mortgage” shall mean a first priority statutory mortgage and related deed of covenants, or a first preferred ship mortgage (as applicable) in such form as may be reasonably satisfactory to the Administrative Agent and the Borrower (including, without limitation, any first preferred ship mortgage or first priority statutory mortgage and related deed of covenant, as applicable, delivered pursuant to a Flag Jurisdiction Transfer), as such mortgage (and deed of covenant, if applicable) may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof granted by the applicable Collateral Vessel Owner in favor of the Collateral Agent, as security trustee and as mortgagee.

“Collateral Vessel Owner” shall mean, at any time, a Subsidiary Guarantor which owns a Collateral Vessel.

“Commercial Management Agreements” shall mean (i) that certain ship management agreement made by and among, inter alios, the applicable Subsidiary listed on Schedule III hereto under the heading “Direct Owner”, and Diamond S Management, as Commercial Manager, each as in effect on the date hereof and without giving effect to any amendments, restatements, supplements or other modifications thereto (other than any amendments, restatements, supplements or other modifications thereto solely to add or remove Vessels (as defined therein) (other than Collateral Vessels)) and (ii) each other ship management agreement entered into by the Borrower or another Credit Party and a Commercial Manager other than Diamond S Management, a copy of which is delivered to the Administrative Agent.

“Commercial Manager” shall mean collectively, (i) Diamond S Management, (ii) Capital Ship Management Corp, and (iii) upon prior written notice thereof to the Collateral Agent and with the consent of the Required Lenders, one or more commercial managers selected by the Borrower including any Affiliate of the Borrower.

“Commitment” shall mean, for each Lender, a Term Loan Commitment or a Revolving Loan Commitment.

“Commitment Commission” shall have the meaning provided in Section 3.01(a). “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated” shall mean the consolidation of accounts in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the consolidated net after tax income of the Borrower and its Subsidiaries for such period determined in accordance with GAAP.

“Consolidated Net Worth” shall mean at any time of determination, shareholder’s equity of the Borrower and its Subsidiaries on a Consolidated basis determined in accordance with GAAP.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Financial Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Credit Document Obligations” shall mean, except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) (other than an Excluded Swap Obligation) of each Credit Party to the Lender Creditors (provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in respect of Loans and/or Commitments), whether now existing or hereafter incurred under, arising out of, or in connection with this Agreement and the other Credit Documents to which such Credit Party is a party (including, in the case of each Credit Party that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Credit Party under the Subsidiaries Guaranty to which it is a party) (other than Excluded Swap Obligations) and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained in this Agreement and in such other Credit Documents.

“Credit Documents” shall mean this Agreement, the Syndication and Fee Letter, each Note, each Security Document, the Subsidiaries Guaranty and, after the execution and delivery thereof, each additional guaranty or additional security document executed pursuant to Section 7.11.

“Credit Facilities” shall mean the Term Loan Facility and the Revolving Loan Facility.

“Credit Party” shall mean the Borrower and each Subsidiary Guarantor and “Credit Party” shall mean any one of them.

“Current Assets” shall have the meaning provided in Section 8.07(c).

“Current Liabilities” shall have the meaning provided in Section 8.07(c).

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Diamond S Management” shall mean Diamond S Management LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands.

“Disqualified Stock” shall mean, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a Change of Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock of such Person), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Financial Indebtedness or any other Equity Interests that would constitute Disqualified Stock of such Person, in each case, prior to the date that is ninety-one (91) days after the Maturity Date; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interest of such Person is issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dividend” with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or members or authorized or made any other distribution, payment or delivery of property (other than common stock or the right to purchase any of such stock of such Person) or cash to its stockholders or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or membership interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of, or Equity Interests in, such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Dollars” and the sign “$” shall each mean lawful money of the United States.

“DSS Group Member” shall mean the Borrower and any of its Subsidiaries and Affiliates.

“Earnings Accounts” shall mean the accounts listed on Annex F to the Pledge Agreement (as updated from time to time).

“Earnings and Insurance Collateral” shall mean all “Earnings Collateral” and “Insurance Collateral”, as the case may be, as defined in the General Assignment Agreement

“ECP” shall have the meaning provided in the definition of Excluded Swap Obligation.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and the Kingdom of Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Transferee” shall mean and include a commercial bank or financial institution and, in the event of the occurrence and continuance of an Event of Default, a fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person which would constitute a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act as in effect on the Closing Date or other “accredited investor” (as defined in Regulation D of the Securities Act); provided that neither (i) any Credit Party or any Affiliate of any Credit Party nor (ii) any natural Person shall be an Eligible Transferee at any time.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, Legal Requirement, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its Subsidiaries, relating to the environment, and/or Hazardous Materials, including, without limitation, CERCLA; OPA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Environmental Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” shall mean with respect to each Interest Period for a Loan, the offered rate (rounded upward to the nearest 1/100 of one percent) for deposits of Dollars for a period equivalent to such period at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period as is displayed on Reuters LIBOR 01 Page (or such other service as may be nominated by the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making a London Interbank Offered Rate available)) (the “Screen Rate”); provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further that if on such date no such rate is so displayed, the Eurodollar Rate for such period shall be the arithmetic average (rounded upward to the nearest 1/100 of 1%) of the rate quoted to the Administrative Agent by the Reference Banks for deposits of Dollars in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such applicable Interest Period by the prime banks in the London interbank Eurodollar market at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period (provided that in the event the Eurodollar Rate calculated according to this proviso shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement), in each case divided (and rounded upward to the nearest 1/100 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

“Event of Default” shall have the meaning provided in Section 9.

“Event of Loss” shall mean any of the following events: (x) the actual or constructive total loss of a Collateral Vessel or the agreed or compromised total loss of a Collateral Vessel; or (y) the capture, condemnation, confiscation, expropriation, requisition for title and not hire, forced purchase, seizure or forfeiture of, or any taking of title to, a Collateral Vessel. An Event of Loss shall be deemed to have occurred: (i) in the event of an actual loss of a Collateral Vessel, at the time and on the date of such loss or, if that is not known, at noon Greenwich Mean Time on the date which such Collateral Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Collateral Vessel, at the time and on the date on which notice claiming the loss of such Collateral Vessel is given to the insurers; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same. Notwithstanding the foregoing, if such Collateral Vessel shall have been returned to any Credit Party following any event referred to in clause (y) above prior to the date upon which payment is required to be made under Section 4.02(b), no Event of Loss shall be deemed to have occurred by reason of such event.

“Exchange Act” shall mean the Securities Exchange Act of 1934 (as amended).

“Excluded Swap Obligation” shall mean, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Subsidiaries Guaranty of such Credit Party (other than the Borrower) of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Subsidiaries Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (each an “ECP”) at the time the Subsidiaries Guaranty of such Credit Party (other than the Borrower) or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.12) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.04(c), (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall have the meaning provided in Section 6.19(a).

“Existing Credit Agreements” shall mean that certain (i) $460,000,000 senior secured credit agreement, dated as of June 6, 2016, among the Borrower, as ultimate parent guarantor, Diamond S Shipping III LLC, as parent guarantor, DSS Vessel II, LLC, as borrower, the banks, financial institutions and other institutional lenders from time to time party thereto as lenders and Nordea, as administrative agent and security agent, (ii) $75,000,000 senior secured credit agreement, dated as of March 17, 2016, among the Borrower, as ultimate parent guarantor, Diamond S Shipping II LLC, as parent guarantor, DSS Vessel IV LLC, as borrower, the banks, financial institutions and other institutional lenders from time to time party thereto as lenders and Nordea, as administrative agent and security agent and (iii) $235,000,000 senior secured credit agreement, dated as of August 19, 2016, among the Borrower, as ultimate parent guarantor, Diamond S Shipping II LLC, as parent guarantor, DSS Vessel LLC, as borrower, the banks, financial institutions and other institutional lenders from time to time party thereto as lenders and DNB Bank ASA, New York Branch, as administrative agent and security agent, in each case, as amended, restated, amended and restated, supplemented, modified, replaced and/or Refinanced prior to the date hereof.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement to implement the foregoing.

“Federal Funds Rate” shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 A.M. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01.

“Financial Covenants” shall mean the covenants set forth in Section 8.07.

“Financial Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates), (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any other hedging agreement or under any similar type of agreement and (viii) all Off-Balance Sheet Liabilities of such Person. The Financial Indebtedness of any Person shall include the Financial Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Financial Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Financial Indebtedness shall not include trade payables, or indebtedness (other than indebtedness for borrowed money) incurred in the ordinary course of business to pay for alterations or modifications of a Collateral Vessel to comply with regulatory requirements, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Flag Jurisdiction” shall mean the flag jurisdiction of a Collateral Vessel on the Closing Date, which, for the avoidance of doubt, must be an Acceptable Flag Jurisdiction.

“Flag Jurisdiction Transfer” shall mean the transfer of the registration and flag of a Collateral Vessel from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction; provided that the following conditions are satisfied with respect to such exchange:

(i)        On each Flag Jurisdiction Transfer Date, the Credit Party which is consummating a Flag Jurisdiction Transfer on such date shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Collateral Vessel Mortgage (which Collateral Vessel Mortgage shall, to the extent possible, be registered as a “continuation mortgage” to the original Collateral Vessel Mortgage recorded in the initial Acceptable Flag Jurisdiction) with respect to the Collateral Vessel being transferred (the “Transferred Collateral Vessel”) and such Collateral Vessel Mortgage shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon such Transferred Collateral Vessel, subject only to Permitted Liens. All filings, deliveries of instruments and other actions necessary or appropriate in the reasonable opinion of the Collateral Agent to perfect and preserve such security interests shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent.

(ii)       On each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received from counsel to the Credit Parties consummating the relevant Flag Jurisdiction Transfer reasonably satisfactory to the Administrative Agent practicing in those jurisdictions in which the Transferred Collateral Vessel is registered and/or the Credit Party owning such Transferred Collateral Vessel is organized, opinions which shall be addressed to the Administrative Agent and each of the Lenders and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the Collateral Vessel Mortgage(s) and such other matters incident thereto as the Administrative Agent may reasonably request.

(iii)       On each Flag Jurisdiction Transfer Date:

(A)     the Administrative Agent shall have received (x) a certificate of ownership issued by the registry of the applicable Acceptable Flag Jurisdiction showing the registered ownership of the Transferred Collateral Vessel transferred on such date in the name of the relevant Subsidiary Guarantor and (y) a certificate of ownership and encumbrance or, as applicable a transcript of registry with respect to the Transferred Collateral Vessel transferred on such date, indicating no record liens other than Liens in favor of the Collateral Agent and/or the Lenders and Permitted Liens; and

(B)     the Administrative Agent shall have received a certificate reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Credit Party in respect of the Transferred Collateral Vessel transferred on such date certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Collateral Agent as mortgagee and (ii) conform with the insurance requirements of the respective Collateral Vessel Mortgages.

(iv)      On or prior to each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by an Authorized Officer, member, general partner or attorney in fact of the Credit Party consummating such Flag Jurisdiction Transfer, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect or that no such approvals and/or consents are required and (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other transactions contemplated by this Agreement.

(v)       On each Flag Jurisdiction Transfer Date, the Collateral and Guaranty Requirements, as applicable, for the Transferred Collateral Vessel shall have been satisfied.

(vi)      On each Flag Jurisdiction Transfer Date, (a) no Event of Default has occurred and is continuing and (b) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

“Flag Jurisdiction Transfer Date” shall mean the date on which a Flag Jurisdiction Transfer occurs.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, and which plan would be covered by Title IV of ERISA but which is not subject to ERISA by reason of Section 4(b)(4) of ERISA.

“FRC” shall mean First Reserve Corporation, any parallel vehicle thereof and their respective investment vehicles (each of such parallel vehicles and investment vehicles shall be an Affiliate of First Reserve Corporation).

“GAAP” shall have the meaning provided in Section 11.07(a).

“General Assignment Agreement” shall have the meaning set forth in the definition of “Collateral and Guaranty Requirements”.

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hazardous Materials” shall mean: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority under Environmental Laws.

“IHM” shall mean, in relation to a Collateral Vessel, an inventory of hazardous materials (also known as a green passport) issued by that Collateral Vessel’s classification society, which includes a list of any and all materials known to be potentially hazardous and listed in the construction of or on board that Collateral Vessel, their location and approximate quantities.

“Indemnified Parties” shall have the meaning provided in Section 11.01(b).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Borrowing Date” shall mean the date on which the conditions set forth in Section 5.01 shall have been satisfied or waived by the Administrative Agent and the first drawing of a Loan occurs; provided that the Initial Borrowing Date shall not occur later than the Term Loan Commitment Termination Date.

“Interest Determination Date” shall mean, with respect to any Loan, the second Business Day prior to the commencement of any Interest Period relating to such Loan.

“Interest Period” shall have the meaning provided in Section 2.08.

“Interest Rate Protection Agreement” shall mean any ISDA 2002 ISDA Master Agreement between the Borrower and any Other Creditor (each, a “Master Agreement”) under which the parties to the Master Agreement may enter into any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement meant to hedge interest rate fluctuations under this Agreement; provided that the Borrower shall designate each such Master Agreement and other agreement as “Interest Rate Protection Agreements” in writing to the Administrative Agent.

“International Group” shall have the meaning provided in Schedule IV-A hereto.

“Investments” shall have the meaning provided in Section 8.05.

“ISM Code” shall mean the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time.

“ISPS Code” shall mean the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) to take effect on 1 July 2004.

“Lead Arrangers” shall have the meaning provided in the first paragraph of this Agreement.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Legal Requirement” shall mean, as to any Person, any law, treaty, convention, statute, ordinance, decree, award, requirement, order, writ, judgment, injunction, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority which is binding on such Person.

“Lender” shall mean each financial institution with a Commitment and/or with outstanding Loans and listed on Schedule I hereto, as well as any Person which becomes a “Lender” hereunder pursuant to Section 2.12 or Section 11.04(b).

“Lender Creditors” shall mean the Lenders holding from time to time outstanding Loans and/or Commitments, the Administrative Agent and the Collateral Agent, each in their respective capacities.

“Lender Default” shall mean, as to any Lender, (i) the wrongful refusal (which has not been retracted) of such Lender or the failure of such Lender (which has not been cured) to make available its portion of any Borrowing, (ii) such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, or (iii) such Lender having notified the Administrative Agent and/or any Credit Party (x) that it does not intend to comply with its obligations under Section 2.01(a) or 2.01(b) in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under such Section or (y) of the events described in preceding clause (ii); provided that, for purposes of (and only for purposes of) Section 2.12, the term “Lender Default” shall also include, as to any Lender, (I) any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, (II) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (III) any default by such Lender with respect to its obligations under any other credit facility to which it is a party and which the Administrative Agent believes in good faith has occurred and is continuing, and (IV) the failure of such Lender to make available its portion of any Borrowing within one (1) Business Day of the date (x) the Administrative Agent (in its capacity as a Lender) or (y) Lenders constituting the Required Lenders has or have, as applicable, funded its or their portion thereof; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Leverage Ratio” shall mean, at any date of determination, the ratio of Total Net Debt of the Borrower and its Subsidiaries on such date to Capitalization of the Borrower and its Subsidiaries on such date.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice validly filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Term Loan and each Revolving Loan.

“Management Agreements” shall mean, collectively, the Commercial Management Agreements and the Technical Management Agreements.

“Manager’s Undertaking” shall have the meaning provided in Section 7.14(i).

“Margin Stock” shall have the meaning provided in Regulation U.

“Market Disruption Event” shall mean either of the following events:

(i)       if, at or about noon on the Interest Determination Date for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Administrative Agent to determine the Eurodollar Rate for the relevant Interest Period; or

(ii)      before close of business in New York on the Interest Determination Date for the relevant Interest Period, the Administrative Agent receives notice from two or more Lender whose outstanding Loans exceed 50% of the aggregate Loans outstanding at such time that (i) the cost to such Lenders of obtaining matching deposits in the London interbank Eurodollar market for the relevant Interest Period would be in excess of the Eurodollar Rate for such Interest Period or (ii) such Lenders are unable to obtain funding in the London interbank Eurodollar market.

“Material Adverse Effect” shall mean any event, change or condition that, individually or taken as a whole has had, or could reasonably be expected to have, a material adverse effect (x) on the rights or remedies of the Lender Creditors, (y) on the ability of any of the Credit Parties (individually or taken as a whole) to perform its or their obligations to the Lender Creditors, or (z) on the property, assets, operations, liabilities or financial condition of the Borrower and its Subsidiaries taken as a whole.

“Maturity Date” shall mean the five-year anniversary of the Closing Date.

“Minimum Borrowing Amount” shall mean for Revolving Loans, $1,000,000.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” shall mean an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) which is a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) and which is currently contributed to by (or to which there is a current obligation to contribute of) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate (other than any Person who is considered an ERISA Affiliate solely pursuant to subsection (m) or (o) of Section 414 of the Code), and any such “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) to which the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate (other than any Person who is considered an ERISA Affiliate solely pursuant to subsection (m) or (o) of Section 414 of the Code) contributed to or had an obligation to contribute to such “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) during the preceding five-year period.

“NASDAQ” shall mean the NASDAQ Stock Market.

“Non-Consenting Lender” shall have the meaning provided in Section 11.12(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Nordea” shall have the meaning provided in the first paragraph of this Agreement.

“Note” shall mean each Term Note and each Revolving Note.

“Notice of Borrowing” shall have the meaning provided in Section 2.03.

“Notice Office” shall mean the office of the Administrative Agent located at 1211 Avenue of Americas, 23rd Floor, New York, NY 10036, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“NYSE” shall mean the New York Stock Exchange.

“Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document. Notwithstanding anything to the contrary contained herein or in any other Credit Document, in no event will the Obligations include any Excluded Swap Obligations.

“OFAC” shall have the meaning provided in Section 6.19(b).

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“OPA” shall mean the Oil Pollution Act of 1990, as amended, 33 U.S.C. § 2701 et seq., 46 U.S.C. §3703(a) et seq.

“Organizational Documents” with respect to any Credit Party shall mean the Memorandum of Association or Certificate of Incorporation, as the case may be, certificate of formation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, limited liability company agreement or partnership agreement (or equivalent organizational documents) of such Credit Party.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Creditors” shall mean any Lender or any affiliate thereof and their successors and assigns if any (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason), with which the Borrower enters into any Interest Rate Protection Agreements from time to time.

“Other Loan Agreement” shall mean that certain $360,000,000 senior secured credit agreement, dated as of March 27, 2019, by and among, inter alios, the Borrower, as borrower, the banks, financial institutions and other institutional lenders from time to time party thereto as lenders and Nordea, as administrative agent and security agent.

“Other Obligations” shall mean all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding, but excluding for the avoidance of doubt, any Excluded Swap Obligations) owing by any Credit Party to the Other Creditors under, or with respect to (including, in the case of any Subsidiary Guarantor, all such obligations (other than Excluded Swap Obligations), liabilities and indebtedness under the Subsidiaries Guaranty), any Interest Rate Protection Agreement, whether such Interest Rate Protection Agreement is now in existence or hereafter arising, and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained therein.

“Other Taxes” shall have the meaning provided in Section 4.04(b).

“Overhead Expenses” shall mean any and all administrative and overhead expenses, including, without limitation, expenses for payroll and benefits, insurance, real estate, travel, technology, rent, utilities, dues and subscriptions, marketing and communications, service agreements, office equipment and supplies, inspections and appraisals for vessels, business development and taxes.

“Participant Register” shall have the meaning provided in Section 11.04(a).

“PATRIOT Act” shall have the meaning provided in Section 11.20.

“Payment Date” shall mean the last Business Day of each September, December, March and June, commencing with the last Business Day of the first full fiscal quarter following the Closing Date, as set forth on Schedule X hereto.

“Payment Office” shall mean the office of the Administrative Agent located at 1211 Avenue of Americas, 23rd Floor, New York, NY 10036, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Charter” shall mean any charter or other similar contract of employment of a Collateral Vessel made between a Collateral Vessel Owner and a non-Affiliate third party charterer; provided that (x) for any charter which, as of the execution date of such charter or contract of employment, with the exercise of any extension option, has a term of longer than thirty (30) months, the Collateral Vessel Owner will use its commercially reasonable efforts to have the third party charterer subordinate its interests in such Collateral Vessel to the interests of the Collateral Agent as mortgagee of such Collateral Vessel, all on terms and conditions reasonably satisfactory to the Collateral Agent, (y) the Borrower shall provide prompt notice to the Administrative Agent of any charter or other similar contract of employment made (i) for a period which, as of the execution date of such charter or contract of employment, with the exercise of any extension option, has a term of longer than thirty (30) months or (ii) for less than market rate at the time when the charter or other similar contract of employment is fixed, and (z) no such charter or other similar contract of employment shall be a bareboat charter or demise charter.

“Permitted Holder” shall mean FRC and Ross and their respective Affiliates.

“Permitted Jurisdiction” shall mean the Republic of Liberia, the Republic of the Marshall Islands, and Hong Kong, or any other jurisdiction with the consent of all Lenders; provided that notwithstanding the foregoing any country or territory that is, or whose government is, the subject of Sanctions Laws shall not be permitted.

“Permitted Liens” shall have the meaning provided in Section 8.01.

“Person” shall mean any individual, partnership, joint venture, firm, limited liability company, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof. Unless the context indicates otherwise, any reference to any Person includes such Person’s successors and assigns.

“Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA, which is currently maintained or contributed to by (or to which there is a current obligation to contribute of) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate and which is subject to ERISA.

“Pledge Agreement” shall have the meaning set forth in the definition of “Collateral and Guaranty Requirements”.

“Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreement.

“Pledged Charter” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Pledged Securities” shall mean “Securities” as defined in the Pledge Agreement pledged (or required to be pledged) pursuant thereto.

“Poseidon Principles” shall mean the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published on 18 June 2019, as the same may be amended or replaced from time to time.

“Preferred Equity”, as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person, and shall include any Disqualified Stock.

“Pro Rata Share” shall have the definition provided in Section 4.05.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Capital Stock” shall mean any Equity Interest other than Disqualified Stock.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recipient” shall mean (a) any Agent and (b) any Lender.

“Redomiciliation” shall mean with respect to any Collateral Vessel Owner, any amalgamation, merger, reincorporation, reorganization, or similar action of such Collateral Vessel Owner with or into any other DSS Group Member, if, as a result, the entity that is the surviving, resulting or continuing Person (the “Surviving Person”) in such amalgamation, merger, reincorporation, reorganization, or similar action, is a corporation or other entity, validly incorporated or formed and existing in good standing (to the extent the concept of good standing is applicable) under the laws of a Permitted Jurisdiction, in each case, in compliance with the requirements of the proviso set forth in Section 8.02(f).

“Redomiciliation Notice” shall have the meaning provided in Section 8.02(f).

“Reference Banks” shall mean, at any time, (i) if there are two or fewer Lenders at such time, each Lender that agrees to be a Reference Bank hereunder and (ii) if there are three or more Lenders at such time, each Lead Arranger and one other Lender (that agrees to be a Reference Bank hereunder) as shall be determined by the Administrative Agent.

“Refinance” shall mean, in respect of any Financial Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Financial Indebtedness or enter alternative financing arrangements, in exchange or replacement for such Financial Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Financial Indebtedness has been terminated and including, in each case, through any facilities agreement, credit agreement, indenture or other agreement and “Refinanced” and “Refinancing” shall have a corresponding meaning.

“Register” shall have the meaning provided in Section 11.17.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Replaced Lender” shall have the meaning provided in Section 2.12.

“Replacement Lender” shall have the meaning provided in Section 2.12.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan (other than any Plan maintained by a Person who is considered an ERISA Affiliate solely pursuant to subsection (m) or (o) of Section 414 of the Code or any Multiemployer Plan) that is subject to Title IV of ERISA other than those events as to which the 30-day notice period referred to in Section 4043 is waived.

“Representative” shall have the definition provided in Section 4.05(d).

“Required Insurance” shall mean insurance as set forth on Schedule IV-A hereto.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders, the sum of whose outstanding Term Loans, Revolving Loan Commitments (or after the termination thereof, Revolving Loans) and Term Loan Commitments at such time represents in excess of 66 2/3% of the sum of all outstanding Term Loans, Revolving Loan Commitments (or after the termination thereof, Revolving Loans) and Term Loan Commitments of Non-Defaulting Lenders.

“Restricted Party” shall mean a person (a) that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person); (b) subject to Sanctions Laws because it is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country, region or territory which is subject to Sanctions Laws; (c) that is directly or indirectly owned or controlled by a Person referred to in clauses (a) and/or (b) above; or (d) with which any Lender is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws.

“Restricted Payment” with respect to any Person shall mean any Dividend in respect of the Equity Interests of the Borrower or any Subsidiary Guarantor.

“Returns” shall have the meaning provided in Section 6.11(b).

“Revolving Lender” shall mean a Lender with a Revolving Loan Commitment.

“Revolving Loan” shall have the meaning provided in Section 2.01(b).

“Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I hereto directly below the column entitled “Revolving Loan Commitment”, as the same may be (x) terminated or reduced pursuant to Sections 3.02, 3.03, 4.02 and/or 9, as applicable, or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.12 or 11.04(b).

“Revolving Loan Facility” shall mean the senior secured revolving credit facility in the aggregate principal amount of up to $150,000,000 provided under this Agreement.

“Revolving Note” shall have the meaning provided in Section 2.05(a).

“Ross” shall mean W.L. Ross & Co. LLC, any parallel vehicle thereof and their respective investment vehicles (each of such parallel vehicle and investment vehicle shall be an Affiliate of W.L. Ross & Co. LLC).

“S&P” shall mean S&P Global, Inc. and its successors.

“Sanctions Authority” shall mean each of the United Nations, the European Union, the member states of the European Union, the Kingdom of Norway, the United States of America, the United Kindgom, Australia and any authority acting on behalf of any of them in connection with Sanctions Laws.

“Sanctions Laws” shall mean the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restructure measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

“Sanctions List” shall mean any list of prohibited persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority.

“Scheduled Term Loan Amortization Payment Amount” shall mean for any Payment Date, $18,750,000, as such amount may be reduced from time to time pursuant to Section 4.02(d). The Scheduled Term Loan Amortization Payment Amount for each Payment Date following the Initial Borrowing Date is set forth on Schedule X.

“Screen Rate” shall have the meaning provided in the definition of Eurodollar Rate.

“SEC” shall mean the Securities and Exchange Commission.

“Secured Creditors” shall mean collectively the Other Creditors together with the Lender Creditors.

“Secured Obligations” shall mean (i) the Credit Document Obligations, (ii) the Other Obligations, (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral, (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Credit Parties referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs, and (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under the Security Documents. In no event will the Secured Obligations include any Excluded Swap Obligations.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Pledge Agreement (including all joinders and supplements thereto), each General Assignment Agreement, each Assignment of Insurances, each Assignment of Interest Rate Protection Agreement, each Manager’s Undertaking, each Collateral Vessel Mortgage, each Account Control Agreement and, after the execution and delivery thereof, each additional security document executed pursuant to Section 7.11.

“Sister Company” shall have the meaning provided in Section 7.01(i).

“Specified Currency” shall have the meaning provided in Section 11.17.

“Specified Requirements” shall mean the requirements set forth in clauses (i), (vi), (viii), (ix)(a), (ix)(b) and (ix)(e) of the definition of “Collateral and Guaranty Requirements.”

“Statement of Compliance” shall mean a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

“Subsidiaries Guaranty” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% interest in Equity Interests at the time. For the avoidance of doubt, NT Suez GP LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands, and its Subsidiaries shall not be considered a “Subsidiary” for purposes of the Agreement.

“Subsidiary Guarantor” shall mean (i) each of Diamond S Shipping II LLC, DSS Vessel LLC, DSS Vessel IV LLC, Diamond S Shipping III LLC, and DSS Vessel II, LLC, and (ii) each wholly-owned direct and indirect Subsidiary of the Borrower that owns any Collateral Vessel, on a joint and several basis, each such Subsidiary to be party to the Subsidiaries Guaranty or execute a counterpart thereof after the Closing Date, and shall include any Surviving Person following a Redomiciliation.

“Substitution Vessel” shall mean a vessel which becomes a Collateral Vessel after the date hereof, which is (i) a tanker vessel, (ii) between 35,000 dwt and 330,000 dwt, (iii) double hull, (iv) not older than seven (7) years on the date it becomes a Collateral Vessel, (v) classed with an Acceptable Classification Society free of overdue recommendations and conditions affecting class, (vi) registered in an Acceptable Flag Jurisdiction, (vii) owned by a Subsidiary Guarantor and subject to a Collateral Vessel Mortgage on the date it becomes a Collateral Vessel, and (viii) if being provided in connection with a Collateral Disposition, not older than the vessel it is substituting as a Collateral Vessel.

“Swap Obligation” shall mean, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Syndication and Fee Letter” shall mean that certain Syndication and Fee Letter dated as of December 23, 2019, among the Borrower and the Lead Arrangers.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Management Agreements” shall mean, collectively, all of the technical ship management agreements with respect to the relevant Collateral Vessels and entered into with the relevant Technical Manager, each as in effect on the date hereof and without giving effect to any amendments, restatements, supplements or other modifications thereto and any other technical ship management agreement entered into in substitution of any thereof and meeting the requirements of Section 8.14(b).

“Technical Manager” shall mean (i) any of the technical managers listed on Schedule IX hereto, (ii) Capital Ship Management Corp., Diamond S Management LLC, (iii) Anglo-Eastern Shipmanagement (Singapore) Pte. Ltd., Northern Marine Group, Diamond Anglo Ship Management Pte. Ltd., Thome Ship Management, V Ships, Fleet Management Limited, Executive Ship Management Pte. Ltd. and Wallem Ship Management Limited, or (iv) one or more other technical managers selected by the Borrower and reasonably acceptable to the Required Lenders.

“Term Lender” shall mean a Lender with a Term Loan Commitment.

“Term Loan” shall have the meaning provided in Section 2.01(a).

“Term Loan Commitment” shall mean the amount set forth opposite such Lender’s name in Schedule I hereto as the same may be (x) terminated pursuant to Sections 3.02, 3.03 and/or 9, as applicable, or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.12 or 11.04(b).

“Term Loan Commitment Termination Date” shall mean December 31, 2019.

“Term Loan Facility” shall mean the senior secured term loan facility in the aggregate principal amount of up to $375,000,000 provided under this Agreement.

“Term Note” shall have the meaning provided in Section 2.05(a).

“Test Period” shall mean each period of four consecutive fiscal quarters, in each case taken as one accounting period.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Total Debt” shall mean, as to the Borrower and its Consolidated Subsidiaries at any time, the aggregate sum (without duplication) of (i) all Financial Indebtedness as reflected on the Consolidated balance sheet of the Borrower, (ii) all obligations to pay a specific purchase price for goods or services whether or not delivered or accepted (i.e., take or pay and similar obligations which in accordance with GAAP would be shown on the liability side of the balance sheet), (iii) all net obligations under interest rate swap agreements and (iv) all guarantees of non-consolidated entity obligations; provided, however, that balance sheet accruals for future drydock expenses shall not be classified as Total Debt.

“Total Net Debt” shall mean, as to the Borrower and its Consolidated Subsidiaries at any time, the aggregate sum of Total Debt less cash and Cash Equivalents then held by the Borrower and its Consolidated Subsidiaries.

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

“Total Term Loan Commitment” shall mean, at any time, the sum of the Term Loan Commitments of each of the Lenders at such time.

“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two separate Tranches, i.e., Term Loans and Revolving Loans.

“Transactions” shall mean (i) the Borrowing Date Refinancing, (ii) the entering into of the Credit Documents and the incurrence of Loans and Commitments hereunder, and (iii) the payment of fees and expenses in connection therewith.

“Transferred Collateral Vessel” shall have the meaning provided in the definition of “Flag Jurisdiction Transfer” in this Section 1.01.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, as of the most recent valuation date for the applicable Plan, by which the present value of the Plan’s benefit liabilities determined in accordance with actuarial assumptions at such time consistent with those prescribed by Section 430 of the Code and Section 303 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Cash and Cash Equivalents” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) does not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such Subsidiary, (ii) are not subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors (or, if required by law, the deposit account bank holding such accounts) and (iii) are otherwise generally available for use by the Borrower or such Subsidiary.

“Unutilized Revolving Loan Commitment” shall mean, at any time, the Total Revolving Loan Commitment at such time less the aggregate outstanding principal amount of all Revolving Loans made at such time.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares) is at the time directly or indirectly owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has directly or indirectly a 100% interest of Equity Interests at such time.

“Write-Down and Conversion Powers” shall mean,

(a)               with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; and

(b)               with respect to any other applicable Bail-In Legislation from any other relevant Governmental Authority, any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02             Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)               As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.01 shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, (v) the word “will” shall be construed to have the same meaning and effect as the word “shall”, and (vi) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to the Borrower or any other Credit Party shall be construed to include the Borrower or such Credit Party as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Credit Party, as the case may be, in any insolvency or liquidation proceeding.

(c)               The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)               The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.03             Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 2.      Amount and Terms of Credit Facilities.

2.01             The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make a term loan or term loans (each, a “Term Loan” and, collectively, the “Term Loans”) to the Borrower, which Term Loans: (i) may only be incurred pursuant to a single drawing on the Initial Borrowing Date, which shall occur after the Closing Date and prior to the Term Loan Commitment Termination Date; (ii) shall be denominated in Dollars and (iii) shall be made by each such Term Lender in an aggregate principal amount which does not exceed the Term Loan Commitment of such Term Lender on the Initial Borrowing Date (determined before giving effect on the Initial Borrowing Date to the termination thereof on such date pursuant to Section 3.03(a)). Once repaid, Term Loans incurred hereunder may not be reborrowed.

(b)               Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time after the Initial Borrowing Date, a revolving loan or revolving loans (each, a “Revolving Loan”, collectively, the “Revolving Loans”) to the Borrower, which Revolving Loans (i) shall be denominated in Dollars, (ii) may be repaid and reborrowed in accordance with the provisions hereof prior to the Maturity Date and (iii) shall not exceed for any such Lender at any time outstanding an aggregate principal amount which equals the Revolving Loan Commitment of such Lender at such time.

(c)               Notwithstanding the foregoing, in no event will the principal amount of the Term Loan Commitments and Revolving Loan Commitments on the Closing Date exceed the lesser of (A) 60% of the Appraised Value of the Collateral Vessels and (B) $525,000,000; provided that the Revolving Loan Commitments shall not exceed $150,000,000 and the Term Loan Commitments shall not exceed $375,000,000. For the avoidance of doubt, any reduction to the Total Commitment in accordance with the preceding clause (A) shall be applied pro rata between the Total Term Loan Commitment and the Total Revolving Loan Commitment.

2.02             Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date.

2.03             Notice of Borrowing. Whenever the Borrower desires to incur Loans hereunder, it shall give the Administrative Agent at the Notice Office at least three Business Days’ prior notice (or one Business Day in the case of the initial Borrowing of Term Loans after the Closing Date) of each Loan to be incurred hereunder; provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 10:00 AM (New York time) on such day. Each such written notice (the “Notice of Borrowing”), except as otherwise expressly provided in Section 2.09, shall be irrevocable and shall be given by the Borrower substantially in the form of Exhibit A, appropriately completed to specify and include:

(i)               the aggregate principal amount of the Term Loans and/or Revolving Loans to be incurred pursuant to such Borrowing,

(ii)              in the case of a Notice of Borrowing delivered in respect of the Initial Borrowing Date, the calculations required to establish whether the Borrower is in compliance with the provisions of Section 2.01(c),

(iii)             the date of such Borrowing (which shall be a Business Day),

(iv)             whether the Loans being incurred pursuant to such Borrowing shall constitute Term Loans or Revolving Loans, and

(v)              the initial Interest Period to be applicable thereto in accordance with Section 2.08.

The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

2.04             Disbursement of Funds. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Lender with a Commitment will make available its pro rata portion of each such Borrowing requested to be made on each Borrowing Date. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent and the Administrative Agent will make available to the Borrower (on such day to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (New York time) on such day) at the Payment Office, in the account specified in the applicable Notice of Borrowing, the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to each Borrowing Date that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on each Borrowing Date and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.07.

2.05             Notes. (a) The Borrower’s obligation to pay the principal of, and interest on, the Loans and Commitments made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 11.17 and shall, if requested by such Lender, also be evidenced by (i) in the case of Term Loans, a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a “Term Note” and collectively, the “Term Notes”) and (ii) in the case of Revolving Loans and Revolving Loan Commitments, a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a “Revolving Note” and, collectively, the “Revolving Notes”).

(b)               Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans and/or Commitments evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower’s obligations in respect of such Loans and/or Commitments.

(c)               Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall be delivered only to Lenders that at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans and/or Commitments to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the Credit Documents. Any Lender that does not have a Note evidencing its outstanding Loans and/or Commitments shall in no event be required to make the notations on such Note otherwise described in the preceding clause (b). At any time (including, without limitation, to replace any Note that has been destroyed or lost) when any Lender requests the delivery of a Note to evidence any of its Loans and/or Commitments, the Borrower shall promptly execute and deliver to such Lender the requested Note in the appropriate amount or amounts to evidence such Loans and/or Commitments; provided that, in the case of a substitute or replacement Note, the Borrower shall have received from such requesting Lender (i) an affidavit of loss or destruction and (ii) a customary lost/destroyed Note indemnity, in each case in form and substance reasonably acceptable to the Borrower and such requesting Lender, and duly executed by such requesting Lender.

2.06             Pro Rata Borrowings. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall only be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

2.07             Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the Borrowing Date thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Eurodollar Rate for the relevant Interest Period, each as in effect from time to time.

(b)               If the Borrower fails to pay any amount payable by it under a Credit Document on its due date, interest shall accrue on the overdue amount (in the case of overdue interest to the extent permitted by law) from the due date up to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (c) below, 2% plus the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Administrative Agent.  Any interest accruing under this Section 2.07(b) shall be immediately payable by the Borrower on demand by the Administrative Agent.

(c)                If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to such Loan:

(i)               the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)              the rate of interest applying to the overdue amount during that first Interest Period shall be 2% plus the rate which would have applied if the overdue amount had not become due.

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

(d)               Accrued and unpaid interest shall be payable (i) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (ii) on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e)               Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate in accordance with the definition thereof or, if applicable, Section 2.09(c), (d), (e) or (f) for each Interest Period applicable to the Loans and shall promptly notify the Borrower and the respective Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.08             Interest Periods. At the time the Borrower gives any Notice of Borrowing in respect of the making of any Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Loan (in the case of any subsequent Interest Period) (provided that any such notice shall be deemed to be given on a certain day only if given before 10:00 AM (New York time)), it shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an “Interest Period”) applicable to such Loan, which Interest Period shall, at the option of the Borrower, be a three month or six month period (or, solely in respect of the Revolving Credit Facility, a one month period) (or such other period as all the Lenders may agree); provided that:

(i)               all Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii)              subject to clause (iii) below, each Interest Period for any Loan after the initial Interest Period with respect thereto shall commence on the day on which the immediately preceding Interest Period applicable thereto expires;

(iii)             if any Interest Period relating to a Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv)             if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the first succeeding Business Day; provided, however, that if any Interest Period for a Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(v)              no Interest Period in respect of any Borrowing of Loans shall be selected which extends beyond the Maturity Date;

(vi)             any Interest Period commencing less than three months prior to the Maturity Date shall end on the Maturity Date;

(vii)            unless the Required Lenders otherwise agree, no Interest Period longer than three months may be selected at any time when a Default or Event of Default has occurred and is continuing;

(viii)           if, at any time, the Borrower shall select an Interest Period longer than three months, for any loan, interest shall be payable every three months and at the end of such interest period;

(ix)             no Interest Period shall be selected which extends beyond any date upon which a scheduled repayment of Loans will be required to be made under Section 4.02(a) if the aggregate principal amount of Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Loans then outstanding less the aggregate amount of such required repayment on such date; and

(x)              no more than 10 Interest Periods shall be outstanding at any time.

If upon the expiration of any Interest Period applicable to a Borrowing of Loans, the Borrower has failed to elect a new Interest Period to be applicable to such Loans as provided above, the Borrower shall be deemed to have elected a three month Interest Period to be applicable to such Loans effective as of the expiration date of such current Interest Period.

2.09             Increased Costs, Illegality, Market Disruption, etc. (a) In the event that any Lender shall have reasonably determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i)             at any time that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of, without duplication, the introduction of or effectiveness of or any Change in Law since the Closing Date in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, liquidity requirements or otherwise or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender or the entity controlling such Lender is organized or in which the principal office of such Lender or the entity controlling such Lender or such Lender’s applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04, (B) a change in official reserve requirements but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate, or (C) a change that will have the effect of increasing the amount of capital required to be maintained by such Lender, or any corporation controlling such Lender, based on the existence of such Lender’s Commitments hereunder or its obligations hereunder; or

(ii)            at any time, that the making or continuance of any Loan has been made unlawful by any law or governmental rule, regulation or order,

then, and in any such event, such Lender shall promptly give written notice to the Borrower and, in the case of clause (ii) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the Lenders). Thereafter (x) in the case of clause (i) above, the Borrower agrees (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased costs or reductions to such Lender or such other corporation and (y) in the case of clause (ii) above, the Borrower shall take one of the actions specified in Section 2.09(b) as promptly as possible and, in any event, within the time period required by law. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Lender’s determination of compensation owing under this Section 2.09(a) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.09(a), will give prompt written notice thereof to the Borrower, which notice shall set out, in reasonable detail, the basis for the calculation of such additional amounts; provided that, subject to the provisions of Section 2.11(b), the failure to give such notice shall not relieve the Borrower from its obligations hereunder.

(b)               At any time that any Loan of any Lender is affected by the circumstances described in Section 2.09(a)(i), the Borrower may, and in the case of a Loan of any Lender affected by the circumstances described in Section 2.09(a)(ii), the Borrower shall, either (x) if the affected Loan is then being made initially, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date or the next Business Day that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.09(a)(i), or (ii) or (y) if the affected Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, repay each Borrowing in connection with such affected Loan of such Lender (within the time period required by the applicable law or governmental rule, governmental regulation or governmental order) in full in accordance with the applicable requirements of Section 4.02; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.09(b).

(c)                If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of such Loan for the relevant Interest Period shall be the rate per annum which is the sum of:

(i)               the Applicable Margin; and

(ii)              the rate determined by each Lender and notified to the Administrative Agent, which expresses the actual cost to each such Lender of funding its participation in such Loan for a period equivalent to such Interest Period from whatever source it may reasonably select.

(d)               If a Market Disruption Event occurs and the Administrative Agent or the Borrower so require, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior written consent of all the Lenders and the Borrower, be binding on all parties with retroactive effect to the date of such Market Disruption Event. If no agreement is reached pursuant to this clause (d), the rate provided for in clause (c) above shall apply for the entire Interest Period.

(e)               If any Reference Bank ceases to be a Lender under this Agreement, (x) it shall cease to be a Reference Bank and (y) the Administrative Agent shall, with the approval (which shall not be unreasonably withheld) of the Borrower, nominate as soon as reasonably practicable another Lender to be a Reference Bank in place of such Reference Bank.

(f)                If (i) at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that or the Required Lenders have notified the Administrative Agent that they have determined that (x) a Market Disruption Event has arisen and such circumstances are unlikely to be temporary or (y) a Market Disruption Event has not arisen but the supervisor for the administrator of the screen rate used by the Administrative Agent pursuant to the definition of “Eurodollar Rate” or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such screen rate shall no longer be used or published for determining interest rates for loans, or (ii) the Administrative Agent determines or the Required Lenders have notified the Administrative Agent that they have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language relating to the termination of the availability of the Eurodollar Rate or the screen rate used in determining the Eurodollar Rate, are being executed or amended, as applicable to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate or the screen rate used in determining the Eurodollar Rate, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for U.S. dollar syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin).

Notwithstanding anything to the contrary in Section 11.12, any amendment resulting from a notification pursuant to clause (f)(i) shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Notwithstanding anything to the contrary in Section 11.12, any amendment resulting from a notification pursuant to clause (f)(ii) shall become effective on the date that Lenders comprising Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment.

2.10        Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation; provided that no Lender shall be required to disclose any information that would be confidential or price sensitive), for all reasonable and documented losses, expenses and liabilities (including, without limitation, any such loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans but excluding any loss of anticipated profits) which such Lender may sustain in respect of Loans made to the Borrower: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Loans does not occur on the date specified therefor in a Notice of Borrowing (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.09(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 2.09(a), Section 4.01 or Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) of any of its Loans, or assignment of its Loans pursuant to Section 2.12, occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any other Default or Event of Default arising as a result of the Borrower’s failure to repay Loans or make payment on any Note held by such Lender when required by the terms of this Agreement.

2.11       Change of Lending Office; Limitation on Additional Amounts. (a) Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.09(a), Section 2.09(b) or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage (other than any such disadvantage that is immaterial and reimbursed by the Borrower), with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.11 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Sections 2.09 and 4.04.

(b)             Notwithstanding anything to the contrary contained in Sections 2.09, 2.10 or 4.04 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within one hundred and eighty (180) days of the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual or constructive knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 2.09, 2.10 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one hundred and eighty (180) days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 2.09, 2.10 or 4.04, as the case may be. This Section 2.11(b) shall have no applicability to any Section of this Agreement other than said Sections 2.09, 2.10 and 4.04.

2.12       Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (w) upon the occurrence of any event giving rise to the operation of Section 2.09(a), Section 2.09(b) or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, as provided in Section 11.12(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Event of Default will exist immediately after giving effect to the respective replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (such Eligible Transferees, collectively, the “Replacement Lender”) reasonably acceptable to the Administrative Agent; provided that:

(i)              at the time of any replacement pursuant to this Section 2.12, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum (without duplication) of (x) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (y) an amount equal to all accrued, but unpaid, Commitment Commission owing to the Replaced Lender pursuant to Section 3.01; and

(ii)             all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.12, the Administrative Agent shall be entitled (but not obligated) and is authorized (which authorization is coupled with an interest) to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.12 and Section 11.04. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to (i) the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.09, 2.10, 4.04, 11.01, 11.17 and 11.19), which shall survive as to such Replaced Lender.

2.13        Acknowledgement and Consent to Bail-In. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender Creditor arising under any Credit Document, to the extent such liability is unsecured, may be subject to Write-Down and Conversion Powers and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers to any such liabilities arising hereunder which may be payable to it by any Lender Creditor; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)              a reduction in full or in part or cancellation of any such liability;

(ii)             a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Lender Creditor, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.

Section 3.      Commitment Commission; Reductions of Commitment.

3.01        Commitment Commission; Fees. (a) The Borrower agrees to pay the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the “Commitment Commission”) for the period from the Closing Date to and including the Maturity Date computed at a per annum rate equal to 35% of the Applicable Margin on the daily Unutilized Revolving Loan Commitments of such Non-Defaulting Lender. The accrued Commitment Commission shall be due and payable quarterly in arrears on each Payment Date, the Maturity Date and, if earlier, the date on which all Revolving Loan Commitments are terminated in full.

(b)          The Borrower shall pay (i) to the Lead Arrangers, the fees set forth in the Syndication and Fee Letter and (ii) to the Administrative Agent, for the Administrative Agent’s own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

3.02        Voluntary Termination of Commitments. (a) Upon at least three Business Days’ prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or reduce the Unutilized Revolving Loan Commitments or the Total Term Loan Commitments, in whole or in part, prior to the Maturity Date, in integral multiples of $1,000,000 in each case of partial reductions to the Unutilized Revolving Loan Commitments or the Total Term Loan Commitments; provided that, in each case, such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitments of each Lender with Revolving Loan Commitments and/or Term Loan Commitments, as applicable.

(b)         In the event of certain refusals by a Lender as provided in Section 11.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, subject to the requirements of said Section 11.12(b) and upon five Business Days’ written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), terminate all of the Commitment (if any) of such Lender so long as all Loans, together with accrued and unpaid interest, Commitment Commission and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination (at which time Schedule I hereto shall be deemed modified to reflect such changed amounts), and at such time such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.09, 2.10, 4.04, 11.01, 11.17 and 11.19), which shall survive as to such repaid Lender.

3.03       Mandatory Reduction of Commitments. (a) The Total Term Loan Commitment (and the Term Loan Commitments of each Term Lender) shall terminate in its entirety on the earlier of the Initial Borrowing Date and the Term Loan Commitment Termination Date.

(b)         The Total Revolving Loan Commitment (and the Revolving Loan Commitments of each Revolving Lender) shall terminate in its entirety on the Maturity Date.

(c)         The Total Revolving Loan Commitment (and the Revolving Loan Commitments of each Revolving Lender) shall be reduced from time to time as provided in Section 4.02.

(d)         Each reduction to, or termination of, the Total Term Loan Commitment or the Total Revolving Loan Commitment, as applicable, pursuant to this Section 3.03 shall be applied to proportionately reduce or terminate, as the case may be, the Term Loan Commitment or Revolving Loan Commitment, as applicable, of each Lender with such a Commitment.

Section 4.      Prepayments; Payments; Taxes.

4.01       Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

(i)        the Borrower shall give the Administrative Agent, prior to 10:00 AM (New York time) at its Notice Office, at least three Business Days’ prior written notice of its intent to prepay such Loans, which notice shall specify whether Term Loans or Revolving Loans shall be prepaid, and the amount of such prepayment, and the specific Borrowing or Borrowings to which such prepayments are to be applied, which notice the Administrative Agent shall promptly transmit to each of the Lenders;

(ii)       each partial prepayment of Term Loans pursuant to this Section 4.01 shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case) and each partial prepayment of Revolving Loans pursuant to this Section 4.01 shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case);

(iii)      at the time of any prepayment of Loans pursuant to this Section 4.01 which occurs on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 2.10;

(iv)      except as expressly provided in clause (v) below, each prepayment pursuant to this Section 4.01 in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Loans comprising such Borrowing, allocated among the Lenders pro rata in accordance with the principal amount of Term Loans or Revolving Loan Commitment outstanding and held by such Lender, and shall, in the case of Term Loans, be applied to the future Scheduled Term Loan Amortization Payment Amount due on the Payment Dates and the final installment (the “balloon” payment) amount of Term Loans due on the Maturity Date pro rata in accordance with the remaining outstanding principal amounts of such installments due on each Payment Date and the Maturity Date; provided that at the Borrower’s election in connection with any prepayment of Loans pursuant to this Section 4.01, such prepayment shall not, so long as no Event of Default then exists, be applied to any Loan of a Defaulting Lender until all other Loans of Non-Defaulting Lenders have been repaid in full; and

(v)       in the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 11.12(b), the Borrower may, upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender in accordance with, and subject to the requirements of, said Section 11.12(b) so long as (I) all Commitments of such Lender are terminated concurrently with such repayment pursuant to Section 4.02(d) (at which time Schedule I hereto shall be deemed modified to reflect the changed Commitments) and (II) the consents, if any, required under Section 11.12(b) in connection with the repayment pursuant to this clause (a) have been obtained.

(b)          Term Loans prepaid pursuant to this Section 4.01 may not be reborrowed, Revolving Loans prepaid pursuant to Section 4.01(a) may be reborrowed until the Maturity Date subject to compliance with the terms and conditions of this Agreement.

4.02         Mandatory Repayments and Commitment Reductions.

(a)           In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, the Borrower shall be required to repay Term Loans on each Payment Date in an amount equal to the Scheduled Term Loan Amortization Payment Amount for such Payment Date.

(b)           Subject to Section 4.06, in addition to any other mandatory repayments or commitment reductions required pursuant to this Section 4.02, but without duplication, on (i) the date of any Collateral Disposition involving a Collateral Vessel (other than a Collateral Disposition constituting an Event of Loss) and (ii) the earlier of (A) the date which is one hundred and eighty (180) days following any Collateral Disposition constituting an Event of Loss (or, if such date is not a Business Day, on the following Business Day) and (B) the date of receipt by the Borrower, any Subsidiary Guarantor or the Administrative Agent of the insurance proceeds relating to such Event of Loss (or, if such date is not a Business Day, on the following Business Day), in each case, the Borrower shall repay an aggregate principal amount of outstanding Loans (and permanently reduce the Total Revolving Loan Commitment corresponding to any Revolving Loans repaid) in an amount equal to the then aggregate outstanding principal amount of the Term Loans and Revolving Loan Commitments, multiplied by a fraction, the numerator of which is the Appraised Value of the affected Collateral Vessel and the denominator of which is the Aggregate Appraised Values (which, for the avoidance of doubt, shall include the Appraised Value of such affected Collateral Vessel).

(c)           Upon the occurrence of an Event of Default resulting from a breach of Section 8.07(d) and without duplication of the undertakings in such Section, the Borrower shall be required to immediately repay Loans (and permanently reduce the Revolving Loan Commitments for any Revolving Loans repaid) in accordance with the requirements of Section 8.07(d) in an amount required to cure such Event of Default; provided that it is understood and agreed that the requirement to repay Loans under this Section 4.02(c) shall not be deemed a waiver of any other right or remedy that any Lender may have as a result of an Event of Default resulting from a breach of Section 8.07(d).

(d)           Each repayment of Loans and reduction of Revolving Loan Commitments required by Section 2.01(c), Section 2.09(a)(ii), this Section 4.02 or Section 8.07(d)(y) shall be allocated among the Lenders pro rata in accordance with the principal amount of the Term Loans and Revolving Loan Commitments held by such Lenders, and shall be applied to the future Scheduled Term Loan Amortization Payment Amount due on the Payment Dates and the final installment amount (the “balloon” payment) of Term Loans and outstanding Revolving Loan Commitments due on the Maturity Date pro rata in accordance with the remaining outstanding principal amounts of such installments of Revolving Loan Commitments, as applicable; provided that at the Borrower’s election in connection with any prepayment of Loans pursuant to this Section 4.02, such prepayment shall not, so long as no Event of Default then exists, be applied to any Loan of a Defaulting Lender until all other Loans of Non-Defaulting Lenders have been repaid in full.

(e)           The Term Loans repaid pursuant to this Section 4.02 may not be reborrowed.

(f)           Revolving Loan Commitments reduced pursuant to Section 4.02 shall be permanently reduced and Revolving Loans prepaid in connection with such permanent reduction of Revolving Loan Commitments may not be reborrowed.

(g)          Notwithstanding anything to the contrary contained elsewhere in this Agreement (other than the other mandatory repayments and commitment reductions required pursuant to this Section 4.02), all then outstanding Loans shall be repaid in full on the Maturity Date.

(h)          For the avoidance of doubt, any proceeds received by the Borrower or any Subsidiary Guarantor from a sale, sale-leaseback transaction or other disposition of a Collateral Vessel and which are not otherwise required to be prepaid in accordance with Section 4.02(b) shall be available to the Borrower or such Subsidiary Guarantor for any use permitted by the terms of this Agreement.

4.03        Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 10:00 AM (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent or such other office in the State of New York as the Administrative Agent may hereafter designate in writing. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the first succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension; provided, however, that if any Interest Period for a Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day.

4.04        Net Payments; Taxes.

(a)          All payments made by any Credit Party hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for any Taxes imposed with respect to such payments unless required by applicable law. If applicable law requires the deduction or withholding of any Taxes from or in respect of any sum payable hereunder or under any Note, then:

(i)              the Borrower shall be entitled to make such deduction or withholding,

(ii)             the Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority, and

(iii)            in the case of any Indemnified Taxes, the Borrower agrees to pay the full amount of such Indemnified Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein or in such Note.

If any amounts are payable in respect of Indemnified Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for Taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or Governmental Authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of Taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower will use commercially reasonable efforts to furnish to the Administrative Agent within forty-five (45) days after the date of payment of any Indemnified Taxes is due pursuant to applicable law certified copies of Tax receipts evidencing such payment or other evidence of such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Indemnified Taxes so levied or imposed and paid by such Lender.

(b)           Without duplicating the payments under subsection (a) above, the Borrower agrees to pay any and all present or future stamp, court or documentary Taxes and any other excise (in the nature of a documentary or similar Tax), property, intangible, filing or mortgage recording Taxes or charges or similar levies imposed by any Governmental Authority which arise from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Note excluding (i) such amounts imposed in connection with an Assignment and Assumption Agreement, grant of a participation, transfer or assignment to or designation of a new applicable lending office or other office for receiving payments under any Note, except to the extent that any such change is requested in writing by the Borrower and (ii) the registration or presentation of a Note is mandatorily required by law (all such non-excluded Taxes described in this Section 4.04(b) being referred to as “Other Taxes”).

(c)           Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient. For the avoidance of doubt, in the case of payment that is treated as being from sources in the U.S. for U.S. federal income Tax purposes, an Internal Revenue Service Form W-8 or W-9 will not be subject to the restrictions in the prior sentence.

(d)               If the Administrative Agent or a Lender determines in its sole discretion that it has actually received or realized a refund of any Indemnified Taxes as to which it has been indemnified by a Credit Party or with respect to which such Credit Party has paid additional amounts pursuant to Section 4.04(a), it shall pay over such refund to such Credit Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under Section 4.04(a) with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined in the sole discretion of the Administrative Agent or Lender in good faith, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). In the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority, then such Credit Party, upon the written request of the Administrative Agent or such Lender, agrees to promptly repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, but without any other interest, penalties or charges) to the Administrative Agent or such Lender. Nothing in this Section 4.04(d) shall require a Lender to disclose any confidential information (including, without limitation, its Tax returns or its calculations).

(e)               If a payment made to a Lender hereunder or under any Note would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code or an intergovernmental agreement) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (e), if any applicable law requires the deduction or withholding of any Taxes from or in respect of any sum payable hereunder or upon the Note, including any Taxes imposed under FATCA, the Administrative Agent shall be entitled to make deductions or withholding. “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)           Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(a) relating to the maintenance of a Participant Register and (iii) any Taxes excluded in Section 4.04(a) attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection hereunder or with any Note, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender hereunder or under any Note or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

4.05        Application of Proceeds. (a) All monies collected by the Collateral Agent upon any sale or other disposition of the Collateral of each Credit Party, together with all other monies received by the Administrative Agent or Collateral Agent under and in accordance with this Agreement and the other Credit Documents (except to the extent (i) such monies are for the account of the Administrative Agent or Collateral Agent only or (ii) released in accordance with the applicable provisions of this Agreement or any other Credit Document) and all distributions made in respect of the Collateral in any bankruptcy, insolvency, receivership or similar proceedings, shall be applied to the payment of the Secured Obligations in accordance as follows:

(i)            first, to the payment of all amounts owing the Collateral Agent or Lender Creditor, as applicable, of the type described in clauses (iii), (iv) and (v) of the definition of “Secured Obligations”;

(ii)              second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Credit Document Obligations shall be paid to the Lenders as provided in Section 4.05(d) hereof, with each Lender receiving an amount equal to such outstanding Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Credit Document Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iii)             third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Other Obligations shall be paid to the Other Creditors as provided in Section 4.05(d) hereof, with each Other Creditor receiving an amount equal to such outstanding Other Obligations or, if the proceeds are insufficient to pay in full all such Other Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(iv)             fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement and the Credit Documents in accordance with their terms, to the relevant Credit Party or to whomever may be lawfully entitled to receive such surplus.

(b)          For purposes of this Agreement, “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Credit Document Obligations or Other Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Credit Document Obligations or Other Obligations, as the case may be.

(c)         When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 4.05 only) (i) first, to their Credit Document Obligations and (ii) second, to their Other Obligations. If any payment to any Secured Creditor would result in overpayment to such Secured Creditor in excess of its Pro Rata Share of any distribution, such excess amount shall instead be distributed in respect of the unpaid Credit Document Obligations or Other Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Credit Document Obligations or Other Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Credit Document Obligations or Other Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Credit Document Obligations or Other Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d)         All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent under this Agreement for the account of the Lender Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

(e)         For purposes of applying payments received in accordance with this Section 4.05, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under this Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative for any Other Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Credit Document Obligations and Other Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, shall be entitled to assume that no Interest Rate Protection Agreements are in existence.

(f)          It is understood and agreed that each Credit Party shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged and Liens granted by it under and pursuant to the Security Documents and the aggregate amount of the Secured Obligations of such Credit Party.

4.06       Substitution Vessel. (a) The Borrower shall not be required to repay the Loans under clauses (i) and (ii) of Section 4.02(b), provided that:

(i)       the Borrower shall have notified the Administrative Agent, prior to the receipt of proceeds from any Collateral Disposition or Event of Loss, that it intends to acquire a Substitution Vessel;

(ii)      from the date the Loans were required to have been repaid by the Borrower in accordance with Section 4.02 and until the Substitution Vessel becomes a Collateral Vessel, the Borrower shall cause the proceeds received from any Collateral Disposition or Event of Loss to be deposited as cash collateral on an account held by the Collateral Agent, subject to security documentation reasonably satisfactory in form and substance to the Collateral Agent;

(iii)     not later than ninety (90) days after the receipt of proceeds from any Collateral Disposition or Event of Loss, the Borrower or any Affiliate of the Borrower (which Affiliate shall be a Collateral Vessel Owner) shall have entered into a definitive and binding memorandum of agreement or other purchase agreement to acquire a vessel that shall become a Substitution Vessel; and

(iv)     the Borrower shall have delivered to the Administrative Agent an Appraisal of the Substitution Vessel, dated no more than thirty (30) days before the acquisition thereof, which Appraisal shall indicate that the fair market value of such Substitution Vessel is equal to or greater than the Collateral Vessel being replaced.

(b)          Immediately after the acquisition of the Substitution Vessel, the Borrower shall be in compliance with Section 8.07(d).

Section 5.     Conditions Precedent.

5.01        Conditions to Initial Borrowing Date. The obligation of each Lender to make Loans on the Initial Borrowing Date is subject to the satisfaction (or waiver) of each of the following conditions:

(a)          Closing Date. On or prior to the Initial Borrowing Date, (i) the Closing Date shall have occurred and (ii) the Borrower shall have delivered to the Administrative Agent for the account of each Lender that has requested the same, a Note executed in accordance with Section 2.05.

(b)          [Reserved].

(c)          Officer’s Certificate. The Administrative Agent shall have received certificates in form and substance reasonably acceptable to the Administrative Agent signed by an Authorized Officer of the Borrower and each Subsidiary Guarantor, with appropriate insertions, together with copies of the Organizational Documents of the Borrower and each Subsidiary Guarantor and the resolutions of the Borrower and each Subsidiary Guarantor, referred to in such certificate authorizing the consummation of the Transactions, a copy of a good standing certificate or equivalent (to the extent available in the applicable jurisdiction) of the Borrower and each Subsidiary Guarantor, a certification that the names and specimen signatures of the officers of each Credit Party authorized to sign each Credit Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder are true and correct, and, with respect to the certificate of the Borrower, certifying that the conditions set forth in Sections 5.01(e) and (h) are satisfied (to the extent that, in each case, such conditions are not required to be acceptable (reasonably or otherwise) to the Administrative Agent).

(d)              PATRIOT Act. On or prior to the second day prior to the Initial Borrowing Date, the Credit Parties shall have provided, or procured the supply of, the “know your customer” information required pursuant to the Patriot Act, to each of the Lenders and the Administrative Agent in connection with their respective internal compliance regulations thereunder or other information requested by any Lender or the Administrative Agent to satisfy related checks under all applicable laws and regulations pursuant to the transactions contemplated hereby, in each case to the extent requested by any Lender (which shall make such request through the Administrative Agent) or the Administrative Agent not later than ten (10) Business Days prior to the Initial Borrowing Date.

(e)              Material Adverse Effect. On and as of the Initial Borrowing Date, nothing shall have occurred since September 30, 2019 (and neither the Administrative Agent nor any of the Required Lenders shall have become aware of any condition or circumstance not previously known to them), which the Administrative Agent or the Required Lenders determine has had or could reasonably be expected to have a Material Adverse Effect.

(f)               Fees. On the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent, the Collateral Agent, the Lead Arrangers and the Lenders all Fees and all other reasonable fees and documented out-of-pocket costs and expenses (including, without limitation, the reasonable legal fees and expenses of White & Case LLP and other local counsel to the Administrative Agent) and other compensation due and payable on or prior to the Initial Borrowing Date, in each case, payable to the Administrative Agent, the Collateral Agent, the Lead Arrangers and the Lenders in respect of the transactions contemplated by this Agreement to the extent reasonably invoiced at least two (2) Business Days prior to the Initial Borrowing Date. All such Fees shall be deducted from the amount of the Loans to be advanced on the Initial Borrowing Date.

(g)              Solvency Certificate. On the Initial Borrowing Date, the Borrower shall cause to be delivered to the Administrative Agent a solvency certificate from an Authorized Officer of the Borrower, substantially in the form of Exhibit C, which shall be addressed to the Administrative Agent and dated as of the Initial Borrowing Date.

(h)              No Event of Default; Representations and Warranties. On and as of the Initial Borrowing Date, (i) there shall exist no Default or Event of Default and no Default or Event of Default would result from the Loans being incurred on the Initial Borrowing Date and (ii) both before and after giving effect to the Loans being incurred on the Initial Borrowing Date, all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects (although (i) any representations and warranties which expressly relate to a given date or period shall be required to be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (ii) any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects).

(i)               Process Agent. On and prior to the Initial Borrowing Date, the Credit Parties have appointed a process agent in the State of New York and the Credit Parties shall have received evidence of the acceptance of such appointment from such process agent.

(j)              Collateral and Guaranty Requirements. On or prior to the Initial Borrowing Date, the Collateral and Guaranty Requirements with respect to each Credit Party and each Collateral Vessel shall be satisfied or the Lenders shall have waived such requirements (other than the Specified Requirements) and/or conditioned such waiver on the satisfaction of such requirements within a specific period of time.

(k)             Borrowing Notice. The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.03.

(l)              Other Financial Indebtedness. After giving effect to the Transactions, neither the Borrower nor any of its Subsidiaries shall have any Financial Indebtedness, except (i) Financial Indebtedness incurred pursuant to this Agreement and the other Credit Documents, (ii) Financial Indebtedness incurred pursuant to the Other Loan Agreement and (iii) other Financial Indebtedness permitted hereunder and set forth on Schedule VIII hereto.

(m)            Beneficial Ownership Certification. On or prior to the second day prior to the Initial Borrowing Date, the Borrower shall have delivered to the Administrative Agent and each applicable Lender (through delivery to the Administrative Agent), if requested by the Administrative Agent and/or such Lender (which shall make such request through the Administrative Agent), a Beneficial Ownership Certification in relation to the Borrower.

(n)             Refinancing of the Existing Credit Agreements. Substantially concurrently with the Initial Borrowing Date, all Financial Indebtedness and other obligations of the Borrower and its Subsidiaries pursuant to each of the Existing Credit Agreements shall have been repaid in full and terminated, and all respective commitments, security interests and guarantees in connection therewith shall have been terminated and released, all to the reasonable satisfaction of the Administrative Agent.

(o)             Collateral Maintenance Test. On the Initial Borrowing Date and immediately after giving effect to the Loans incurred on such date, the Borrower shall be in compliance with Section 8.07(d).

5.02          Conditions to Each Borrowing Date After the Initial Borrowing Date. The obligation of each Lender to make Revolving Loans on each Borrowing Date following the Initial Borrowing Date is subject to the satisfaction of each of the following conditions:

(a)             No Event of Default; Representations and Warranties. On and as of each Borrowing Date, (i) there shall exist no Default or Event of Default and no Default or Event of Default would result from the Loans being incurred on such Borrowing Date and (ii) both before and after giving effect to the Loans being incurred on such Borrowing Date, all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects both before and after giving effect to such Loans with the same effect as though such representations and warranties had been made on the date of such Loans (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(b)            Borrowing Notice. The Administrative Agent shall have received the Notice of Borrowing as required by Section 2.03.

(c)            Collateral Maintenance Test. On and as of each Borrowing Date and immediately after giving effect to the Loans incurred on such date, the Borrower shall be in compliance with Section 8.07(d), based on the most recent Appraisals delivered to the Administrative Agent pursuant to Section 7.01(d).

Section 6.      Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties, after giving effect to the Transactions, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

6.01         Corporate/Limited Liability Company/Limited Partnership Status. Each Credit Party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (ii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.02         Corporate Power and Authority. Each Credit Party has the corporate or other applicable power and authority to (i) own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (ii) execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each of such Credit Documents.

6.03         Title; Maintenance of Properties. Except as permitted by Section 8.01, each Credit Party has good and indefeasible title to all properties owned by it, and in the case of the Collateral, free and clear of all Liens, other than Permitted Liens.

6.04         Legal Validity and Enforceability.

(a)           Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)            After the execution and delivery thereof and upon the taking of the actions mentioned in the immediately succeeding sentence, each of the Security Documents creates in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Credit Parties party thereto in the Collateral described therein, subject only to Permitted Liens. Subject to Sections 5.01(j) and 6.06 and the definition of “Collateral and Guaranty Requirements,” no filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings which shall have been made on or prior to the Initial Borrowing Date.

(c)            Each of the Credit Documents is or, when executed will be, in proper legal form under the laws of the Republic of the Marshall Islands, with respect to the Borrower and the laws of Hong Kong, the Republic of Liberia or the Republic of the Marshall Islands, as applicable with respect to a Collateral Vessel Owner, and any other applicable Acceptable Flag Jurisdiction for the enforcement thereof under such laws, subject only to such matters which may affect enforceability arising under the law of the State of New York. To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in Hong Kong, the Republic of Liberia or the Republic of the Marshall Islands, as applicable, and any other applicable Acceptable Flag Jurisdiction, it is not necessary that any Credit Document or any other document be filed or recorded with any court or other authority in the applicable Acceptable Flag Jurisdiction, except as have been made, or will be made, in accordance with Section 5.

(d)            None of the Credit Parties has a place of business in any jurisdiction which requires any of the Security Documents to be filed or registered in that jurisdiction to ensure the validity of the Security Documents to which it is a party unless all such filings and registrations have been made or will be made, in accordance with Section 5.

6.05          No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, will (i) contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) materially violate or result in any material breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of the material properties or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which any Credit Party is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the Organizational Documents of any Credit Party.

6.06          Governmental Approvals.

(a)            No order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which it is a party, in each case, except (x) as have been obtained or made or (y) filings or other requisite actions necessary to perfect or establish the priority of the Liens created under the Security Documents.

(b)            No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement or any of the other Credit Documents other than recording and filing fees and/or taxes which have been, or will be, paid as and to the extent due. Under the laws of the Republic of the Marshall Islands, with respect to the Borrower and the laws of Hong Kong, the Republic of the Marshall Islands and the Republic of Liberia, as applicable with respect to a Collateral Vessel Owner, the choice of the laws of the State of New York as set forth in the Credit Documents which are stated to be governed by the laws of the State of New York is a valid choice of law, and the irrevocable submission by each Credit Party to jurisdiction and consent to service of process and, where necessary, appointment by such Credit Party of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

6.07          Balance Sheets; Financial Condition; Undisclosed Liabilities.

(a)             The unaudited consolidated balance sheet of the Borrower and its Subsidiaries at September 30, 2019 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the Borrower and its Subsidiaries for the nine-month period ended on such date furnished to the Lenders prior to the Initial Borrowing Date present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby, subject to normal year-end adjustments. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.

(b)             All financial statements provided pursuant to Section 7.01(a) and Section 7.01(b) have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.

(c)             Except as fully disclosed in the balance sheets delivered pursuant to Section 6.07(a), there were, as of the date of delivery of the first balance sheets delivered pursuant to this Agreement, no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be materially adverse to the Borrower and its Subsidiaries taken as a whole.

(d)            Since September 30, 2019, there has been no Material Adverse Effect.

6.08           Litigation. There is no litigation pending or, to the knowledge of any Credit Party, threatened (i) with respect to the Credit Documents or (ii) which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

6.09          True and Complete Disclosure.

(a)            All factual information (taken as a whole) furnished by or on behalf of the Credit Parties in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents to which any Credit Party is a party) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein was, as of the date such information was furnished (or, if such information expressly relates to a specific date, as of such specific date), taken as a whole, true and accurate in all material respects and did not fail to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time as such information was provided (or, if such information expressly relates to a specific date, as of such specific date).

(b)            The projections delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions (it being understood that such financial projections are subject to uncertainties and contingencies, which may be beyond the control of the Borrower and that no assurances are given by the Borrower that the projections will be realized).

6.10          Use of Proceeds; Margin Regulations.

(a)            All proceeds of the Loans shall be used (i) to consummate the Borrowing Date Refinancing, (ii) to pay fees and expenses relating to the Transactions, and (iii) for the Borrower’s general corporate and working capital purposes.

(b)            No part of the proceeds of any Loan will be used to buy or carry any Margin Stock or to extend credit for the purpose of buying or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(c)            No proceeds of the Loans shall be made available directly or, to the knowledge of any Credit Party, indirectly, to or for the benefit of a Restricted Party in violation of Sanctions Laws nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws.

6.11          Taxes; Tax Returns and Payments.

(a)            All payments which a Credit Party is liable to make under the Credit Documents to which it is a party can properly be made without deduction or withholding for or on account of any Tax payable under any law of any relevant jurisdiction applicable as of the Initial Borrowing Date.

(b)            The Borrower and each of its Subsidiaries has timely filed with the appropriate Governmental Authorities (or obtained extensions with respect thereto) all U.S. federal income Tax returns, statements, forms and reports for Taxes and all other material U.S. and non-U.S. Tax returns, statements, forms and reports for Taxes required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries (the “Returns”). All such Returns accurately reflect in all material respects all liability for Taxes of the Borrower and its Subsidiaries as a whole for the periods covered thereby. The Borrower and each of its Subsidiaries has at all times paid, or have provided adequate reserves (in accordance with GAAP) for the payment of, all Taxes payable by them.

(c)            There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Credit Party, threatened by any authority regarding any material Taxes relating to the Borrower or any of its Subsidiaries.

(d)          As of the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of material Taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

6.12        Compliance with ERISA. (a) Except as would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate,

(i)             each Plan (and each related trust, insurance contract or fund), other than any Multiemployer Plan and each trust related to the Multiemployer Plan, is in compliance with its terms and with all applicable laws, including without limitation ERISA and the Code;

(ii)            each Plan (and each related trust, if any), other than any Multiemployer Plan and any trust related to the Multiemployer Plan, which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, or still has a remaining period of time in which to apply for or receive such letter and to make any amendments necessary to obtain a favorable determination;

(iii)           no Reportable Event has occurred;

(iv)           to the knowledge of the Borrower, no Multiemployer Plan is insolvent or in reorganization;

(v)            no Plan (other than a Multiemployer Plan) has an Unfunded Current Liability;

(vi)           each Plan (other than a Multiemployer Plan) which is subject to Section 412 of the Code or Section 302 of ERISA satisfies the minimum funding standard of such sections of the Code or ERISA, and no such Plan has applied for or received a waiver of the minimum funding standard or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 of ERISA;

(vii)          all contributions required to be made by the Borrower or any of its Subsidiaries or ERISA Affiliates with respect to a Plan subject to Title IV of ERISA have been or will be timely made (except as disclosed on Schedule V hereto);

(viii)         neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan;

(ix)            neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has received written notice from the PBGC or a plan administrator (in the case of a Multiemployer Plan) indicating that proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA;

(x)           no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan, other than a Multiemployer Plan, (other than routine claims for benefits) is pending, or, to the knowledge of the Borrower, expected or threatened;

(xi)          using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the Borrower and its Subsidiaries and ERISA Affiliates have not incurred any liabilities to any Plans which are Multiemployer Plans as a result of a complete withdrawal therefrom;

(xii)         no lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to a Plan exists and no event has occurred which could reasonably be expected to give rise to any such lien on account of any Plan (other than a Multiemployer Plan); and

(xiii)        the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare plan (as defined in Section 3(1) of ERISA and subject to ERISA) which provides post-employment health benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or other similar and applicable law).

(b)          Except as would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, (i) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been or will be timely made; (iii) neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan; and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

6.13        Subsidiaries. On and as of the Initial Borrowing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule III hereto. Schedule III hereto sets forth, as of the Initial Borrowing Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of Equity Interests of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Equity Interests or any stock appreciation or similar rights.

6.14     Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.15     Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

6.16     Pollution and Other Regulations. (a) Each of the Borrower and its Subsidiaries is in compliance with all applicable Environmental Laws governing its business, except for such failures to comply as could not reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing.

(b)       All licenses, permits, registrations or approvals required for the business of the Credit Party, as conducted as of the Initial Borrowing Date, under any Environmental Law have been secured and each Credit Party is in substantial compliance therewith, except for such failures to secure or comply as could not reasonably be expected to have a Material Adverse Effect.

(c)       Neither the Borrower nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or any of its Subsidiaries to operate any Collateral Vessel, Real Property or other facility and no event has occurred and is continuing which would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(d)       There are no Environmental Claims pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e)       There are no facts, circumstances, conditions or occurrences on or relating to any Collateral Vessel, Real Property or other facility owned or operated by the Borrower or any of its Subsidiaries that is reasonably likely (i) to form the basis of an Environmental Claim against the Borrower, any of its Subsidiaries or any Collateral Vessel, Real Property or other facility owned by the Borrower or any of its Subsidiaries, or (ii) to cause such Collateral Vessel, Real Property or other facility to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

6.17     Insurance. Schedule IV-B hereto sets forth a true and complete listing of all insurance maintained by each Credit Party with respect to the Collateral Vessels with, as of the Initial Borrowing Date, the amounts insured (and any deductibles) set forth therein.

6.18     Concerning the Collateral Vessels. The name, registered owner (which shall be a Subsidiary Guarantor), flag (which shall be in an Acceptable Flag Jurisdiction), vessel type and deadweight tonnage of each Collateral Vessel shall be set forth on Schedule VI hereto.

6.19     Money Laundering and Sanctions Laws; Corruption.

(a)       To the extent applicable, each Credit Party and its respective Subsidiaries are in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) all United States laws relating to terrorism or money laundering including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2011 (the “Executive Order”), (iii) laws related to money laundering (as defined in Article 1 of the Directive 2005/60/EF (Directive 2005/60/EC of the European Parliament and of the Council of 26 October 2005 on the prevention of the use of the financial system for the purpose of money laundering and terrorist financing) amending Council Directive 91/308, as amended from time to time), (iv) the United States Foreign Corrupt Practices Act of 1977, as amended and (v) the PATRIOT Act. No part of the proceeds of the Loans will be used by any Credit Party or any of its Subsidiaries, directly or, to the knowledge of any Credit Party or any of its Subsidiaries, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b)       No Credit Party nor any of their respective Subsidiaries, nor, to the knowledge of any Credit Party or any of its Subsidiaries, any Affiliate of any Credit Party or any of its Subsidiaries, is, or is owned or controlled by persons who are or will be after consummation of the Transactions and application of the proceeds of the Loans, the subject of any Sanctions Law administered by any Sanctions Authority, a “national” of a “designated foreign country” or a “specially designated national” within the meaning of the Regulations of the Office of Foreign Assets Control (“OFAC”), United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or is included on the Specially Designated Nationals and Blocked Persons List maintained by OFAC or any list of Persons issued by OFAC pursuant to the Executive Order at its official website or any replacement website or other replacement official publication of such list, or located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions Laws or is otherwise in violation of, any United States Federal statute or executive order concerning trade or other relations with any foreign country or any citizen or national thereof.

(c)       No Credit Party nor any of their respective Subsidiaries deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any United States anti-terrorism laws.

(d)       Each Credit Party and its Subsidiaries and their respective directors, officers and, to the knowledge of each Credit Party and its Subsidiaries after making due inquiry, employees, agents and representatives has been within the past five years and is in compliance with Sanctions Laws.

(e)           No Credit Party nor any of their respective Subsidiaries, nor their respective directors, officers or, to the knowledge of any Credit Party or any of its Subsidiaries, employees, agents or representatives (i) is a Restricted Party, or is involved in any transaction through which it is reasonably likely to become a Restricted Party; or (ii) is subject to or involved in any inquiry, claim, action, suit, proceeding or known or public investigation against it with respect to Sanctions Laws by any Sanctions Authority.

(f)            The Borrower has implemented and maintains in effect policies and procedures with respect to Sanctions Laws and anti-money laundering laws, to which policies and procedures are designed to promote compliance with Sanctions Laws and anti-money laundering laws by it, its Subsidiaries and their respective directors, officers, employees and agents and such parties are required to comply therewith.

6.20         No Immunity. The Borrower does not, nor does any other Credit Party or any of their respective properties, have any right of immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction.

6.21         Pari Passu or Priority Status. The claims of the Administrative Agent, the Collateral Agent and the Lenders against the Borrower and the other Credit Parties under this Agreement or the other Credit Documents will rank at least pari passu with the claims of (i) all unsecured creditors of the Borrower or any other Credit Party, as the case may be (other than claims of such creditors to the extent that they are statutorily preferred), and (ii) any other creditor of the Borrower and senior in priority to the claims of any creditor of any Credit Party (other than the Borrower).

6.22         Solvency; Winding-up, etc.

(a)           On and as of the Initial Borrowing Date and after giving effect to the Transactions and to all Financial Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith (i) the sum of the assets, at a fair valuation, of each Credit Party on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed their respective debts, (ii) each Credit Party on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their respective ability to pay such debts as such debts mature, and (iii) each Credit Party on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole do not have unreasonably small working capital with which to continue their respective businesses. For purposes of this Section 6.22(a), “debt” means any liability on a claim, and “claim” means (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b)           Subject to Section 8.02, neither the Borrower nor any other Credit Party has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to its knowledge and belief) threatened against any of them for the winding-up, dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of any of them or any or all of their assets or revenues nor have any of them sought any other relief under any applicable insolvency or bankruptcy law.

6.23         Completeness of Documentation. (a) The copies of the Management Agreements and any Permitted Charters delivered to the Administrative Agent are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms.

(b) There has been no material amendment, waiver or variation of any Management Agreement or Permitted Charter which would be materially adverse to the interests of the Lenders without the consent of the Administrative Agent and no action has been taken by the parties thereto which would in any way render such document inoperative or unenforceable.

6.24         No Undisclosed Commissions. There are and will be no commissions, rebates, premiums or other payments by or to or on account of any Credit Party, their shareholders or directors in connection with the Credit Facilities or the Transactions as a whole other than as disclosed to the Administrative Agent in writing.

SECTION 7.    Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Initial Borrowing Date and until the Total Commitment has terminated and the Loans and Notes (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 11.01(b) which are not then due and payable) incurred hereunder and thereunder, are paid in full:

7.01         Information Covenants. The Borrower will furnish or make available to the Administrative Agent, with sufficient copies, as applicable, for each of the Lenders:

(a)           Quarterly Financial Statements. Commencing with the fiscal quarter ending March 31, 2020, within forty-five (45) days (or, if applicable, such shorter period as the Securities and Exchange Commission shall specify for the filing of quarterly reports on Form 10-Q (or other required quarterly form) if the Borrower is required to file such a quarterly report) after the close of each quarterly accounting period in each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and cash flows, in each case prepared in accordance with GAAP for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by an Authorized Officer of the Borrower, as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes).

(b)           Annual Financial Statements. Commencing with the year ending December 31, 2019, within ninety (90) days (or, if applicable, such shorter period as the Securities and Exchange Commission shall specify for the filing of annual reports on Form 10-K (or other required annual form) if the Borrower is required to file such an annual report) after the close of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows prepared in accordance with GAAP for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Deloitte or other independent certified public accountants of recognized national standing (including shipping sector specialists) reasonably acceptable to the Administrative Agent, together with a report of such accounting firm (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP and management’s discussion and analysis of the important operational and financial developments during such fiscal year.

(c)           Projections, etc. As soon as available but not more than ninety (90) days after the end of each fiscal year ending after the Initial Borrowing Date, fiscal year cash flow projections (including a balance sheet and a statement of profit and loss and cash flow) of the Borrower and its Subsidiaries in reasonable detail for the fiscal year in which such cash flow projections are actually delivered.

(d)            Appraisal Reports. (i) At the time of delivery of the compliance certificates provided for in Section 7.01(e) required in connection with the second and fourth quarterly accounting periods in each fiscal year of the Borrower, Appraisals for each Collateral Vessel dated within thirty (30) days prior to the end of such quarterly accounting period, and (ii) at any other time within thirty three (33) days of the written request of the Administrative Agent, Appraisals for each Collateral Vessel dated no more than thirty (30) days prior to the delivery thereof, in each case, in form and substance reasonably acceptable to the Administrative Agent and from two (2) Approved Appraisers. All such Appraisals shall be conducted by, and made at the expense of, the Borrower (it being understood that the Administrative Agent may and, at the request of the Required Lenders, shall, upon notice to the Borrower, obtain such Appraisals and that the cost of all such Appraisals will be for the account of the Borrower); provided that, unless an Event of Default shall then be continuing, in no event shall the Borrower be required to pay for more than two appraisal reports from two (2) Approved Appraisers obtained pursuant to this Section 7.01(d) in any single fiscal year of the Borrower, with the cost of any such reports in excess thereof to be paid by the Lenders on a pro rata basis.

(e)           Officer’s Compliance Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit H to the effect that, to such officer’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof (in reasonable detail), which certificate shall (x) set forth the calculations required to establish whether the Borrower is in compliance with the Financial Covenants at the end of the relevant fiscal quarter or year, as the case may be and (y) certify that there have been no changes to any of Annexes A through E of the Pledge Agreement or, if later, since the date of the most recent certificate delivered pursuant to this Section 7.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (y), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Pledge Agreement) and whether the Borrower and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Pledge Agreement in connection with any such changes.

(f)          Notice of Default, Material Litigation or Event of Loss. Promptly, and in any event within five Business Days after any Credit Party obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any material litigation or governmental investigation or proceeding pending or threatened against the Borrower or any of its Subsidiaries, (iii) any Event of Loss in respect of any Collateral Vessel, (iv) any damage or injury caused by or to a Collateral Vessel in excess of $2,500,000, and (v) any material default under any Permitted Charter.

(g)           Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries has filed with the Securities and Exchange Commission (or any successor thereto) or deliver to holders of its Financial Indebtedness pursuant to the terms of the documentation governing such Financial Indebtedness (or any trustee, agent or other representative therefor). The Borrower shall timely file all reports required to be filed by it with the NYSE and the Securities and Exchange Commission or, if applicable, the NASDAQ or such other nationally recognized stock exchange as may be approved in writing by the Required Lenders.

(h)           Environmental Matters. Promptly upon, and in any event within ten (10) Business Days after, any Credit Party obtains knowledge thereof, written notice of any of the following environmental matters occurring after the Initial Borrowing Date, except to the extent that such environmental matters could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect:

(i)           any Environmental Claim pending or threatened in writing against any Credit Party or any of its Subsidiaries or any Collateral Vessel or property owned or operated or occupied by any Credit Party or any of its Subsidiaries;

(ii)          any condition or occurrence on or arising from any Collateral Vessel or property owned or operated or occupied by any Credit Party or its Subsidiaries that (a) results in noncompliance by such Credit Party or such Subsidiary with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against any Credit Party or any of its Subsidiaries or any such Collateral Vessel or property;

(iii)         any condition or occurrence on any Collateral Vessel or property owned or operated or occupied by any Credit Party or any of its Subsidiaries that could reasonably be expected to cause such Collateral Vessel or property to be subject to any restrictions on the ownership, occupancy, use or transferability by such Credit Party or such Subsidiary of such Collateral Vessel or property under any Environmental Law; and

(iv)         the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Collateral Vessel or property owned or operated or occupied by any Credit Party or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event each Credit Party shall deliver to the Administrative Agent all material notices received by such Credit Party or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA or OPA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and such Credit Party’s or such Subsidiary’s response thereto. In addition, each Credit Party will provide the Administrative Agent with copies of all material communications with any government or governmental agency and all material communications with any Person relating to any Environmental Claim of which notice is required to be given pursuant to this Section 7.01(h), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Administrative Agent or the Required Lenders.

(i)          Sanctions Matters. Promptly and in any event within five Business Days after any Credit Party obtains actual knowledge thereof, the relevant Credit Party shall supply to the Administrative Agent (i) the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws by any Sanctions Authority against it, any of its Subsidiaries, any Subsidiary of the Borrower that is a sister company of the Borrower (any such company, a “Sister Company”), any Subsidiary of a Sister Company, any of their respective direct or indirect owners, or any of their respective directors, officers, employees, agents or representatives as well as information on what steps are being taken to answer or oppose such inquiry, claim, action, suit, proceeding or investigation and (ii) that any Credit Party, any of its Subsidiaries, any Sister Company, any Subsidiary of a Sister Company or any of their respective direct or indirect owners, or any of their respective directors, officers, employees agents or representatives has become or is likely to become a Restricted Party. The Credit Parties shall not repay (or permit the repayment of) any portion of the Loan, or pay any interest thereon, from funds sourced from a Restricted Party or from any proceeds of any business directly or, to its knowledge, indirectly with, any Restricted Party.

(j)           Other Information. From time to time, such other information with respect to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries as the Administrative Agent (or the Lenders through the Administrative Agent) may reasonably request in connection with the transactions contemplated hereby.

Documents required to be delivered pursuant to Section 7.01(a), 7.01(b), 7.01(g) and/or Section (a) may be delivered electronically and, if so delivered shall be deemed furnished and delivered on the date such information (x) has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto and (y) other than with respect to documents to be delivered pursuant to Section 7.01(g), the Administrative Agent shall have been notified thereof, such notification which shall be deemed to be received by the Administrative Agent with respect to the documents required to be delivered pursuant to Section 7.01(a), 7.01(b) and/or Section (a) upon delivery of the Compliance Certificate pursuant to Section 7.01(e); provided that upon request of the Administrative Agent (acting on the instructions of the Required Lenders), the Borrower shall deliver copies (by e-mail, telecopier or otherwise at Borrower’s election under Section 11.03) of such documents to the Administrative Agent until a written request to cease delivering copies is given by the Administrative Agent (acting on the instructions of the Required Lenders). Notwithstanding anything to the contrary herein, in every instance, the Borrower shall be required to provide copies of the Compliance Certificate required by Section 7.01(e) to the Administrative Agent and each of the Lenders and no such public filings shall be deemed to be a substitute therefor.

7.02         Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity in all material respects with generally accepted accounting principles and all requirements of law, shall be made of all dealings and transactions in relation to its business. The Borrower will, and will cause each Credit Party to, permit officers and designated representatives of the Administrative Agent and the Lenders as a group to visit and inspect, during regular business hours and under guidance of officers of the Borrower or any Credit Party, any of the properties of any Credit Party, and to examine the books of account of such Credit Party and discuss the affairs, finances and accounts of such Credit Party with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may request; provided that, unless an Event of Default exists and is continuing at such time, the Administrative Agent and the Lenders shall not be entitled to request more than two such visitations and/or examinations in any fiscal year of the Borrower.

7.03         Maintenance of Property; Insurance. The Borrower will, and will cause each Credit Party to, (i) keep all material property necessary to its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) maintain insurance with respect to property that is not Collateral Vessels in at least such amounts and against at least such risks as are in accordance with normal industry practice for similarly situated insureds, (iii) maintain the Required Insurance with respect to the Collateral Vessels at all times, and (iv) furnish to the Administrative Agent, at the written request of the Administrative Agent, a complete description of the material terms of insurance carried, or, at the Borrower’s option, copies of such policies.

7.04         Corporate Franchises. The Borrower will, and will cause each Credit Party to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents (if any) used in its business; provided that nothing in this Section 7.04 shall prevent (i) sales or other dispositions of assets, consolidations or mergers by or involving any Credit Party which are permitted in accordance with Section 8.02 or (ii) the abandonment by any Credit Party of any rights, franchises, licenses and patents that could not be reasonably expected to have a Material Adverse Effect.

7.05          Compliance with Statutes, etc. The Borrower will, and will cause each Credit Party to:

(a)            comply with all laws or regulations: (i) applicable to their business, except when the failure to comply could not reasonably be expected to have a Material Adverse Effect and (ii) applicable to each Collateral Vessel, its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions Laws and the laws of the Flag Jurisdiction;

(b)            obtain, comply with and do all that is necessary to maintain in full force and effect any approvals required by any Environmental Law; and

(c)            without limiting paragraph (a) above, not employ any Collateral Vessel nor allow its employment, operation or management in any manner contrary to any applicable law or regulation including but not limited to the ISM Code, the ISPS Code, all applicable Environmental Laws and all applicable Sanctions Laws.

7.06         Compliance with Environmental Laws. (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the ownership or use of any Collateral Vessel or property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, pay or cause to be paid within a reasonable time period all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and keep or cause to be kept all such Collateral Vessel or property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on or from any Collateral Vessel or property now or hereafter owned or operated or occupied by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any ports or property except in material compliance with all applicable Environmental Laws and as reasonably required by the trade in connection with the operation, use and maintenance of any such property or otherwise in connection with their businesses.

(b)            The Borrower will, and will cause each other Credit Party to, ensure that any scrapping of a Collateral Vessel carried out while such Collateral Vessel is owned and controlled by the Borrower or such other Credit Party shall be conducted in compliance with Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC (Text with EEA relevance) and the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009, in each case, as supplemented with future guidelines in connection with such regulation or convention, as applicable. Each Collateral Vessel Owner shall use reasonable efforts to obtain and to maintain a green passport notification (based on the IHM) for the Collateral Vessels from an Acceptable Classification Society.

7.07         ERISA. (a) As soon as reasonably possible and, in any event, within ten (10) days after the Borrower or any of its Subsidiaries knows or has reason to know of the occurrence of any of the following that could reasonably be expected to result in a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower setting forth the details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or any ERISA Affiliate is required or proposes to take:

(i)            that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Administrative Agent a certificate concerning such event pursuant to the next clause hereof); or

(ii)           that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (which is not waived), and an event described in subsection ..62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following thirty (30) days; or

(iii)          that a Plan (other than a Multiemployer Plan) has failed to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, or an application has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 of ERISA with respect to a Plan (other than a Multiemployer Plan); or

(iv)          that any contribution required to be made by the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to a Plan subject to Title IV of ERISA or by the Borrower or any of its Subsidiaries with respect to a Foreign Pension Plan has not been timely made; or

(v)           that a Plan has been terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; or

(vi)          that the Borrower or any of its Subsidiaries or any ERISA Affiliate has received written notice from the PBGC or a plan administrator (in the case of a Multiemployer Plan) indicating that proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; or

(vii)         that the Borrower or any of its Subsidiaries or any ERISA Affiliate has any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 4975 of the Code.

(b)          The Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it, and shall monitor that all other Foreign Pension Plans into which it makes payments, obtain or retain (as applicable) registered status under and as required by applicable law and are administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not be reasonably likely to result in a Material Adverse Effect.

7.08        End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) each of its and its Subsidiaries’ fiscal years to end on the last Business Day of December of each year; and (ii) each of its and its Subsidiaries’ fiscal quarters to end on the last Business Day of March, June, September and December of each year.

7.09         Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument (including, without limitation, the Credit Documents) by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.10         Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.01; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto in accordance with GAAP.

7.11         Further Assurances. (a) The Borrower, and each other Credit Party, agrees that at any time and from time to time, at the expense of the Borrower or such other Credit Party, it will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary, or that the Administrative Agent may reasonably require, to perfect and protect any Lien granted or purported to be granted hereby or by the other Credit Documents, or to enable the Collateral Agent to exercise and enforce its rights and remedies with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will execute, if required, and file, or cause to be filed, such financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), or amendments thereto, such amendments or supplements to the Collateral Vessel Mortgages (including any amendments required to maintain Liens granted by such Collateral Vessel Mortgages), and such other instruments or notices, as may be reasonably necessary, or that the Administrative Agent may reasonably require, to protect and preserve the Liens granted or purported to be granted hereby and by the other Credit Documents.

(b)            The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any other Credit Party, where permitted by law. The Collateral Agent will promptly send the Borrower a copy of any financing or continuation statements which it may file without the signature of the Borrower and the filing or recordation information with respect thereto.

(c)           If at any time any Subsidiary of the Borrower owns a Collateral Vessel and such Subsidiary has not otherwise satisfied the Collateral and Guaranty Requirements, the Borrower will cause such Subsidiary to satisfy the Collateral and Guaranty Requirements with respect to each relevant Collateral Vessel as such Subsidiary would have been required to satisfy pursuant to Section 5.01 of this Agreement had such Subsidiary been a Credit Party on the Closing Date.

(d)       At the reasonable written request of any counterparty to an Interest Rate Protection Agreement entered into after the Closing Date (to the extent permitted under this Agreement to be entered into and secured) with one or more Lenders or any Affiliate thereof (even if, after the entry into such Interest Rate Protection Agreement, the respective Lender subsequently ceases to be a Lender for any reason), the applicable Credit Party and, at the written direction of the Collateral Agent, the mortgagee, shall promptly execute an amendment to each Collateral Vessel Mortgage adding obligations under such Interest Rate Protection Agreement as an additional secured obligation under each Collateral Vessel Mortgage (and allowing such obligations to be secured on such basis as set forth in this Agreement or in the Pledge Agreement), and cause the same to be promptly and duly recorded, and such amendment shall be in form and substance reasonably satisfactory to the Collateral Agent.

7.12      Deposit of Earnings. (a)  Each Credit Party will cause the earnings derived from each of the respective Collateral Vessels, to the extent constituting Earnings and Insurance Collateral, to be deposited by the respective account debtor in respect of such earnings into an Earnings Account (it being understood that, absent an Event of Default (and, solely with respect to Section 8.07(d), a Default), the Credit Parties shall have full control of the funds within the Earnings Accounts). Without limiting any Credit Party’s obligations in respect of this Section 7.12, each Credit Party agrees that, in the event it receives any earnings constituting Earnings and Insurance Collateral, or any such earnings are deposited into an account other than an Earnings Account, it shall promptly deposit all such proceeds into the Earnings Account.

7.13      Ownership of Subsidiaries and Collateral Vessels. (a)  The Borrower will directly (or indirectly through a Wholly-Owned Subsidiary of the Borrower), own 100% of the Equity Interests in each Subsidiary Guarantor.

(b)       The Borrower shall cause each Subsidiary Guarantor, to at all times, be directly wholly-owned by one or more Credit Parties.

(c)        The Borrower will cause each Collateral Vessel to be owned at all times by a single Subsidiary Guarantor that owns no other Collateral Vessels.

7.14     Citizenship; Flag of Collateral Vessel; Collateral Vessel Classifications; Operation of Collateral Vessels. (a) Each Credit Party which owns or operates a Collateral Vessel will be qualified to own and operate such Collateral Vessel under the laws of its flag jurisdiction as of the Closing Date, or another Acceptable Flag Jurisdiction, in each case in accordance with the terms of the related Collateral Vessel Mortgage; provided that the Collateral and Guaranty Requirements are satisfied with respect to such Collateral Vessel. Notwithstanding the foregoing, any Credit Party may transfer a Collateral Vessel to an Acceptable Flag Jurisdiction pursuant to the requirements set forth in the definition of “Flag Jurisdiction Transfer”.

(b)        Each Credit Party which operates a Collateral Vessel will (i) comply with and satisfy in all material respects all applicable Legal Requirements of the Flag Jurisdiction of such Collateral Vessel, now or hereafter from time to time in effect, in order that such Collateral Vessel shall continue to be documented pursuant to the laws of such Flag Jurisdiction with such endorsements as shall qualify such Collateral Vessel for participation in the trades and services to which it may be dedicated from time to time or (ii) not do or allow to be done anything whereby such documentation is or could reasonably be expected to be forfeited.

(c)       Other than as a result of damage or casualty, each Credit Party which operates a Collateral Vessel will keep such Collateral Vessel in a good and sufficient state of repair consistent with the ship-ownership and management practice employed by first class owners of vessels of similar size and type and so as to ensure that each Collateral Vessel is classified in the class available for vessels of its age and type with an Acceptable Classification Society, free of any overdue conditions or recommendations affecting the seaworthiness of such Collateral Vessel; provided that if the classification of any of the Collateral Vessels shall be subject to any such recommendations, each Credit Party which operates such Collateral Vessel will, upon the reasonable request of the Administrative Agent, provide a written report to the Administrative Agent describing the recommendations and assessing the steps required to be taken to prevent such recommendations from becoming overdue recommendations.

(d)        Each Credit Party which operates a Collateral Vessel will (i) make or cause to be made all repairs to or replacement of any damaged, worn or lost parts or equipment such that the value of such Collateral Vessel will not be materially impaired and (ii) except as otherwise contemplated by this Agreement, not remove any material part of, or item of, equipment owned by the Credit Parties installed on such Collateral Vessel except in the ordinary course of the operation and maintenance of such Collateral Vessel unless (x) the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Lien (other than Permitted Liens) in favor of any Person other than the Collateral Agent and becomes, upon installation on such Collateral Vessel, the property of the Credit Parties and subject to the security constituted by the Collateral Vessel Mortgage or the Pledge Agreement or (y) the removal will not materially diminish the value of such Collateral Vessel.

(e)      Each Credit Party which operates a Collateral Vessel will submit such Collateral Vessel to such periodical or other surveys as may be required for classification purposes and, upon the written request of the Collateral Agent, supply to the Collateral Agent copies of all survey reports and classification certificates issued in respect thereof.

(f)       Each Credit Party which operates a Collateral Vessel will promptly pay and discharge all tolls, dues, taxes, assessments, governmental charges, fines, penalties, debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens (other than Permitted Liens) on, or claims enforceable against, such Collateral Vessel other than any of the foregoing being contested in good faith and diligently by appropriate proceedings, and, in the event of arrest of any Collateral Vessel pursuant to legal process, or in the event of its detention in exercise or purported exercise of any such Lien or claim as aforesaid, procure, if possible, the release of such Collateral Vessel from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require.

(g)       Each Credit Party which operates a Collateral Vessel will maintain, or cause to be maintained by the charterer or lessee of any Collateral Vessel, a valid Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Federal Water Pollution Control Act to the extent that such certificate may be required by applicable Legal Requirements for any Collateral Vessel and such other similar certificates as may be required in the course of the operations of any Collateral Vessel pursuant to the International Convention on Civil Liability for Oil Pollution Damage of 1969, or other applicable Legal Requirements.

(h)       Each Credit Party which operates a Collateral Vessel will cause such Collateral Vessels to be managed by the Technical Manager and the Commercial Manager; provided that nothing herein shall be construed so as to prohibit a Technical Manager or a Commercial Manager from sub-contracting its management duties.

(i)       (i) On the Initial Borrowing Date, each Commercial Manager and/or Technical Manager that is an Affiliate of the Borrower will execute a manager’s undertaking in a form consistent with market practice in ship finance transactions in favor of the Collateral Agent in a form and substance reasonably acceptable to the Collateral Agent and (ii) on and after the Initial Borrowing Date, the Borrower will use commercially reasonable efforts to cause each Technical Manager that is not an Affiliate of the Borrower to execute a manager’s undertaking in a form consistent with market practice in ship finance transactions in favor of the Collateral Agent in a form and substance reasonably acceptable to the Collateral Agent (each, a “Manager’s Undertaking”).

7.15     Use of Proceeds. The Borrower and its Subsidiaries will use the proceeds of the Loans only as provided in Section 6.10.

7.16     Charter Contracts. In connection with any Permitted Charter having an indicated duration exceeding thirty (30) months (including any optional extensions or renewals), the applicable Credit Party shall, at its own cost and expense, promptly and duly execute and deliver to the Collateral Agent an assignment of such charter contract, and the charterer under such contract a notice of assignment of charters in respect of such charter contract (if permitted thereunder) substantially in the form set forth in the General Assignment Agreement, and will use its commercially reasonable efforts to cause the charterer under such charter contract to execute and deliver to the Collateral Agent a consent to such assignment in form and substance reasonably satisfactory to the Administrative Agent.

7.17     Separate Existence. The Borrower will, and will cause each Credit Party to:

(a)        maintain its books and financial records separate and distinct from those of the other Credit Parties; and

(b)        observe all requisite organizational procedures and formalities.

7.18      Sanctions. Each Credit Party shall ensure that none of it, nor any of its directors or officers, and shall use its best efforts to ensure that none of its employees, agents or representatives, Subsidiaries or any other person acting on any of their behalf is or will become a Restricted Party.

7.19      Beneficial Ownership Regulation. Promptly following any request by the Administrative Agent therefor, the Borrower shall provide information and documentation reasonably requested by the Administrative Agent or any Lender (which shall make such request through the Administrative Agent) for purposes of compliance with the Beneficial Ownership Regulation.

7.20       Poseidon Principles. The Borrower shall, upon the request of any Lender which is a signatory to the Poseidon Principles at the time of such request, on or before 31 July in each calendar year, supply or procure the supply to the Administrative Agent (for transmission to all Lenders) of all information necessary in order for such Lender to comply with its obligations under the Poseidon Principles in respect of the preceding calendar year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with regulation 22A of Annex VI and any Statement of Compliance, in each case relating to each Collateral Vessel for the preceding calendar year, provided that no Lender shall publicly disclose such information with the identity of the relevant Collateral Vessel without the prior written consent of the Borrower and, for the avoidance of doubt, such information shall be confidential Information as defined in and for purposes of Section 11.15 but the Borrower acknowledges that, in accordance with the Poseidon Principles, such Information will form part of the information published regarding the applicable Lender’s portfolio climate alignment.

SECTION 8.   Negative Covenants. The Borrower hereby covenants and agrees that on and after the Closing Date and until the Total Commitment has terminated and the Loans and Notes (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 11.01(b) which are not then due and payable) incurred hereunder and thereunder, are paid in full:

8.01      Liens. The Borrower will not, and will not permit any of the Credit Parties to, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral, whether now owned or hereafter acquired, or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral (including sales of accounts receivable with recourse to any Credit Party); provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(a)          inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(b)         Liens imposed by law, which were incurred in the ordinary course of business and do not secure Financial Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Collateral and do not materially impair the use thereof in the operation of the business of any Credit Party or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Collateral subject to any such Lien;

(c)         Liens created pursuant to the Security Documents;

(d)        Liens arising out of judgments, awards, decrees or attachments with respect to which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review; provided that the aggregate amount at any time of all such judgments, awards, decrees or attachments shall not exceed $5,000,000;

(e)         Liens in respect of seamen’s wages, chartering operations, drydocking and maintenance which are not past due and other maritime Liens on a Collateral Vessel arising in the ordinary course of business up to an aggregate amount at any time not to exceed $1,000,000 for such Collateral Vessel and $10,000,000 in the aggregate for all Collateral Vessels, which are for amounts (x) not more than thirty (30) days past due or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Collateral subject to any such Lien;

(f)        Permitted Charters;

(g)        Liens granted in favor of the Administrative Agent, its branches and/or its Affiliates or any other deposit bank where an Earnings Account is located pursuant to the account agreement or agreements establishing the Earnings Accounts;

(h)        Liens which rank after the Liens created by the Security Documents to secure the performance of bids, tenders, bonds or contracts; provided that (i) such bids, tenders, bonds or contracts directly relate to the Collateral Vessels, are incurred in the ordinary course of business and do not relate to the incurrence of Financial Indebtedness for borrowed money, and (ii) at any time outstanding, the aggregate amount of Liens under this clause (h) shall not secure obligations in excess of $1,000,000; and

(i)         Liens for salvage or general average for amounts which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted if adequate reserves with respect thereto are maintained on the books of the applicable Credit Party in accordance with GAAP.

8.02      Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into, any transaction of merger or consolidation, or convey, sell, lease, charter or otherwise dispose of all or substantially all of the Borrower’s assets (determined on a consolidated basis) or any of the Collateral, or enter into any sale-leaseback transactions involving all or substantially all of the Borrower’s assets (determined on a consolidated basis) or any of the Collateral, except that:

(a)       any Credit Party which owns or operates a Collateral Vessel may sell, lease or otherwise dispose of any vessel (or 100% of the Equity Interests of the Subsidiary that owns such vessel); provided that, with respect to a sale, sale-leaseback transaction or other disposition of a Collateral Vessel (or 100% of the Equity Interests of the Subsidiary that owns such Collateral Vessel), (i) such sale is made at fair market value or pursuant to a sale-leaseback transaction (taking into consideration the Appraisals most recently delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 7.01(d) or delivered at the time of such sale to the Administrative Agent by the Borrower), (ii) 100% of the consideration in respect of such sale, sale-leaseback transaction or other disposition shall consist of cash or Cash Equivalents received by the Credit Party which owned such Collateral Vessel, on the date of consummation of such sale, sale-leaseback transaction or other disposition (iii) the net cash proceeds of such sale, sale-leaseback transaction or other disposition shall be applied as required by Section 4.02, to repay the Loans, (iv) no Default or Event of Default shall exist at such time and (v) before and after giving effect to any sale of a Collateral Vessel (or such Equity Interests), sale-leaseback transaction or other disposition, the Borrower shall be in compliance with the Financial Covenant set forth in Section 8.07(d);

(b)       (i) any Credit Party may transfer assets or lease to or acquire or lease assets from any other Credit Party and (ii) (A) the Borrower or any Subsidiary of the Borrower (other than a Subsidiary Guarantor) may transfer assets or lease to or acquire or lease assets from the Borrower or any other Subsidiary of the Borrower (other than a Subsidiary Guarantor), (B) any Subsidiary of the Borrower (other than a Subsidiary Guarantor) may be merged into any Subsidiary of the Borrower (other than a Subsidiary Guarantor) or (C) any Credit Party may be merged into the Borrower, in each case so long as (x) all actions necessary or appropriate to preserve, protect and maintain the security interest and Lien of the Collateral Agent in any Collateral held by any Person involved in any such transaction are taken to the satisfaction of the Administrative Agent and (y) no Default or Event of Default exists after giving effect thereto;

(c)        following a Collateral Disposition permitted by this Agreement, the Subsidiary Guarantor that owned the Collateral Vessel that is the subject of such Collateral Disposition may dissolve (or the equivalent); provided that (x) the net cash proceeds of such Collateral Disposition shall be applied to repay the Loans as required by Section 4.02, (y) all of the proceeds of such dissolution shall be paid only to the Borrower or a Subsidiary Guarantor and (z) no Event of Default is continuing at the time of such dissolution;

(d)        any Collateral Vessel Owner may enter into a Permitted Charter with respect to such Collateral Vessel;

(e)        the Borrower and its Subsidiaries may make dispositions made in the ordinary course of trading of the disposing entity (excluding dispositions of Collateral Vessels or other Collateral) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

(f)        any Redomiciliation shall be permitted; provided that (i) the Borrower shall have delivered to the Administrative Agent a notice (the “Redomiciliation Notice”) no less than thirty (30) days (or such shorter period as the Administrative Agent may reasonably agree) prior to the consummation of the proposed Redomiciliation, (ii) no Default or Event of Default shall have occurred or be continuing both immediately before and after giving effect to such Redomiciliation, (iii) the Borrower shall have delivered to the Collateral Agent, a supplement to Annex A, Annex B, Annex C, Annex D and/or Annex E to the Pledge Agreement, as applicable, and Schedule I to the General Assignment Agreement which shall correct all information contained therein after giving effect to such Redomiciliation, (iv) the Credit Parties shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect (to at least the same extent as in effect immediately prior to such Redomiciliation) and shall be in compliance with the Collateral and Guaranty Requirements, (v) the Borrower shall have delivered to the Administrative Agent, customary legal opinions, reasonably satisfactory in form, scope and substance to the Administrative Agent, of one or more counsel reasonably satisfactory to the Administrative Agent, addressing such matters in connection with the Redomiciliation as the Administrative Agent or any Lender may reasonably request, (vi) the Administrative Agent is satisfied that the rights and remedies of the Lenders under the Loan Documents are not impaired in any material respect (including the ability to enforce such rights and remedies thereunder and the value of any claims under the Subsidiaries Guaranty), and (vii) the Borrower shall have delivery to any Lender such documentation or information as may be requested by such Lender in accordance with Section 11.20 in connection with such Redomiciliation;

(g)         the Borrower and its Subsidiaries may make dispositions of assets (other than the Collateral Vessels or other Collateral) owned by them in exchange for other assets comparable or superior as to type and value; and

(h)         the Borrower may consolidate or merge, with the prior written consent of the Required Lenders (such consent not to be unreasonably withheld), with any other Person if (A) at the time of such transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (or would arise after giving effect to such transaction), (B) the surviving entity in such transaction shall be the Borrower, (C) such Person is in the same or related business as the Credit Parties that is otherwise permitted by Section 8.11, (D) at the time of such transaction, the Borrower shall be in pro forma compliance with the Financial Covenants, (E) all representations and warranties set forth in Section 6 and in each other Credit Document shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality, in all respects) on and as of the date of such transaction, (F) the Collateral and Guaranty Requirements are satisfied after giving effect to such transaction and (G) the Borrower shall have delivered to the Administrative Agent, not less than thirty (30) Business Days in advance of such consolidation or merger, an officer’s certificate signed by an Authorized Officer, certifying compliance with preceding clauses (A) through (F) (and setting forth in reasonable detail calculations demonstrating compliance with preceding clause (D)).

To the extent the Required Lenders waive the provisions of this Section 8.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by Sections 8.02(a), such Collateral (unless sold to the Borrower or a Subsidiary of the Borrower) shall be sold free and clear of the Liens created by the Security Documents (which Liens shall be automatically released), and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

8.03      Restricted Payments. Except as set forth in the last sentence of this Section 8.03, the Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare, pay or make any Restricted Payment, except that the Borrower may declare and pay dividends or make other distributions to its equity holders (including, for the avoidance of doubt, stock buy-backs); provided that each of the following conditions is met at the time of declaration and at the time of payment (and the Borrower shall have certified in writing to the Administrative Agent that such conditions are met and supplied to the Administrative Agent calculations to back-up such conclusions as is satisfactory to the Administrative Agent):

(a)         the unaudited Consolidated financial statements of the Borrower for the fiscal quarter to which such Restricted Payment relates shall be provided to the Administrative Agent;

(b)         no Event of Default (and, solely with respect to Section 8.07(d), no Default) has occurred and is continuing at the time of such declaration or payment or would occur as a consequence of the declaration or payment of a dividend or other payment contemplated in this Section 8.03; and

(c)         dividends payable with respect to any fiscal quarter do not exceed an amount equal to 50% of the Adjusted Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for the fiscal quarter immediately prior to the fiscal quarter in which such dividend is declared.

The limitations on the declaration or payment of any dividend, or distribution on, or payment contemplated in this Section 8.03 shall not apply to any such declaration or payment of any dividend, or distribution on, or payment by any Subsidiary of the Borrower to the Borrower.

8.04      Financial Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Financial Indebtedness, except that:

(a)       The Borrower and each Subsidiary Guarantor may incur and remain liable for the Financial Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(b)         the Borrower and each Subsidiary Guarantor may incur and remain liable for intercompany Financial Indebtedness permitted pursuant to Section 8.05(b) and the Borrower’s Subsidiaries (other than any Subsidiary Guarantor) may incur and remain liable for intercompany Financial Indebtedness permitted pursuant to Section 8.05(d);

(c)     the Borrower and each Subsidiary Guarantor may incur Financial Indebtedness in connection with the purchase of ballast water treatment equipment for any vessel owned by the Borrower or any of its Subsidiaries; provided that (i) the terms and conditions of such Financial Indebtedness shall be reasonably satisfactory to the Administrative Agent and (ii) the aggregate principal amount of Financial Indebtedness incurred pursuant to this Section 8.04(b) shall not exceed $1,000,000 in respect of each Collateral Vessel;

(d)      the Borrower and each Subsidiary Guarantor may remain liable for Financial Indebtedness in connection with the Other Loan Agreement, and other Financial Indebtedness permitted hereunder and set forth on Schedule VIII hereto; and

(e)      the Borrower (but not any Subsidiary Guarantor) may incur and remain liable for Financial Indebtedness not otherwise permitted under this Section 8.04 so long as (i) no Default or Event of Default exists at the time of such incurrence and after giving effect thereto and (ii) the Borrower and its Subsidiaries shall be in pro forma compliance with the Financial Covenants both before and after giving effect to such Financial Indebtedness.

8.05      Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any Equity Interests in, or make any capital contribution to any other Person (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

(a)       the Borrower and the Subsidiary Guarantors may acquire and hold accounts receivable owing to any of them;

(b)       the Borrower and the Subsidiary Guarantors may make Investments among themselves; provided that (x) any loans or advances by or to the Borrower or any Subsidiary Guarantors pursuant to this Section 8.05(b) shall be subordinated to the Obligations of the respective Credit Party pursuant to written subordination provisions substantially in the form of Exhibit I and (y) the Collateral and Guaranty Requirements shall be satisfied at all times;

(c)        Investments by the Borrower and the Subsidiary Guarantors in Interest Rate Protection Agreements to the extent permitted by Section 8.15;

(d)        the Borrower’s Subsidiaries (other than any Subsidiary Guarantor) may establish new Subsidiaries and make Investments among themselves;

(e)         Investments pursuant to any Redomiciliation shall be permitted to the extent required in order to implement such Redomiciliation;

(f)         Investments and capital expenditures by the Credit Parties related to the use, operation, trading, repairs and maintenance work on Collateral Vessels or improvements to Collateral Vessels; and

(g)       the Borrower and its Subsidiaries (other than any Subsidiary Guarantor) may make Investments not otherwise permitted by this Section 8.05 so long as (i) no Event of Default shall have occurred and be continuing and (ii) the Borrower and its Subsidiaries are in pro forma compliance with the Financial Covenants both before and after giving effect to such Investments.

For the avoidance of doubt, no Investment shall be made available, directly or indirectly, to or for the benefit of a Restricted Party in violation of Sanctions Laws nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws.

8.06      Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such Person, other than on terms and conditions no less favorable to such Person as would be obtained by such Person at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that:

(a)        Restricted Payments may be paid to the extent provided in Section 8.03;

(b)            loans and Investments may be made and other transactions may be entered into between the Borrower and its Subsidiaries to the extent not prohibited by Sections 8.04 and 8.05;

(c)            the Borrower and its Subsidiaries may pay customary director’s fees;

(d)           the Borrower and its Subsidiaries may enter into employment agreements or arrangements with their respective officers and employees in the ordinary course of business;

(e)            in lieu of Overhead Expenses incurred by the Borrower and its Subsidiaries, the Borrower and its Subsidiaries may pay amounts to one or more Affiliates in exchange for the provision of Overhead Expenses in respect of the Borrower and its Subsidiaries (so long as the cost paid by the Borrower and its Subsidiaries is fair and reasonable); and

(f)             the Borrower or any other Credit Party may enter into and perform the Management Agreements.

The Borrower will not pay any fees or other amounts to its Affiliates other than as permitted by Section 8.03 and this Section 8.06.

8.07          Financial Covenants.

(a)            Minimum Liquidity. The Borrower and its Consolidated Subsidiaries shall maintain, at all times, commencing on the Initial Borrowing Date, Unrestricted Cash and Cash Equivalents in an amount no less than the greater of (x) $50,000,000 or (y) an amount equal to 5% of the Total Debt of the Borrower and its Consolidated Subsidiaries.

(b)            Maximum Leverage Ratio. The Borrower and its Consolidated Subsidiaries will not permit the Leverage Ratio to be greater than 0.65 to 1.00 at any time. The Leverage Ratio shall be tested on the last day of any Test Period, commencing with the Test Period ending December 31, 2019.

(c)            Minimum Working Capital. The Borrower and its Consolidated Subsidiaries will not permit (a) Current Assets minus (b) Current Liabilities, to be less than $0 at any time. For purposes of this calculation, (i) “Current Assets” means the amount of the current assets of the Borrower and its Consolidated Subsidiaries as shown in the latest financial statements delivered pursuant to Section 7.01, and (ii) “Current Liabilities” means the amount of the current liabilities of the Borrower and its Consolidated Subsidiaries (which, for purposes of this Section 8.07(c) shall not include liabilities of the Borrower and its Consolidated Subsidiaries maturing within six (6) months of the relevant testing date) as shown in the latest financial statements delivered pursuant to Section 7.01.

(d)            Collateral Maintenance. The Borrower will not permit, at all times, the sum of (i) the Aggregate Appraised Value of the Collateral Vessels which have not been sold, transferred, lost or otherwise disposed of (it being understood that permitted chartering arrangements do not constitute disposals for this purpose) and (ii) the fair market value of any Additional Collateral to fall below an amount that is equal to or less than 135% of the aggregate outstanding principal amount of the Term Loans and Revolving Loans (but not to include, for the avoidance of doubt, any unutilized Revolving Loan Commitment); provided that any non-compliance with this Section 8.07(d) shall not constitute an Event of Default (but shall constitute a Default), so long as within thirty (30) days of the occurrence of such non-compliance, the Borrower shall either (x) post Additional Collateral (and shall during such period, and prior to satisfactory completion thereof, be diligently carrying out such actions) or (y) prepay Loans pursuant to Section 4.02(c) in an amount sufficient to cure such non-compliance.

(e)             Changes to GAAP. If at any time after the Closing Date, the GAAP requirements materially change so as to impact the Financial Covenants set forth in Sections 8.07(a), (b) and (c) and if agreed between the Borrower and the Administrative Agent (acting upon the written consent of the Required Lenders), this Agreement shall be amended and/or supplemented to reflect such changes. If no such agreement is made, the GAAP requirements prior to any such change shall apply in determination of the Financial Covenants.

8.08           Limitation on Modifications of Certain Documents; etc. (a) The Borrower will not, and the Borrower will not permit any Credit Party to amend, modify or change its Organizational Documents or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests, other than any amendments, modifications or changes or any such new agreements which are not in any way materially adverse to the interests of the Lenders; provided that notwithstanding the foregoing, amendments, modifications or changes to the relevant Organizational Documents reasonably satisfactory to the Administrative Agent in connection with any Redomiciliation shall be permitted.

(b)             The Borrower or relevant other Credit Party party to any Management Agreement or Permitted Charter will not agree to any amendments thereto or grant any waiver thereunder, in each case, which would be materially adverse to the interests of the Lenders, without the consent of the Administrative Agent.

8.09           Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any Credit Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Credit Party to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Financial Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of its Subsidiaries, (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries or (d) create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any agreement (including a ship purchase agreement) entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (v) any holder of a Lien on assets other than the Collateral may restrict the transfer of the asset or assets subject thereto and (vi) restrictions which are not more restrictive than those contained in this Agreement.

8.10           Limitation on Issuance of Capital Stock. (a) (i) The Borrower will not permit any of its Subsidiaries to issue any Preferred Equity (or equivalent Equity Interests) and (ii) the Borrower will not, and will not permit any of its Subsidiaries to, issue any Disqualified Stock (or equivalent Equity Interests).

(b)            The Borrower will not permit any Subsidiary Guarantor to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) in the case of Subsidiaries of the Borrower that are not organized under the laws of the United States or any state thereof, to qualify directors to the extent required by applicable law and (iv) to the Borrower or another Credit Party. All capital stock of any Subsidiary Guarantor issued in accordance with this Section 8.10(b) shall be delivered to the Collateral Agent pursuant to the Pledge Agreement.

(c)             Notwithstanding clause (a) and (b) above, the Borrower and its Subsidiaries may issue (i) Equity Interests in connecting with and to the extent required in order to implement any Redomiciliation, and (ii) Equity Interests to the Borrower or any Subsidiary Guarantor, provided that, in the case of each issuance pursuant to subsection (i) or (ii) above, the Administrative Agent shall have received notice of each such issuance from the Borrower at least ten days (or such shorter period as the Administrative Agent may reasonably agree) prior to such issuance. For purposes of clarity, the Borrower may issue Equity Interests (other than Disqualified Stock) in order to raise capital, effectuate stock splits, stock dividends, and other similar issuances and may issue Equity Interests, options or other equity interests in accordance with its stock incentive plans in effect from time to time.

8.11          Business. (a) The Borrower will not permit any of the Subsidiary Guarantors to engage in any business or own any significant assets or have any material liabilities other than its (i) ownership of the Equity Interests of, and the management of, the Subsidiary Guarantors and (ii) the acquisition, ownership, management and operation of Collateral Vessels and activities related thereto; provided that each of the Subsidiary Guarantors may engage in those activities that are incidental to (A) the maintenance of its legal existence (including the ability to incur fees, costs, expenses and taxes relating to such maintenance), (B) legal, tax and accounting matters in connection with any of the foregoing or following activities as a member of the consolidated group of the Borrower, (C) the entering into, and performing its obligations under, this Agreement, the other Credit Documents and its Organizational Documents, (D) holding any cash, Cash Equivalents and other property necessary or appropriate in connection with, or incidental to, the ownership, management and operation of the Collateral Vessel; (E) making of Restricted Payments and Investments, incurring Financial Indebtedness consisting of (x) any guarantee of the obligations of any Credit Party in favor of the Technical Manager, Commercial Manager or other manager, (y) under the Credit Documents and (z) Contingent Obligations in respect of any other activities to the extent permitted hereunder; (F) providing indemnification to officers and directors; and (G) any activities incidental or reasonably related to the foregoing.

(b)             The Borrower will not, and will not permit any Credit Party to, engage in any business other than the construction, ownership, management and operation of oil tankers or other activities directly related thereto, and similar or related or complimentary businesses.

8.12          [Intentionally Omitted].

8.13          Jurisdiction of Employment. The Borrower will not, and will not permit any of its Subsidiaries or any third party charterer of a Collateral Vessel to employ or cause to be employed any Collateral Vessel in any country or jurisdiction in which (i) the Borrower, the Subsidiary Guarantors or such third party charterer of a Collateral Vessel is prohibited by law from doing business, (ii) the Lien created by the applicable Collateral Vessel Mortgage will be rendered unenforceable or (iii) the Collateral Agent’s foreclosure or enforcement rights will be materially impaired or hindered.

8.14          Operation of Collateral Vessels. The Borrower will not, and will not permit any Credit Party to, engage in the following undertakings:

(a)            without giving prior written notice thereof to the Collateral Agent (and, in the case of a Commercial Manager, without the consent of the Required Lenders), change the registered owner, name, official or patent number, as the case may be, the home port, class or Commercial Manager of any Collateral Vessel;

(b)            change the Technical Manager unless such Technical Manager is replaced within ninety (90) days by another Technical Manager in compliance with the definition of “Technical Manager” and that has executed and delivered to the Administrative Agent a Manager’s Undertaking; provided that, if such Technical Manager is not an Affiliate of the Borrower, Section 7.14(i) shall apply; or

(c)            without the prior consent of the Administrative Agent (or, in the case of the registry, the Required Lenders) (such consent not to be unreasonably withheld), change the registered flag registry or classification society of any Collateral Vessel unless the change is to an Acceptable Flag Jurisdiction (and the requirements of the Flag Jurisdiction Transfer have been satisfied) or to an Acceptable Classification Society.

8.15          Interest Rate Protection Agreements. The Borrower will not, and will not permit any Credit Party to, enter into Interest Rate Protection Agreements or other hedging or similar agreements other than Interest Rate Protection Agreements entered into in the ordinary course of business and not for speculative purposes; provided that the Borrower may only enter into and remain liable under Interest Rate Protection Agreements entered into with a Lender or an Affiliate of a Lender with respect to the Collateral Vessels or the Obligations of the Borrower and each other Credit Party under this Agreement.

8.16          Prohibited Payments. The Borrower shall not repay (or permit the repayment) of any Secured Obligations from funds sourced from a Restricted Party or from proceeds directly or, to the best of its knowledge (after due and careful inquiry), indirectly for the benefit of, or from any proceeds of any business directly or, to the best of its knowledge (after due and careful inquiry), indirectly with, any Restricted Party.

SECTION 9.  Events of Default. Each of the following shall constitute an “Event of Default” for purposes of this Agreement and the other Credit Documents:

9.01          Payments. The Borrower shall (i) default in the payment when due of any principal payable in connection with any Loan or any Note or (ii) default, and such default shall continue unremedied for more than three (3) Business Days, in the payment when due of any interest on any Loan or Note, any Fees or other amounts owing hereunder, under any other Credit Document or under any document relating to a Credit Document; or

9.02          Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

9.03          Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.01(f)(i), 7.03 (other than clause (i) or (iv) thereof), 7.06, 7.13, 7.14(a), 7.15, 7.18 or Section 8 (other than Section 8.07(e)) or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document to which it is a party and, in the case of this clause (ii), such default shall continue un-remedied for a period of thirty (30) days after written notice to the Borrower by the Administrative Agent; or

9.04          Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall default in any payment of any Financial Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Financial Indebtedness was created or (ii) the Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Financial Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Financial Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Financial Indebtedness to become due prior to its stated maturity, or (iii) any Financial Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or in connection with an asset sale, casualty or condemnation or other similar mandatory prepayment, prior to the stated maturity thereof; provided that it shall not be a Default or Event of Default under this Section 9.04 unless (x) the Financial Indebtedness described in preceding clauses (i) through (iii) is under the Other Loan Agreement or (y) the aggregate principal amount of all Financial Indebtedness as described in preceding clauses (i) through (iii), inclusive, exceeds $10,000,000; or

9.05          Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within thirty (30) days after service of summons (or such longer period as may be provided by such summons), or is not dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of sixty (60) days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

9.06          ERISA. If:

(a)             (i) any Plan (other than a Multiemployer Plan) shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 of ERISA;

(ii)             a Reportable Event shall have occurred;

(iii)            a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (which is not waived) and an event described in subsection ..62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following thirty (30) days;

(iv)            any Plan (other than a Multiemployer Plan) which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan;

(v)             any Plan which is subject to Title IV of ERISA is, or shall have been terminated or the subject of termination proceedings under ERISA;

(vi)            a contribution required to be made by the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to a Plan subject to Title IV of ERISA or by the Borrower or any of its Subsidiaries with respect to a Foreign Pension Plan is not timely made;

(vii)           any Plan (other than a Multiemployer Plan) shall have an Unfunded Current Liability;

(viii)          the Borrower or any of its Subsidiaries or any ERISA Affiliate has received written notice from the PBGC or a plan administrator (in the case of a Multiemployer Plan) indicating that proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan subject to Title IV of ERISA;

(ix)             the Borrower or any of its Subsidiaries or any ERISA Affiliate has any liability to or on account of a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4975 of the Code; or

(x)              a “default,” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect any Multiemployer Plan;

(b)             there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material and impending risk of incurring a liability; and

(c)             such lien, security interest or liability, individually, and/or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; or

9.07          Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall, other than in accordance with the terms hereof or thereof, cease to be in full force and effect in any material respect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except in connection with Permitted Liens), and subject to no other Liens (except Permitted Liens), or any “event of default” (as defined in any Collateral Vessel Mortgage) shall occur in respect of any Collateral Vessel Mortgage; or

9.08          Guaranties. After the execution and delivery thereof, the Subsidiaries Guaranty, or any material provision thereof, shall cease to be in full force or effect in any material respect as to the relevant Subsidiary Guarantor (except for a Subsidiary Guarantor which is no longer a Subsidiary by virtue of a liquidation, or sale permitted by Section 8.02) or any Subsidiary Guarantor (or Person acting by or on behalf of such Subsidiary Guarantor) shall deny or disaffirm such Subsidiary Guarantor’s obligations under the Subsidiaries Guaranty; or

9.09          Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) Business Days, and the aggregate amount of all such judgments, to the extent not covered by insurance, exceeds $5,000,000; or

9.10           Illegality. It becomes unlawful or impossible:

(i)               for any Credit Party to discharge any liability under the Credit Documents or to comply with any other obligation which the Required Lenders consider material under the Credit Documents, or

(ii)              for the Administrative Agent, the Collateral Agent and the Lenders to exercise or enforce any material right under, or to enforce any security interest created by the Credit Documents; or

9.11          Termination of Business.

Any Credit Party ceases or suspends or threatens to cease or suspend the carrying on of its business, or a part of its business (in each case other than in connection with drydockings, maintenance of a Collateral Vessel and other temporary suspensions of operations in the ordinary course of business) which, in the opinion of the Required Lenders, is material in the context of this Agreement; or

9.12          Material Adverse Effect.

An event or series of events occurs which, in the reasonable opinion of the Required Lenders constitutes a Material Adverse Effect; or

9.13          Authorizations and Consents.

Any consent necessary to enable a Collateral Vessel Owner to own, operate or charter the Collateral Vessel owned by it or to enable the Borrower or any other Credit Party to comply with any provision which the Required Lenders consider material of a Credit Document is not granted, expires without being renewed, is revoked or becomes liable to be revoked or any condition of such a consent is not fulfilled; or

9.14          Arrest; Expropriation.

All or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interest in, any Credit Party are arrested, seized, nationalized, expropriated or compulsorily acquired by or under the authority of any government; provided that in the reasonable opinion of the Administrative Agent, such occurrence would adversely affect any Credit Party’s ability to perform its obligations under the Credit Documents to which it is a party.

9.15           Change of Control.

A Change of Control shall occur.

9.16           Listing.

The Borrower at any time hereafter fails to cause its common capital stock to remain duly listed on the NYSE or, if applicable, the NASDAQ or another nationally recognized stock exchange approved in writing by the Required Lenders.

Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may, and upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 9.05 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, Notes and all Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; or (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

SECTION 10.  Agency and Security Trustee Provisions.

10.01        Appointment. (a) The Lenders in their capacity as Lenders and Other Creditors (by their acceptance of the benefits hereof and of the other Credit Documents) hereby irrevocably designate and appoint Nordea, as Administrative Agent (for purposes of this Section 10 the term “Administrative Agent” shall include Nordea (and/or any of its affiliates) in its capacity as Collateral Agent pursuant to the Security Documents and in its capacity as mortgagee (if applicable) and security trustee pursuant to the Collateral Vessel Mortgages) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agents may perform any of their duties hereunder by or through its respective officers, directors, agents, employees or affiliates and, may assign from time to time any or all of its rights, duties and obligations hereunder and under the Security Documents to any of its banking affiliates.

(b)            The Lenders hereby irrevocably designate and appoint Nordea as security trustee solely for the purpose of holding the Collateral Vessel Mortgages on each of the Collateral Vessels in an Acceptable Flag Jurisdiction on behalf of the Lenders, from time to time, with regard to the (i) security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to the Collateral Vessel Mortgages (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken by any Lender in the Collateral Vessel Mortgages), (ii) all money, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with the Collateral Vessel Mortgages, whether from the Borrower or any Subsidiary Guarantor or any other Person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof). Nordea hereby accepts such appointment as security trustee.

10.02        Nature of Duties. (a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non–appealable decision (any such liability limited to the applicable Agent to whom such Person relates). The duties of each of the Agents shall be mechanical and administrative in nature; none of the Agents shall have by reason of this Agreement or any other Credit Document any fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b)             It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent in such capacity is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.03        Lack of Reliance on the Agents. Independently and without reliance upon the Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, none of the Agents shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. None of the Agents shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

10.04        Certain Rights of the Agents. If any of the Agents shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Lenders; and the Agents shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Agents as a result of any of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

10.05        Reliance. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the applicable Agent reasonably believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

10.06        Indemnification. To the extent any of the Agents is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the applicable Agents, in proportion to their respective “percentages” as used in determining the Required Lenders (without regard to the existence of any Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agents in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document (including, without limitation, as a result of a breach of any Sanctions Laws by a Credit Party); provided that no Lender shall be liable in respect to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The indemnities contained in this Section 10.06 shall cover any cost, loss or liability incurred by each Indemnified Party in any jurisdiction arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, ISPS Code or any Environmental Law.

10.07        The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, each of the Agents shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Secured Creditors”, “Required Lenders”, “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in their respective individual capacity. Each of the Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

10.08        Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

10.09           Resignation by the Administrative Agent.

(a)             The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving thirty (30) Business Days’ prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)            Upon a notice of resignation delivered by the Administrative Agent pursuant to Section 10.09(a), the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default then exists).

(c)             If, following the Administrative Agent delivering a notice of resignation pursuant to Section 10.09(a), a successor Administrative Agent shall not have been so appointed within such thirty (30) Business Day period, the Administrative Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed; provided that the Borrower’s approval shall not be required if an Event of Default then exists), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d)             If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e)             The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time and may appoint one of its Affiliates as a successor by giving five (5) Business Days’ prior written notice to the Borrower and the Lenders. The Administrative Agent shall bear all reasonable documentation costs incurred in connection with the Administrative Agent’s resignation under this clause (e).

10.10        Collateral Matters. (a)  Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to, or during, an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

(b)              The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any Credit Document (i) upon termination of all Commitments and payment and satisfaction in full of the Obligations (other than contingent indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) that is sold or otherwise disposed of (to Persons other than the Borrower and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 8.02, (iii) in connection with any Flag Jurisdiction Transfer; provided that the requirements thereof are satisfied by the relevant Credit Party, and (iv) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 11.12) or (v) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of Collateral pursuant to this Section 10.10.

(c)             The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(d)             (i) The Other Creditors shall not have any right whatsoever to do any of the following: (A) exercise any rights or remedies with respect to the Collateral or to direct any Agent to do the same, including, without limitation, the right to (1) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (2) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election or make collections with respect to all or any portion of the Collateral or (3) release any Credit Party under any Credit Document or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (B) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, the Credit Documents); (C) vote in any case concerning any Credit Party under the Bankruptcy Code or any other proceeding under any reorganization, arrangement, adjudication of debt, relief of debtors, dissolution, insolvency, liquidation or similar proceeding in respect of the Credit Parties or any of their respective Subsidiaries (any such proceeding, for purposes of this clause (d)(i)(C), a “Bankruptcy Proceeding”) with respect to, or take any other actions concerning the Collateral; (D) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (E) oppose any sale, transfer or other disposition of the Collateral; (F) object to any debtor-in-possession financing in any Bankruptcy Proceeding which is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (G) object to the use of cash collateral in respect of the Collateral in any Bankruptcy Proceeding; or (H) seek, or object to the Lenders or any Agent seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy Proceeding.

(ii)             Each Other Creditor, by its acceptance of the benefits of this Agreement and the other Credit Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Agents and the Lenders, with the consent of the Agents, may enforce the provisions of the Credit Documents and exercise remedies thereunder (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the UCC. The Other Creditors by their acceptance of the benefits of this Agreement and the other Credit Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Proceeding has been commenced, the Other Creditors shall be deemed to have consented to any sale or other disposition of any property, business or assets of the Credit Parties and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.

(iii)            To the maximum extent permitted by law, each Other Creditor waives any claim it might have against the Agents or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Credit Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in Section 10.10(d)(ii)), except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person. To the maximum extent permitted by applicable law, none of either Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower, any Subsidiary of the Borrower, any Other Creditor or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person.

10.11        Delivery of Information. The Agents shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agents from any Credit Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of any Agent at the time of receipt of such request and then only in accordance with such specific request.

10.12        Certain ERISA Matters.   (a)   Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)               such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, any Commitments or this Agreement;

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)             (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, any Commitment and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, any Commitment and this Agreement; or

(iv)             such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)              In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, any Commitment and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

SECTION 11.  Miscellaneous.

11.01        Payment of Expenses, etc. (a) The Borrower agrees that it shall  (i) pay all reasonable and documented out-of-pocket costs and expenses of each of the Agents (which shall be limited, in the case of legal fees, to the reasonable and documented fees and disbursements of one legal counsel to the Administrative Agent and the Lead Arrangers, local counsel and maritime counsel (as necessary) to the Administrative Agent) in connection with the syndication of the Term Loan Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto (whether or not the transactions herein contemplated are consummated) and any Redomiciliation (whether or not such Redomiciliation is consummated), and (ii) pay all reasonable and documented out-of-pocket fees, costs and expenses of each of the Agents and the Lenders (including, without limitation, the reasonable fees and disbursements of counsel (excluding in-house counsel) for each of the Agents and for each of the Lenders) in connection with the enforcement or protection of its rights (A) in connection this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and (B) in connection with the Loans made hereunder, including such expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)             In addition, the Borrower shall indemnify the Agents and each Lender, and each of their respective officers, directors, trustees, employees, representatives and agents (collectively, the “Indemnified Parties”) from, and hold each of them harmless against, any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, civil penalties, fines, settlements, suits and out-of-pocket costs, expenses and disbursements (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of:

(i)       any investigation, litigation or other proceeding (whether or not any of the Agents, the Collateral Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of proceeds of the Loans hereunder or the consummation of any transactions contemplated herein, or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents,

(ii)      the actual or alleged presence of Hazardous Materials on or from any Collateral Vessel or Real Property or facility at any time owned or operated by the Borrower or any of its Subsidiaries,

(iii)     the generation, storage, transportation, handling, disposal or Environmental Release of Hazardous Materials at any location, owned or operated at any time by the Borrower or any of its Subsidiaries,

(iv)     the non-compliance of any Collateral Vessel or any Real Property or facility at any time owned or operated by the Borrower or any Subsidiary Guarantor with Environmental Law or applicable foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder),

(v)      any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Collateral Vessel or any Real Property or facility at any time owned or operated by the Borrower or any of the Subsidiary Guarantors, or

(vi)    the conduct of any Credit Party or any of its partners, directors, officers, employees, agents or advisors, that violates any Sanctions Laws,

in each case excluding any losses, liabilities, claims, damages, penalties, actions, judgments, suits, costs, disbursements or expenses to the extent incurred by reason of the gross negligence of, the breach in bad faith of the Credit Documents by, or willful misconduct of, any such Indemnified Party or by reason of a failure by any such Indemnified Party to fund its Commitments as required by this Agreement. To the extent that the undertaking to indemnify, pay or hold harmless each of the Agents or any Lender set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Notwithstanding the foregoing, no party hereto shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Agreement or the other Credit Documents.

11.02        Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Subsidiary or the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Financial Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries but in any event excluding assets held in trust for any such Person against and on account of the Obligations and liabilities of the Borrower or such Subsidiary, as applicable, to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

11.03        Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or e-mail communication) and mailed, e-mailed, telecopied or delivered: if to any Credit Party, at the Borrower’s address specified on Schedule VII hereto; if to any Lender, at its address specified opposite its name on Schedule II hereto; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telecopier or e-mail, be effective when sent by telecopier or e-mail, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

11.04        Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that (i) no Credit Party (except pursuant to any Redomiciliation) may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders, (ii) although any Lender may grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 11.04(b)) and no participant shall constitute a “Lender” hereunder and (iii) no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Commitment Commission thereon (except (I) in connection with a waiver of applicability of any post-default increase in interest rates and (II) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (x)) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (z) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) securing the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Note (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Note) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(b)             Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may:

(x)             assign all or a portion of its Commitment and/or its outstanding Loans to its (i) parent company and/or any Affiliate of such Lender or its parent company or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (iii) to one or more Lenders or existing lenders with respect to indebtedness incurred by any Subsidiary of the Borrower; or

(y)             assign, with the consent of the Borrower and the Administrative Agent (in each case which consent shall not be unreasonably withheld or delayed and in the case of the Borrower, (i) shall not be required if any Default under Section 9.01 or 9.05 or any Event of Default is then in existence and (ii) shall be deemed to have been granted within five (5) Business Days from the day it has been sought in writing unless expressly refused within that period), all, or if less than all, a portion equal to at least $10,000,000 (and in increments of $1,000,000 in excess thereof) (unless otherwise agreed by the Administrative Agent and the Borrower) in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and outstanding principal amount of Loans hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I hereto shall be deemed modified to reflect the Commitments (and/or outstanding Loans, as the case may be) of such new Lender and of the existing Lenders, (ii) new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Loans, as the case may be), (iii) the consent of the Administrative Agent shall be required in connection with any assignment pursuant to preceding clause (y) (which consent shall not be unreasonably withheld or delayed), and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $5,000. To the extent of any assignment pursuant to this Section 11.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments (it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 2.09, 2.10, 4.04, 11.01, 11.17 and 11.19) shall survive as to such assigning Lender with respect to matters occurring prior to the date such assigning Lender ceases to be a Lender). To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 2.12 or this Section 11.04(b) would, at the time of such assignment, result in increased costs under Section 2.09, 2.10 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from any Change in Law after the date of the respective assignment).

(c)              Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to a trustee for the benefit of investors and in support of its obligation to such investors; provided, however, no such pledge shall release a Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

11.05        No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

11.06        Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b)            Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Commitment Commission, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c)            Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 11.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

11.07        Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders). In addition, all computations determining compliance with the Financial Covenants shall utilize accounting principles and policies in conformity with those in effect on the Initial Borrowing Date (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called “GAAP”), subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes. Unless otherwise noted, all references in this Agreement to “GAAP” shall mean generally accepted accounting principles as in effect in the United States.

(b)            All computations of interest for Loans, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

11.08        Agreement Binding. The Borrower and each other Credit Party agree that they shall be bound by the terms of this Agreement and the obligations and covenants expressed to be binding on each of them under this Agreement even if the terms, covenants or obligations contained hereunder are inconsistent with, or less favorable to the Borrower or such Credit Party (as the case may be) than the Borrower’s or such Credit Party’s rights and obligations under any other document that they are a party to or are otherwise bound by, including without limitation, the Management Agreements, notwithstanding that the Lender Creditors are aware of or have been provided with such other document pursuant to this Agreement or otherwise.

11.09           GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE COLLATERAL VESSEL MORTGAGES AND OTHER SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES TO THIS AGREEMENT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH ON SCHEDULE VII HERETO, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION. THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS, AUTHORIZES AND EMPOWERS SEWARD & KISSEL LLP, WITH OFFICES CURRENTLY LOCATED AT ONE BATTERY PARK PLAZA, NEW YORK, NY 10004, ATTENTION: LAWRENCE RUTKOWSKI, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE AND ACCEPT FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK, NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT; PROVIDED THAT ANY FAILURE ON THE PART OF THE BORROWER TO COMPLY WITH THE FOREGOING PROVISIONS OF THIS SENTENCE SHALL NOT IN ANY WAY PREJUDICE OR LIMIT THE SERVICE OF PROCESS OR SUMMONS IN ANY OTHER MANNER DESCRIBED ABOVE IN THIS SECTION 11.09 OR OTHERWISE PERMITTED BY LAW. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EACH PARTY HERETO AGREES THAT EACH AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT.

(b)             EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.10       Counterparts; Integration. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by e-mail or facsimile transmission), but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. This Agreement and the other Credit Documents, and any separate agreements with respect to fees, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

11.11       Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11.12       Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders; provided that no such change, waiver, discharge or termination shall, without the written consent of each Lender (other than a Defaulting Lender) directly and negatively affected,

(i)             extend the final scheduled maturity of any Loan or Note, extend the timing for or reduce the principal amount of any Scheduled Term Loan Amortization Payment Amount (or any definition used therein to the extent used therein), or reduce the rate or reduce or extend the time of payment of interest or any fees on any Loan or Note or Commitment Commission (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (except to the extent repaid in cash),

(ii)             release any of the Collateral (except as expressly provided in the Credit Documents),

(iii)           amend, modify or waive any provision of this Section 11.12 or of any other Section that expressly requires the consent of all the Lenders to do so,

(iv)           reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Initial Borrowing Date) or change any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder,

(v)            consent to the assignment or transfer by the Borrower or any Subsidiary Guarantor (except pursuant to any Redomiciliation) of any of its respective rights and obligations under this Agreement,

(vi)           substitute or replace the Borrower or any Subsidiary Guarantor or release any Subsidiary Guarantor from the Subsidiaries Guaranty, and

(vii)          amend, modify or waive Sections 2.06, 4.05, 11.04 and 11.06, or the definition of Pro Rata Share;

provided, further, that no such change, waiver, discharge or termination shall (A) increase, extend or reinstate (following cancellation) the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (B) without the written consent of each Agent, amend, modify or waive any provision of Section 10 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent or (C) without the written consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

(b)            If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vii), inclusive, of the first proviso to Section 11.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (any such Lender, a “Non-Consenting Lender”), then the Borrower shall have the right, so long as all Non-Consenting Lenders whose individual consent is required are treated as described in either clauses (i) or (ii) below, to either (i) replace each such Non-Consenting Lender (or, at the option of the Borrower if the respective Non-Consenting Lender’s consent is required with respect to less than all Loans (or related Commitments) of such Non-Consenting Lender, to replace only the respective Commitments and/or Loans of the respective Non-Consenting Lender which gave rise to the need to obtain such Non-Consenting Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.12 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge, or termination, as applicable, or (ii) terminate such Non-Consenting Lender’s Commitment (if such Non-Consenting Lender’s consent is required as a result of its Commitment), and/or repay the outstanding Loans and terminate any outstanding Commitments of such Non-Consenting Lender which gave rise to the need to obtain such Non-Consenting Lender’s consent, in accordance with Sections 3.02(b) and/or 4.01(a); provided that, unless the Commitments that are terminated and/or the Loans that are repaid pursuant to preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or the outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (ii) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided, further, that in any event the Borrower shall not have the right to replace a Lender, terminate such Lender’s Commitment or repay such Lender’s Loan solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 11.12(a).

(c)           The Administrative Agent and the Borrower may amend any Credit Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Credit Document.

(d)            In connection with the implementation of any amendment pursuant to Section 2.09(f) (a “Rate Transition Amendment”), the Administrative Agent will have the right to make any technical, administrative or operational changes (including changes to the definition of Eurodollar Rate, the definition of Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters that the Administrative Agent may, acting reasonably, be appropriate to reflect the adoption and implementation of such Rate Transition Amendment and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice and giving effect to the operational requirements of the Administrative Agent. Notwithstanding anything to the contrary herein or in any other Credit Document, any Rate Transition Amendment will become effective without any further action or consent of any other party to this Agreement.

11.13       Survival. All indemnities set forth herein including, without limitation, in Sections 2.09, 2.10, 4.04, 11.01, 11.17 and 11.19 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

11.14       Domicile of Loans. Each Lender may transfer and carry its pro rata portion of the Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 11.14 would, at the time of such transfer, result in increased costs under Section 2.09, 2.10 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

11.15       Confidentiality. (a) Subject to the provisions of clause (b) of this Section 11.15, each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company or board of trustees in its sole discretion determines that any such party should have access to such Information, provided such Persons shall be subject to the provisions of this Section 11.15 to the same extent as such Lender) any Information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document; provided that any Lender may disclose any such Information (i) as has become generally available to the public other than by virtue of a breach of this Section 11.15(a) by the respective Lender, (ii) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent or any other party hereto, (vi) to any external or internal auditor or professional financial or legal advisor of such Lender employed in the normal course of its business, (vii) to any branch, Affiliate or Subsidiary of such Lender and any of their or such Lender’s officers, directors, employees or to the parent company, head office or regional office of such Lender in connection with the transactions contemplated herein, (viii) to any actual or prospective surety, insurer, reinsurer, guarantor or credit liquidity enhancer (or any of their advisors or any broker with respect thereto) to any actual or prospective party to any swap, derivative, insurance or other transaction under which payments are to be made or may be made by reference to a Credit Party (or to any of such party’s Affiliates, representatives or advisors) and its obligations hereunder or under the other Credit Documents or by reference to this Agreement or the other Credit Documents or payments hereunder or under such other Credit Documents, (ix) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (x) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facilities and (xi) to any prospective or actual transferee, assignee or participant in connection with any contemplated transfer, assignment or participation of any of the Notes, Loans or Commitments or any interest therein by such Lender (it being understood that for the purpose of this clause (x), other than during the continuance of an Event of Default, the Lender shall use commercially reasonable efforts to apprise the Borrower of the potential transferee (other than with respect to any transferee, assignee or participant which is another Lender or Affiliate of a Lender)); provided that such prospective transferee, assignee or participant expressly agrees to execute and does execute (including by way of customary “click through” arrangements) a confidentiality agreement and be bound by the confidentiality provisions contained in this Section 11.15. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Lender in connection with the administration of this Agreement, the other Credit Documents, and the Commitments

(b)            The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any Information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer Information regarding the creditworthiness of the Borrower or its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 11.15 to the same extent as such Lender.

For purposes of this Section 11.15, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information

11.16       Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for purposes of this Section 11.16, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment and prepayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.16, except to the extent caused by the Administrative Agent’s own gross negligence, willful misconduct or unlawful acts.

11.17       Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s New York office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Specified Currency with such other currency; if the amount of the Specified Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the Specified Currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent, as the case may be, in the Specified Currency, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

11.18       Language. All correspondence, including, without limitation, all notices, reports and/or certificates, delivered by any Credit Party to the Administrative Agent, the Collateral Agent or any Lender shall, unless otherwise agreed by the respective recipients thereof, be submitted in the English language or, to the extent the original of such document is not in the English language, such document shall be delivered with a certified English translation thereof.

11.19       Waiver of Immunity. The Borrower, in respect of itself, each other Credit Party, its and their process agents, and its and their properties and revenues, hereby irrevocably agrees that, to the extent that the Borrower, any other Credit Party or any of its or their properties has or may hereafter acquire any right of immunity from any legal proceedings, whether in the United States, any Acceptable Flag Jurisdiction or elsewhere, to enforce or collect upon the Obligations of the Borrower or any other Credit Party related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Borrower, for itself and on behalf of the other Credit Parties, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, any Acceptable Flag Jurisdiction or elsewhere.

11.20       USA PATRIOT Act; Beneficial Ownership Regulation Notice. Each Lender hereby notifies each Credit Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name of each Credit Party and other “know your customer” information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act, the Beneficial Ownership Regulation and anti-money laundering rules and regulations, and each Credit Party agrees to provide such information from time to time to any Lender.

11.21       Severability. If any provisions of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable: (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided that the Lenders shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalid or render unenforceable such provision in any other jurisdiction.

11.22       Flag Jurisdiction Transfer. In the event that the Borrower desires to implement a Flag Jurisdiction Transfer with respect to a Collateral Vessel, upon receipt of reasonable advance notice thereof from the Borrower, the Collateral Agent shall use commercially reasonably efforts to provide, or (as necessary) procure the provision of, all such reasonable assistance as any Credit Party may request from time to time in relation to (i) the Flag Jurisdiction Transfer, (ii) the related deregistration of the relevant Collateral Vessel from its previous Flag Jurisdiction, and (iii) the release and discharge of the related Security Documents; provided that the relevant Credit Party shall pay all documented out of pocket costs and expenses reasonably incurred by the Collateral Agent in connection with provision of such assistance. Each Lender hereby consents in connection with any Flag Jurisdiction Transfer and subject to the satisfaction of the requirements thereof to be satisfied by the relevant Credit Party, to (x) deregister such Collateral Vessel from its previous Flag Jurisdiction and (y) release and hereby direct the Collateral Agent to release the relevant Collateral Vessel Mortgage. Each Lender hereby directs the Collateral Agent, and the Collateral Agent agrees to execute and deliver or, at the Borrower’s expense, file such documents and perform other actions reasonably necessary to release the relevant Collateral Vessel Mortgages when and as directed pursuant to this Section 11.22.

11.23       Effectiveness. This Agreement shall become effective on the date (the “Closing Date”) on which the Borrower, the Administrative Agent and each of the Lenders who are initially parties hereto shall have signed a counterpart of this Agreement (whether the same or different counterparts) and delivered (including by e-mail or facsimile transmission) such counterpart to the Administrative Agent.

*     *     *

IN WITNESS WHEREOF, the parties hereto have caused their duly Authorized Officers to execute and deliver this Agreement as of the date first above written.

DIAMOND S SHIPPING INC., as the Borrower

By:	/s/ Craig H. Stevenson Jr.
Name: Craig H. Stevenson Jr.
Title: President

Signature page to DSSI Credit Agreement (2019)

NORDEA BANK ABP, NEW YORK BRANCH, individually, as Administrative Agent and Collateral Agent

By:	/s/ Martin Lunder
Name: Martin Lunder
Title: Managing Director

By:	/s/ Lynn Sauro
Name: Lynn Sauro
Title: Director

Signature page to DSSI Credit Agreement (2019)

NORDEA BANK ABP, NEW YORK BRANCH, as Lender

By:	/s/ Martin Lunder
Name: Martin Lunder
Title: Managing Director

By:	/s/ Lynn Sauro
Name: Lynn Sauro
Title: Director

Signature page to DSSI Credit Agreement (2019)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By:	/s/ Georgios Gkanasoulis
Name: Georgios Gkanasoulis
Title: Director

By:	/s/ Alexander Foley
Name: Alexander Foley
Title: Senior Associate

Signature page to DSSI Credit Agreement (2019)

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as Lender

By:	/s/ Arne Juell-Skielse
Name: Arne Juell-Skielse
Title: Authorized Signatory

By:	/s/ Jan Dahlén
Name: Jan Dahlén
Title: Authorized Signatory

Signature page to DSSI Credit Agreement (2019)

ABN AMRO CAPITAL USA LLC, as Lender

By:	/s/ Michael Choina
Name: Michael Choina
Title: Managing Director

By:	/s/ John Sullivan
Name: John Sullivan
Title: Managing Director

Signature page to DSSI Credit Agreement (2019)

NATIONAL AUSTRALIA BANK LIMITED, as Lender

By:	/s/ Daniel Carr
Name: Daniel Carr
Title: Head of Asset Finance

Signature page to DSSI Credit Agreement (2019)

BNP PARIBAS, as Lender

By:	/s/ E. Dulcire
Name: E. Dulcire
Title: Authorized Signatory

By:	/s/ Jean Philippe Poirier
Name: Jean Philippe Poirier
Title: Authorized Signatory

Signature page to DSSI Credit Agreement (2019)

SCHEDULE I

COMMITMENTS

Lender	Term Loan Commitment	Revolving Loan Commitment
Nordea Bank Abp, New York Branch	$106,400,000	$42,600,000
Crédit Agricole Corporate and Investment Bank	$87,200,000	$34,800,000
Skandinaviska Enskilda Banken AB (publ)	$81,500,000	$32,500,000
National Bank of Australia Limited	$35,700,000	$14,300,000
ABN Amro Capital USA LLC	$35,700,000	$14,300,000
BNP Paribas	$28,500,000	$11,500,000

Total	$375,000,000	$150,000,000

SCHEDULE II

LENDER ADDRESSES

INSTITUTIONS	ADDRESSES

NORDEA BANK ABP, NEW YORK BRANCH

For credit matters:

1211 Avenue of Americas,

23rd Floor
New York, NY 10036
Attn: Shipping, Offshore and Oil Services

Tel: (212) 318-9344
E-mail: agency.soosid@nordea.com / lynn.sauro@nordea.com

For operational matters:

dlny-ny-cadloan@nordea.com

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

For credit matters:

1301 Avenue of the Americas

New York, NY 10019

Attn: George Gkanasoulis/Manon Didier

Tel: 212-261-3869/212-261-3962

Email: George.gkanasoulis@ca-cib.com/ manon.didier@ca-cib.com / nyshipfinance@ca-cib.com

For operational matters:

12 Place des Etats-Unis

CS 70052, 92547 Montrouge, France

Attn: Maxime Vittori / Anh Nguyen

Tel: +33 1 41 89 86 96 / +33 1 41 89 22 63

Fax: +33 1 41 89 19 34

Email: maxime.vittori@ca-cib.com / phandieuanh.nguyen2@ca-cib.com

Schedule II

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

For credit matters:

245 Park Avenue, 33rd Floor

New York, NY 10167

Attn: Simon Beckman

Tel: +1 (212) 907 4838 / +1 (917) 741 0789

E-mail: simon.beckman@sebny.com

with a copy to

Kungsträdgårdsgatan 8

106 45 Stockholm, Sweden

Attn: Kara Mati

Tel: +46 8 763 86 11 / +46 735 20 18 70

E-mail: kara.mati@seb.se

For operational matters:

Stjärntorget 4

106 40 Stockholm, Sweden

Attn: SEB Structured credit operations

Fax: +46 8 611 0384

E-mail: sco@seb.se

ABN AMRO CAPITAL USA LLC

For credit matters:

100 Park Avenue, 17th Floor

New York, NY 10017

Attn: Maria Rodriquez / Christopher Rieman

Tel: +1 917 284 6943 / +1 917 284 6876

E-mail: maria.rodriguez@abnamro.com / christopher.rieman@abnamro.com

For operational matters:

100 Park Avenue, 17th Floor

New York, NY 10017

Attn: Lilia Engelsbel-Sporysheva

Tel: +1 917 284-6962 / +1 917 284-6921

Fax: +1 917 284-6697

E-mail: tradeservices@abnamro.com

Schedule II

NATIONAL AUSTRALIA BANK LIMITED

For credit matters:

245 Park Avenue, 28th Floor

New York, NY 10167

Attn: Daniel Carr/Matthew Richardson

Tel: 1 (212) 916-9605 / 1 (212) 916-9674

Fax: 1 (212) 983-7360

E-mail: daniel.carr@nabny.com / matthew.richardson@nabny.com

For operational matters:

245 Park Avenue, 28th Floor

New York, NY 10167

Attn: Cathy McManus / Loan Administration

Tel: 1 (212) 916-9593 / 1 (212) 916-9628 / 1 (212) 916-9639 / 1 (212) 916-9622 / 1 (212) 916-9624

Fax: 1 (212) 490-8087

E-mail: ny_lending_administration@nabny.com

BNP PARIBAS

For credit matters:

37 place du Marché Saint Honoré

75001 Paris, France

Attn: Eric Dulcire / Mathieu M Vidal / Florent Cote

Tel: +33 1 58 16 76 37 / +33 1 40 14 24 92 / +33 1 40 14 14 29

E-mail: eric.dulcire@bnpparibas.com / mathieu.m.vidal@bnpparibas.com / florent.cote@bnpparibas.com with a copy to

Millénaire 4, 35 rue de la Gare

75019 Paris, France

Attn: Julie Bernard / Christophe Liennel

Tel: +33 1 87 74 60 39 / +33 1 57 43 77 19

E-mail: Julie.3.bernard@bnpparibas.com / christophe.liennel@bnpparibas.com

For operational matters:

Millénaire 4, 35 rue de la Gare

75019 Paris, France

Attn: CIB/BOCI/CREDITS FINANCIERS/ Julie Bernard / Christophe Liennel

Tel: + 33 1 40 14 74 25 / +33 1 87 74 60 39 / +33 1 57 43 77 19

E-mail: paris.cib.boci.cfi.2@bnpparibas.com / Julie.3.bernard@bnpparibas.com / christophe.liennel@bnpparibas.com

SCHEDULE III

SUBSIDIARIES

NAME OF SUBSIDIARY	DIRECT OWNER	OWNERSHIP PERCENTAGE (DIRECT OR INDIRECT) BY BORROWER
Miltiadis M II Carriers Corp.	Diamond S Shipping Inc.	100%
Aias Carriers Corp.	Diamond S Shipping Inc.	100%
Amoureux Carriers Corp.	Diamond S Shipping Inc.	100%
Asterias Crude Carrier S.A.	Diamond S Shipping Inc.	100%
Navarro International S.A.	Diamond S Shipping Inc.	100%
Sorrel Shipmanagement Inc.	Diamond S Shipping Inc.	100%
Wind Dancer Shipping Inc.	Diamond S Shipping Inc.	100%
Belerion Maritime Co.	Diamond S Shipping Inc.	100%
Titanas Product Carrier S.A.	Diamond S Shipping Inc.	100%
Isiodos Product Carrier S.A.	Diamond S Shipping Inc.	100%
Iason Product Carrier S.A.	Diamond S Shipping Inc.	100%
Filonikis Product Carrier S.A.	Diamond S Shipping Inc.	100%
Iraklitos Shipping Company	Diamond S Shipping Inc.	100%
Canvey Shipmanagement Co.	Diamond S Shipping Inc.	100%
Apollonas Shipping Company	Diamond S Shipping Inc.	100%
Epicurus Shipping Company	Diamond S Shipping Inc.	100%
Splendor Shipholding S.A.	Diamond S Shipping Inc.	100%
Lorenzo Shipmanagement Inc.	Diamond S Shipping Inc.	100%
Laredo Maritime Inc.	Diamond S Shipping Inc.	100%
Shipping Rider Co.	Diamond S Shipping Inc.	100%
Polarwind Maritime S.A.	Diamond S Shipping Inc.	100%
Centurion Navigation Limited	Diamond S Shipping Inc.	100%
Tempest Maritime Inc.	Diamond S Shipping Inc.	100%
Carnation Shipping Company	Diamond S Shipping Inc.	100%
Adrian Shipholding Inc.	Diamond S Shipping Inc.	100%
CVI Atlantic Breeze, LLC	DSS Vessel III LLC	100%
CVI Citron, LLC	DSS Vessel III LLC	100%
DSS Citrus LLC	DSS Vessel III LLC	100%
DSS Vessel II, LLC	Diamond Shipping III LLC	100%
DSS Vessel III LLC	Diamond S Shipping III LLC	100%
Diamond S Shipping III LLC	Diamond S Shipping Inc.	100%
Heroic Andromeda Inc.	DSS Vessel II, LLC	100%
Heroic Aquarius Inc.	DSS Vessel II, LLC	100%
Heroic Auriga Inc.	DSS Vessel II, LLC	100%
Heroic Avenir Inc.	DSS Vessel II, LLC	100%

Schedule III

Heroic Bootes Inc.	DSS Vessel II, LLC	100%
Heroic Corona Borealis Inc.	DSS Vessel II, LLC	100%
Heroic Equuleus Inc.	DSS Vessel II, LLC	100%
Heroic Gaea Inc.	DSS Vessel II, LLC	100%
Heroic Hera Inc.	DSS Vessel II, LLC	100%
Heroic Hercules Inc.	DSS Vessel II, LLC	100%
Heroic Hologium Inc.	DSS Vessel II, LLC	100%
Heroic Hydra Inc.	DSS Vessel II, LLC	100%
Heroic Leo	DSS Vessel II, LLC	100%
Heroic Libra Inc.	DSS Vessel II, LLC	100%
Heroic Lyra Inc.	DSS Vessel II, LLC	100%
Heroic Octans Inc.	DSS Vessel II, LLC	100%
Heroic Pegasus Inc.	DSS Vessel II, LLC	100%
Heroic Perseus Inc.	DSS Vessel II, LLC	100%
Heroic Pisces Inc.	DSS Vessel II, LLC	100%
Heroic Rhea Inc.	DSS Vessel II, LLC	100%
Heroic Sagittarius Inc.	DSS Vessel II, LLC	100%
Heroic Scorpio Inc.	DSS Vessel II, LLC	100%
Heroic Scutum Inc.	DSS Vessel II, LLC	100%
Heroic Serena Inc.	DSS Vessel II, LLC	100%
Heroic Tucana Inc.	DSS Vessel II, LLC	100%
Heroic Uranus Inc.	DSS Vessel II, LLC	100%
Heroic Virgo Inc.	DSS Vessel II, LLC	100%
White Boxwood Shipping S.A.	DSS Vessel II, LLC	100%
White Holly Shipping S.A.	DSS Vessel II, LLC	100%
White Hydrangea Shipping S.A.	DSS Vessel II, LLC	100%
Diamond S Management LLC (Marshall Islands)	Diamond S Shipping Inc.	100%
Diamond S Management LLC (Delaware)	Diamond S Shipping Inc.	100%
Diamond Anglo Ship Management Pte. Ltd.	Diamond S Shipping Inc.	51%
Diamond S Management (Singapore) Pte. Ltd.	Diamond S Shipping Inc.	100%
Diamond S Shipping II LLC	Diamond S Shipping Inc.	100%
DSS Suez JV LLC	Diamond S Shipping Inc.	100%
DSS Vessel LLC	Diamond S Shipping II LLC	100%
DSS Vessel IV LLC	Diamond S Shipping II LLC	100%
DSS 1 LLC	DSS Vessel LLC	100%
DSS 2 LLC	DSS Vessel LLC	100%
DSS 3 LLC	DSS Vessel LLC	100%
DSS 4 LLC	DSS Vessel LLC	100%
DSS 5 LLC	DSS Vessel LLC	100%
DSS 6 LLC	DSS Vessel LLC	100%
DSS A LLC	DSS Vessel LLC	100%

Schedule III

DSS B LLC	DSS Vessel LLC	100%
DSS C LLC	DSS Vessel LLC	100%
DSS D LLC	DSS Vessel LLC	100%
DSS 7 LLC	DSS Vessel IV LLC	100%
DSS 8 LLC	DSS Vessel IV LLC	100%
NT Suez GP LLC	DSS Suez JV LLC	51%
NT Suez Holdco LLC	NT Suez GP LLC	51%
NT Suez One LLC	NT Suez Holdco LLC	51%
NT Suez Two LLC	NT Suez Holdco LLC	51%

SCHEDULE IV-A

REQUIRED INSURANCE

Insurance to be maintained on each Collateral Vessel:

(a)               The Borrower shall, and shall cause each Credit Party to, at the Borrower’s expense, keep each Collateral Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized reputation, and placed in such markets, on such terms and conditions, and through brokers, reasonably satisfactory to the Collateral Agent (it being understood that AON, Marsh and JLT Specialty USA are satisfactory) and under forms of policies approved by the Collateral Agent against the risks indicated below and such other risks as the Collateral Agent may reasonably specify from time to time; however, in no case shall the Collateral Agent specify insurance in excess of the customary insurances purchased by first-class owners of comparable vessels:

(i)               Marine and war risk, including terrorism, confiscation, London Blocking and Trapping Addendum and Missing Collateral Vessel Clause, hull and machinery insurance, hull interest insurance and freight interest insurance, together in an amount in Dollars at all times equal to or greater than the greater of (x) its Appraised Value and (y) 120% of the aggregate principal amount of the Term Loans and Revolving Loans outstanding under the Credit Facilities. The insured value for hull and machinery required under this clause (i) for each Collateral Vessel shall at all times be in an amount equal to the greater of (x) eighty per cent (80%) of the Appraised Value of the Collateral Vessel and (y) the aggregate principal amount of all Term Loans and Revolving Loans outstanding under the Credit Facilities, and the remaining machine and war risk insurance required by this clause (i) may be taken out as hull and freight interest insurance.

(ii)               Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability for crew, fines and penalties arising out of the operation of the Collateral Vessel, insurance against liability arising out of pollution, spillage or leakage, and workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law) in such amounts approved by the Collateral Agent; provided, however, that insurance against liability under law or international convention arising out of pollution, spillage or leakage shall be in an amount not less than the greater of:

(y)       the maximum amount reasonably available from the International Group of Protection and Indemnity Associations (the “International Group”) or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent shipowners engaged in similar trades; and

(z)       the amounts required by the laws or regulations of the United States of America or any applicable jurisdiction in which the Collateral Vessel may be trading from time to time.

(iii)               Mortgagee’s interest insurance on such conditions as the Collateral Agent may reasonably require and mortgagee’s interest insurance for pollution risks as from time to time agreed, satisfactory to the Collateral Agent and for an amount in Dollars approved by the Collateral Agent but not being less than 110 % of the sum of the aggregate principal amount of Term Loans and Revolving Loan Commitments outstanding pursuant to the Credit Agreement, the Borrower and the Collateral Vessel Owner having no interest or entitlement in respect of such policies; all such mortgagee’s interest insurance cover shall be obtained directly by the Collateral Agent and the Collateral Agent undertakes to use its best endeavors to match the premium level that the Borrower would have paid if they had arranged such cover on such conditions (as demonstrated by the reasonable satisfaction of the Collateral Agent); provided that in no event shall the Borrower be required to reimburse the Collateral Agent for any such costs in excess of the premium level then available to the Collateral Agent in the market.

Schedule IV-A

(iv)               While the Collateral Vessel is idle or laid up, at the option of the Borrower and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring the Collateral Vessel against the usual risks encountered by like vessels under similar circumstances.

(b)               The marine and commercial war-risk insurance required in this Schedule IV-A for the Collateral Vessel shall have deductibles and franchises in amounts reasonably satisfactory to the Collateral Agent.

All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Collateral Agent. Each policy of marine and war risk hull and machinery insurance with respect to each Collateral Vessel shall, if so requested by the Collateral Agent, provide that the Collateral Agent shall be a named insured in its capacity as mortgagee and as loss payee. Each entry in a marine and war risk protection indemnity club with respect to each Collateral Vessel shall note the interest of the Collateral Agent. The Administrative Agent, the Collateral Agent and each of their respective successors and assigns shall not be responsible for any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by the Borrower, any of Subsidiary Guarantors or any other Person. In addition, the Borrower shall reimburse the Administrative Agent for the commercially reasonable cost of mortgagee’s interest insurance and MAPP which the Administrative Agent will take out on the Collateral Vessel upon such terms and in such amounts as the Administrative Agent shall deem appropriate.

(c)               The Collateral Agent shall from time to time obtain a detailed report signed by a firm of marine insurance brokers acceptable to the Collateral Agent with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on the Collateral Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Schedule IV-A. At the Borrower’s expense, the Borrower will instruct its insurance broker (which, for the avoidance of doubt shall be a different insurance broker from the firm of marine insurance brokers referred to in the immediately preceding sentence) and the P & I club or association providing P & I insurance referred to in part (a)(ii) of this Schedule IV-A, to agree to advise the Collateral Agent by electronic mail of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Borrower or any of its Subsidiaries of which the Borrower has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Collateral Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Collateral Agent on the Collateral Vessel on an individual and not on a fleet basis. In addition, the Borrower shall promptly provide the Collateral Agent with any information which the Collateral Agent reasonably requests for the purpose of obtaining or preparing any report from the Collateral Agent’s independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Schedule IV-A as of the date hereof or in connection with any renewal thereof, and the Borrower shall upon demand indemnify the Collateral Agent in respect of all reasonable fees and other expenses incurred by or for the account of the Collateral Agent in connection with any such report; provided that the Collateral Agent shall be entitled to such indemnity only for one such report during a period of twelve months.

Schedule IV-A

The underwriters or brokers shall furnish the Collateral Agent with a letter or letters of undertaking to the effect that:

(i)                   they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Collateral Agent in accordance with the terms of the loss payable clause referred to in the General Assignment Agreement;

(ii)                  they will have endorsed on each and every policy as and when the same is issued the loss payable clause, to be in the excess of $2,500,000, and the notice of assignment referred to in the General Assignment Agreement; and

(iii)                 they will not set off against any sum recoverable in respect of a claim against any Collateral Vessel under the said underwriters or brokers or any other Person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

All policies of insurance required hereby shall provide for not less than 14 days prior written notice (seven days in respect of war risks) to be received by the Collateral Agent of the termination or cancellation of the insurance evidenced thereby. All policies of insurance maintained pursuant to this Schedule IV-A for risks covered by insurance other than that provided by a P & I Club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured, only to the extent such underwriters agree to so waive rights of subrogation (provided that it is understood and agreed that the Borrower shall use commercially reasonable efforts to obtain such waivers). The Borrower shall, and shall cause each Credit Party to, assign to the Collateral Agent its full rights under any policies of insurance in respect of each Collateral Vessel in accordance with the terms contained herein (and, for the avoidance of doubt, such assignments shall include any additional value of any insurance that exceeds the values expressly required herein in respect of each Collateral Vessel). The Borrower agrees that it shall, and shall cause each Credit Party to, deliver unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Collateral Agent being informed and having the right to continue the insurance by paying any premiums not paid by the Borrower, receipts showing payment of premiums for Required Insurance and also of demands from the Collateral Vessel’s P & I underwriters to the Collateral Agent at least two (2) days before the risk in question commences.

Schedule IV-A

(d)               Unless the Collateral Agent shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Collateral Agent for distribution first to itself and thereafter to the Borrower or others as their interests may appear; provided that, notwithstanding anything to the contrary herein, until otherwise required by the Collateral Agent by notice to the underwriters upon the occurrence and continuance of an Event of Default hereunder, (i) amounts payable under any insurance on the Collateral Vessel with respect to protection and indemnity risks may be paid directly to (x) the Borrower to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or (y) the Person to whom any liability covered by such insurance has been incurred, and (ii) amounts payable under any insurance with respect to the Collateral Vessel involving any damage to the Collateral Vessel not constituting an Event of Loss, may be paid by underwriters directly for the repair, salvage or other charges involved or, if the Borrower shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to the Borrower as reimbursement therefor; provided, however, that if such amounts (including any franchise or deductible) are in excess of U.S. $2,500,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Collateral Agent and the loss payable clauses pertaining to such insurances shall be endorsed to that effect.

(e)               All amounts paid to the Collateral Agent in respect of any insurance on the Collateral Vessel shall be disposed of as follows (after deduction of the expenses of the Collateral Agent in collecting such amounts):

(i)                  any amount which might have been paid at the time, in accordance with the provisions of paragraph (d) above, directly to the Borrower or others shall be paid by the Collateral Agent to, or as directed by, the Borrower;

(ii)                 unless the Borrower applies the amounts to the acquisition of a Substitution Vessel pursuant to Section 4.06 of the Credit Agreement, all amounts paid to the Collateral Agent in respect of an Event of Loss of the Collateral Vessel shall be applied by the Collateral Agent to the payment of the Financial Indebtedness hereby secured pursuant to Section 4.02(b) of the Credit Agreement; and

(iii)                all other amounts paid to the Collateral Agent in respect of any insurance on the Collateral Vessel may, in the Collateral Agent’s sole discretion, be held and applied to the prepayment of the Obligations or to making of needed repairs or other work on the Collateral Vessel, or to the payment of other claims incurred by the Borrower or any of its Subsidiaries relating to the Collateral Vessel, or may be paid to the Borrower or whosoever may be entitled thereto.

(f)                In the event that any claim or lien is asserted against any Collateral Vessel for loss, damage or expense which is covered by insurance required hereunder and it is necessary for the Borrower to obtain a bond or supply other security to prevent arrest of such Collateral Vessel or to release the Collateral Vessel from arrest on account of such claim or lien, the Collateral Agent, on request of the Borrower, may, in the sole discretion of the Collateral Agent, assign to any Person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Collateral Vessel from such arrest, all right, title and interest of the Collateral Agent in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

Schedule IV-A

(g)               The Borrower shall deliver to the Collateral Agent certified copies and, whenever so reasonably requested by the Collateral Agent, if available to the Borrower, the originals of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained pursuant to Section 7.03 of the Credit Agreement and this Schedule IV-A for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same. The Collateral Agent shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

(h)               The Borrower will not, and will not permit any Credit Party to, execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow any Collateral Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the Collateral Agent in writing and insured such Collateral Vessel by additional coverage to extend to such voyages, risks, passengers or cargoes.

(i)                 In case any underwriter proposes to pay less on any claim than the amount thereof, the Borrower shall forthwith inform the Collateral Agent, and if a Default, Event of Default or an Event of Loss has occurred and is continuing, the Collateral Agent shall have the exclusive right to negotiate and agree to any compromise.

(j)                 The Borrower will, and will cause each Credit Party to, comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Borrower, its Subsidiaries or the Collateral Vessels with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which the Collateral Vessels are from time to time engaged and the cargo carried by it.

Schedule IV-B

VESSEL INSURANCE

CREDIT PARTY	PERIOD	INTEREST	MR TANKERS		SUEZMAX
Diamond S Shipping II LLC, as the assured party for the Collateral Vessels

   Owning Company
Heroic Andromeda Inc.
Heroic Auriga Inc.
Heroic Avenir Inc.
Heroic Corona Borealis Inc.
Heroic Equuleus Inc.
Heroic Gaea Inc.
Heroic Hera Inc.
Heroic Hercules Inc.
Heroic Hologium Inc.
Heroic Hydra Inc.
Heroic Libra Inc.
Heroic Lyra Inc.
Heroic Octans Inc.
Heroic Pegasus Inc.
Heroic Perseus Inc.
Heroic Pisces Inc.
Heroic Rhea Inc.
Heroic Sagittarius Inc.
Heroic Scorpio Inc.
Heroic Scutum Inc.
Heroic Serena Inc.
Heroic Tucana Inc.
Heroic Uranus Inc.
Heroic Virgo Inc.
White Boxwood Shipping S.A.
White Hydrangea Shipping S.A.
DSS 1 LLC
DSS 2 LLC
DSS 5 LLC
DSS 6 LLC
DSS 7 LLC
DSS 8 LLC
DSS A LLC
DSS B LLC
DSS C LLC
DSS D LLC	2/20/2019 - 20	Protection & Indemnity Risks	$14,500 Crew Claims $14,500 Cargo Claims $11,000 All Other Claims $25,000 Collision Claims Always as per Certificate of Entry and Rules of the Association	$10,000 Crew Claims $10,000 Cargo Claims $10,000 All Other Claims $27,000 Collision Claims Always as per Certificate of Entry and Rules of the Association	$14,500 Crew Claims $14,500 Cargo Claims $11,000 All Other Claims $25,000 Collision Claims Always as per Certificate of Entry and Rules of the Association	$5,500 Crew Claims $8,000 Cargo Claims $8,000 All Other Claims $8,000 Collision Claims Always as per Certificate of Entry and Rules of the Association
	2/20/2019 - 20	Freight Demurrage & Defense Risks	25% of each claim (min US10,000 - max US150,000) Always as per North of England Certificate of Entry and Rules of the Association	25% of each claim (min US10,000 - max US $150,000) Always as per North of England Certificate of Entry and Rules of the Association	25% of each claim (min US10,000 - max US150,000) Always as per North of England Certificate of Entry and Rules of the Association	25% of each claim (min US10,000 - max US $150,000) Always as per North of England Certificate of Entry and Rules of the Association
	11/01/2017 - 5/01/2020	Hull & Machinery (incl Cl 380 buyback)	$100,000		$150,000
	11/01/2017 - 5/01/2020	War Risks	No Deductible - with 7 days on LOH however amended to 0 days if a loss occurs as a result of a vessel being seized, kidnapped and ransomed by pirates and is in excess of a claim under the Assureds special contingency plan.		No Deductible - with 7 days on LOH however amended to 0 days if a loss occurs as a result of a vessel being seized, kidnapped and ransomed by pirates and is in excess of a claim under the Assureds special contingency plan.
	11/01/2017 - 5/01/2020	Cash In Transit	No Deductible		No Deductible
	11/01/2017 - 5/01/2020	Kidnap & Ransom	No Deductible		No Deductible
	11/01/2017 - 5/01/2020	Kidnap & Ransom Loss of Hire Extension	0 Days		0 Days
	11/01/2017 - 5/01/2020	Consequential Loss of Hire (Narcotics)	7 Days		7 Days
	Vessels		Alpine Maya, Alpine Melina, Adriatic Wave, Aegean Wave, Alpine Moment, Atlantic Polaris, Alpine Madeleine, Atlantic Aquarius, Atlantic Grace, Atlantic Leo, Alpine Mystery, Atlantic Star, Alpine Mathilde, Atlantic Pisces, Alpine Mia, Citron, Citrus, Atlantic Breeze, San Saba, Rio Grande, Pecos, Sabine, Loire, Namsen, Trinity & San Jacinto	Atlantic Frontier, Atlantic Gemini, Atlantic Lily, Atlantic Olive, Atlantic Rose, Atlantic Titan, High Mars, High Mercury, High Saturn, High Jupiter, Atlantic Muse, Atlantic Mirage, Pacific Jewel, Brazos, Red, Frio & Colorado	Alpine Maya, Alpine Melina, Adriatic Wave, Aegean Wave, Alpine Moment, Atlantic Polaris, Alpine Madeleine, Atlantic Aquarius, Atlantic Grace, Atlantic Leo, Alpine Mystery, Atlantic Star, Alpine Mathilde, Atlantic Pisces, Alpine Mia, Citron, Citrus, Atlantic Breeze, San Saba, Rio Grande, Pecos, Sabine, Loire, Namsen, Trinity & San Jacinto	Atlantic Frontier, Atlantic Gemini, Atlantic Lily, Atlantic Olive, Atlantic Rose, Atlantic Titan, High Mars, High Mercury, High Saturn, High Jupiter, Atlantic Muse, Atlantic Mirage, Pacific Jewel, Brazos, Red, Frio & Colorado
No DA for Cash in Transit

SCHEDULE V

ERISA

None.

SCHEDULE VI

COLLATERAL VESSELS

#	Vessel Owner	Jurisdiction of Formation	Vessel Name	Flag	Type	DWT
1.	Heroic Gaea Inc.	Republic of Liberia	Atlantic Frontier	Hong Kong	MR	49,999
2.	Heroic Uranus Inc.	Republic of Liberia	Atlantic Gemini	Hong Kong	MR	49,999
3.	Heroic Hera Inc.	Republic of Liberia	Atlantic Grace	Hong Kong	MR	49,999
4.	Heroic Hercules Inc.	Republic of Liberia	Atlantic Star	Hong Kong	MR	49,999
5.	Heroic Libra Inc.	Republic of Liberia	Atlantic Lily	Hong Kong	MR	49,999
6.	Heroic Pisces Inc.	Republic of Liberia	Atlantic Olive	Hong Kong	MR	49,999
7.	Heroic Sagittarius Inc.	Republic of Liberia	Atlantic Rose	Hong Kong	MR	49,999
8.	Heroic Scorpio Inc.	Republic of Liberia	Atlantic Titan	Hong Kong	MR	49,999
9.	Heroic Andromeda Inc.	Republic of Liberia	High Jupiter	Hong Kong	MR	51,603
10.	Heroic Virgo Inc.	Republic of Liberia	High Mars	Hong Kong	MR	51,542
11.	Heroic Pegasus Inc.	Republic of Liberia	High Mercury	Hong Kong	MR	51,501
12.	Heroic Rhea Inc.	Republic of Liberia	High Saturn	Hong Kong	MR	51,527
13.	Heroic Avenir Inc.	Republic of Liberia	Alpine Madeleine	Hong Kong	MR	49,999
14.	Heroic Serena Inc.	Republic of Liberia	Alpine Mathilde	Hong Kong	MR	49,999
15.	Heroic Corona Borealis Inc.	Republic of Liberia	Alpine Maya	Hong Kong	MR	51,501
16.	Heroic Equuleus Inc.	Republic of Liberia	Alpine Melina	Hong Kong	MR	51,483
17.	White Hydrangea Shipping S.A.	Republic of Liberia	Alpine Mia	Hong Kong	MR	49,999
18.	White Boxwood Shipping S.A.	Republic of Liberia	Alpine Moment	Hong Kong	MR	49,999
19.	Heroic Perseus Inc.	Republic of Liberia	Alpine Mystery	Hong Kong	MR	49,999
20.	Heroic Octans Inc.	Republic of Liberia	Atlantic Mirage	Hong Kong	MR	49,999
21.	Heroic Hydra Inc.	Republic of Liberia	Atlantic Muse	Hong Kong	MR	51,476
22.	Heroic Lyra Inc.	Republic of Liberia	Atlantic Pisces	Hong Kong	MR	51,498
23.	Heroic Hologium Inc.	Republic of Liberia	Atlantic Polaris	Hong Kong	MR	48,012
24.	Heroic Scutum Inc.	Republic of Liberia	Adriatic Wave	Hong Kong	MR	49,999
25.	Heroic Tucana Inc.	Republic of Liberia	Aegean Wave	Hong Kong	MR	51,549
26.	Heroic Auriga Inc.	Republic of Liberia	Pacific Jewel	Hong Kong	MR	51,510
27.	DSS 7 LLC	Republic of the Marshall Islands	Trinity	Republic of the Marshall Islands	Suezmax	157,734
28.	DSS 8 LLC	Republic of the Marshall Islands	San Jacinto	Republic of the Marshall Islands	Suezmax	158,658
29.	DSS 1 LLC	Republic of the Marshall Islands	San Saba	Republic of the Marshall Islands	Suezmax	159,018
30.	DSS 2 LLC	Republic of the Marshall Islands	Rio Grande	Republic of the Marshall Islands	Suezmax	159,056
31.	DSS 5 LLC	Republic of the Marshall Islands	Red	Republic of the Marshall Islands	Suezmax	159,068
32.	DSS 6 LLC	Republic of the Marshall Islands	Frio	Republic of the Marshall Islands	Suezmax	159,000
33.	DSS A LLC	Republic of the Marshall Islands	Brazos	Republic of the Marshall Islands	Suezmax	158,537
34.	DSS B LLC	Republic of the Marshall Islands	Pecos	Republic of the Marshall Islands	Suezmax	158,465
35.	DSS C LLC	Republic of the Marshall Islands	Sabine	Republic of the Marshall Islands	Suezmax	158,493
36.	DSS D LLC	Republic of the Marshall Islands	Colorado	Republic of the Marshall Islands	Suezmax	158,615

SCHEDULE VII

NOTICE ADDRESSES

If to any Credit Party, to:

33 Benedict Place

Greenwich, CT 06830

Attention: Kevin M. Kilcullen

Facsimile: + 1 203 413 2010

Email: management@diamondsshipping.com

with copies to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Lawrence Rutkowski

Facsimile: + 1 212 480 8421

Email: rutkowski@sewkis.com

SCHEDULE VIII

EXISTING FINANCIAL INDEBTEDNESS

1.	An up to $360,000,000 five-year senior secured term loan and revolving facility, entered into as of March 27, 2019, as amended, by and among, inter alios, (i) Diamond S Finance LLC, a Marshall Islands limited liability company, as the initial borrower, (ii) Diamond S Shipping Inc., a Marshall Islands corporation, as the surviving entity that Diamond S Finance LLC was merged into, (iii) the banks, financial institutions and other institutional lenders listed on the signature pages thereof, as lenders, and (iv) Nordea Bank Abp, New York Branch, as administrative agent and collateral agent.

2.	An up to $66,000,000 five-year senior secured post-delivery term loan facility entered into as of August 9, 2016, as amended, by and among, inter alios, (i) NT Suez Holdco LLC, a Marshall Islands limited liability company, as borrower, (ii) NT Suez GP LLC, a Marshall Islands limited liability company, as parent guarantor, (iii) the banks, financial institutions and other institutional lenders listed on the signature pages thereof, as lenders, and (iv) Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent.

SCHEDULE IX

TECHNICAL MANAGER

Vessel Name	Agreement Date	Owner	Manager
Atlantic Frontier	June 10, 2016	Heroic Gaea Inc.	Diamond Anglo Ship Management Pte. Ltd.
Atlantic Gemini	June 10, 2016	Heroic Uranus Inc.	Diamond Anglo Ship Management Pte. Ltd.
Atlantic Grace	June 10, 2016	Heroic Hera Inc.	Diamond Anglo Ship Management Pte. Ltd.
Atlantic Star	June 10, 2016	Heroic Hercules Inc.	Diamond Anglo Ship Management Pte. Ltd.
Atlantic Lily	June 10, 2016	Heroic Libra Inc.	Diamond Anglo Ship Management Pte. Ltd.
Atlantic Olive	June 10, 2016	Heroic Pisces Inc.	Diamond Anglo Ship Management Pte. Ltd.
Atlantic Rose	June 10, 2016	Heroic Sagittarius Inc.	Diamond Anglo Ship Management Pte. Ltd.
Atlantic Titan	June 10, 2016	Heroic Scorpio Inc.	Diamond Anglo Ship Management Pte. Ltd.
High Jupiter	June 29, 2011	Heroic Andromeda Inc.	Executive Ship Management Pte Ltd.
High Mars	December 10, 2018	Heroic Virgo Inc.	Diamond Anglo Ship Management Pte. Ltd.
High Mercury	December 10, 2018	Heroic Pegasus Inc.	Diamond Anglo Ship Management Pte. Ltd.
High Saturn	December 10, 2018	Heroic Rhea Inc.	Diamond Anglo Ship Management Pte. Ltd.
Alpine Madeleine	December 10, 2018	Heroic Avenir Inc.	Diamond Anglo Ship Management Pte. Ltd.
Alpine Mathilde	December 10, 2018	Heroic Serena Inc.	Diamond Anglo Ship Management Pte. Ltd.
Alpine Maya	June 10, 2016	Heroic Corona Borealis Inc.	Diamond Anglo Ship Management Pte. Ltd.
Alpine Melina	June 10, 2016	Heroic Equuleus Inc.	Diamond Anglo Ship Management Pte. Ltd.
Alpine Mia	December 10, 2018	White Hydrangea Shipping S.A.	Diamond Anglo Ship Management Pte. Ltd.
Alpine Moment	August 5, 2019	White Boxwood Shipping S.A.	Diamond Anglo Ship Management Pte. Ltd.
Alpine Mystery	June 29, 2011	Heroic Perseus Inc.	Executive Ship Management Pte Ltd.
Atlantic Mirage	September 16, 2011	Heroic Octans Inc.	Fleet Management Limited
Atlantic Muse	September 16, 2011	Heroic Hydra Inc.	Fleet Management Limited
Atlantic Pisces	June 10, 2016	Heroic Lyra Inc.	Diamond Anglo Ship Management Pte. Ltd.
Atlantic Polaris	June 10, 2016	Heroic Hologium Inc.	Diamond Anglo Ship Management Pte. Ltd.
Adriatic Wave	August 5, 2019	Heroic Scutum Inc.	Diamond Anglo Ship Management Pte. Ltd.
Aegean Wave	June 29, 2011	Heroic Tucana Inc.	Executive Ship Management Pte Ltd.
Pacific Jewel	September 16, 2011	Heroic Auriga Inc.	Fleet Management Limited
Trinity	June 10, 2016	DSS 7 LLC	Diamond Anglo Ship Management Pte. Ltd.
San Jacinto	June 10, 2016	DSS 8 LLC	Diamond Anglo Ship Management Pte. Ltd.
San Saba	June 10, 2016	DSS 1 LLC	Diamond Anglo Ship Management Pte. Ltd.
Rio Grande	June 10, 2016	DSS 2 LLC	Diamond Anglo Ship Management Pte. Ltd.
Red	June 10, 2016	DSS 5 LLC	Diamond Anglo Ship Management Pte. Ltd.
Frio	June 10, 2016	DSS 6 LLC	Diamond Anglo Ship Management Pte. Ltd.
Brazos	June 10, 2016	DSS A LLC	Diamond Anglo Ship Management Pte. Ltd.
Pecos	June 10, 2016	DSS B LLC	Diamond Anglo Ship Management Pte. Ltd.
Sabine	June 10, 2016	DSS C LLC	Diamond Anglo Ship Management Pte. Ltd.
Colorado	June 10, 2016	DSS D LLC	Diamond Anglo Ship Management Pte. Ltd.

SCHEDULE X

SCHEDULED TERM LOAN AMORTIZATION PAYMENT AMOUNT

Payment Date	Scheduled Term Loan Amortization Payment Amount
March 31, 2020	$18,750,000
June 30, 2020	$18,750,000
September 30, 2020	$18,750,000
December 31, 2020	$18,750,000
March 31, 2021	$18,750,000
June 30, 2021	$18,750,000
September 30, 2021	$18,750,000
December 31, 2021	$18,750,000
March 31, 2022	$18,750,000
June 30, 2022	$18,750,000
September 30, 2022	$18,750,000
December 31, 2022	$18,750,000
March 31, 2023	$18,750,000
June 30, 2023	$18,750,000
September 30, 2023	$18,750,000
December 31, 2023	$18,750,000
March 31, 2024	$18,750,000
June 30, 2024	$18,750,000
September 30, 2024	$18,750,000
Maturity Date	$18,750,000

EXHIBIT A

FORM OF

NOTICE OF BORROWING

[Date]

Nordea Bank Abp, New York Branch,
as Administrative Agent for the Lenders party
to the Credit Agreement
referred to below
1211 Avenue of the Americas, 23rd Floor

New York, NY 10036

Attention: Shipping, Offshore and Oil Services

Ladies and Gentlemen:

The undersigned, Diamond S Shipping Inc. (the “Borrower”), refers to the Credit Agreement, dated as of December 23, 2019 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, unless otherwise defined herein, capitalized terms defined therein being used herein as therein defined), among, inter alios, the Borrower, the lenders from time to time party thereto (the “Lenders”) and NORDEA BANK ABP, NEW YORK BRANCH, as Administrative Agent and as Collateral Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection set forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Credit Agreement:

(i)            The Business Day of the Proposed Borrowing is [____________].1

(ii)           The aggregate principal amount of the Proposed Borrowing is $[____________].

(iii)          Type of Proposed Borrowing: [Term Loan] [Revolving Loan].

(iv)          The initial Interest Period for the Proposed Borrowing is [_____].2

(v)           The proceeds of the Proposed Borrowing shall be deposited in the following account: Account No. [________________], Account Name [________________].

[1]	Shall be a Business Day at least three Business Days after the date hereof, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 10:00 AM (New York time) on such day.

[2]	The initial Interest Period for any Loan shall commence on the Borrowing Date of such Loan and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the immediately preceding Interest Period applicable thereto expires, and shall be for a one (solely in the case of Revolving Loans), three or six month period (or such other period as the Lenders may agree).

Exhibit A

(v)           [Attached hereto as Exhibit A are the calculations establishing and evidencing the Borrower’s compliance with the requirements of Section 2.01(c) of the Credit Agreement for the Proposed Borrowing.]3

The undersigned hereby certifies on behalf of the Borrower that the following statements will be true on the date of the Proposed Borrowing:

(A)          the representations and warranties made by each Credit Party in or pursuant to the Credit Documents are true and correct in all material respects both before and after giving effect to the Proposed Borrowing, as if made on and as of the date of the Proposed Borrowing, unless stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date; and

(B)          no Event of Default and no event which, with the giving of notice or lapse of time, or both, would be an Event of Default, has occurred and is continuing on the date of the Proposed Borrowing both before and after giving effect to the Proposed Borrowing made on such date.

Very truly yours,

DIAMOND S SHIPPING INC.

By
Name:
Title:

3 For Initial Borrowing Date only.

[Exhibit A]

[Exhibit A]

[Insert calculations evidencing compliance with Sections 2.01(c) of the Credit Agreement]

EXHIBIT B-1

FORM OF TERM NOTE

$__________	New York, New York
[Date]

FOR VALUE RECEIVED, Diamond S Shipping Inc., a company organized under the laws of the Republic of the Marshall Islands (the “Borrower”), hereby promises to pay to ____________ or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the office of Nordea Bank Abp, New York Branch (the “Administrative Agent”) located at 1211 Avenue of the Americas, 23rd Floor New York, NY 10036 on the Maturity Date the principal sum of _____________ DOLLARS ($_____) or, if less, the then aggregate unpaid principal amount of all Term Loans made by the Lender pursuant to the Credit Agreement dated as of December 23, 2019, among, inter alios, the Borrower, the lenders from time to time party thereto (including, without limitation, the Lender) and Nordea Bank Abp, New York Branch, as Administrative Agent and as Collateral Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined.

The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.07 of the Credit Agreement.

This Note is one of the Term Notes referred to in the Credit Agreement, and is entitled to the benefits thereof and of the other Credit Documents. This Note is secured by the Security Documents and is entitled to the benefits of the Subsidiaries Guaranty. This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

DIAMOND S SHIPPING INC.

By
Name:
Title:

EXHIBIT B-2

FORM OF REVOLVING NOTE

$__________	New York, New York
[Date]

FOR VALUE RECEIVED, Diamond S Shipping Inc., a company organized under the laws of the Republic of the Marshall Islands (the “Borrower”), hereby promises to pay to ____________ or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the office of Nordea Bank Abp, New York Branch (the “Administrative Agent”) located at 1211 Avenue of the Americas, 23rd Floor New York, NY 10036 on the Maturity Date the principal sum of _____________ DOLLARS ($_____) or, if less, the then aggregate unpaid principal amount of all Revolving Loans made by the Lender pursuant to the Credit Agreement dated as of December 23, 2019, among, inter alios, the Borrower, the lenders from time to time party thereto (including, without limitation, the Lender) and Nordea Bank Abp, New York Branch, as Administrative Agent and as Collateral Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined.

The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.07 of the Credit Agreement.

This Note is one of the Revolving Notes referred to in the Credit Agreement, and is entitled to the benefits thereof and of the other Credit Documents. This Note is secured by the Security Documents and is entitled to the benefits of the Subsidiaries Guaranty. This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-2

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

DIAMOND S SHIPPING INC.

By
Name:
Title:

EXHIBIT C

SOLVENCY CERTIFICATE

[●], 2019

This certificate (this “Solvency Certificate”) is delivered pursuant to Section 5.01(g) of the Credit Agreement, dated as of December 23, 2019, among, inter alios, Diamond S Shipping Inc., a company organized under the laws of the Republic of the Marshall Islands (the “Borrower”), the lenders from time to time party thereto and Nordea Bank Abp, New York Branch, as Administrative Agent and Collateral Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned, an Authorized Officer of the Borrower, hereby certifies, solely in such capacity and on behalf of the Borrower as follows:

1.            I am an Authorized Officer of the Borrower. I am familiar with the Transactions and have reviewed the financial statements referred to in Section 6.07(a) of the Credit Agreement and other such documents and made such investigations as I have deemed relevant for the purposes of this Solvency Certificate.

2.            After giving effect to the Transactions and the incurrence of the financings contemplated in the Credit Agreement, each Credit Party individually (after giving effect to rights of contribution and subrogation) and the Borrower and its Subsidiaries taken as a whole, are not insolvent and will not be rendered insolvent by the incurrence of such indebtedness, and will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they mature.

In this Solvency Certificate, “debt” shall mean any liability on a claim, and “claim” shall mean (x) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Exhibit C

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first set forth above.

DIAMOND S SHIPPING INC.

By:
Name:
Title:

EXHIBIT D

FORM OF ASSIGNMENT OF INSURANCES

[●], 2019

[COMMERCIAL MANAGER/TECHNICAL MANAGER], the Commercial Manager and Technical Manager of each of the Collateral Vessels set forth on Schedule 1 hereto (the “Assignor”), in consideration of the Secured Creditors entering into the transactions described in the Credit Agreement (as defined below), and for One Dollar ($1) lawful money of the United States of America, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, have sold, assigned, transferred and set over, and by this instrument do sell, assign, transfer and set over, unto NORDEA BANK ABP, NEW YORK BRANCH, a limited liability company organized and existing under the laws of Finland, as Collateral Agent (hereinafter called the “Assignee”), and unto the Assignee’s successors and assigns, as such to it and its successors’ and assigns’ own proper use and benefit, and does hereby grant to the Assignee a security interest in, all right, title and interest of the Assignor under, in and to (i) all insurances required pursuant to Section 7.03 (Maintenance of Property; Insurance) of the Credit Agreement in respect of the Vessel, whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said insurance, and (iii) all other rights of each respective Assignor under or in respect of said insurance, including proceeds (the above clauses (i), (ii) and (iii) collectively called the “Insurance Collateral”).

Terms used herein and not otherwise defined herein are used as defined in the Credit Agreement dated as of December 23, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) Diamond S Shipping Inc., a company organized and existing under the laws of the Republic of the Marshall Islands (the “Borrower”); (ii) the financial institutions party thereto, as Lenders and (iii) the Assignee, as administrative agent and collateral agent, the Lenders agreed to make available to the Borrower a term loan facility in the aggregate principal amount of up to Three Hundred, Seventy-Five Million Dollars ($375,000,000) and a revolving credit facility in the aggregate principal amount of One Hundred Fifty Million Dollar ($150,000,000).

[The Assignor is a wholly-owned indirect subsidiary of the Borrower.]4

This Assignment of Insurances (this “Assignment”) is given as security for all amounts due and to become due to the Secured Creditors under the Credit Agreement and the Subsidiaries Guaranty.

It is expressly agreed that anything herein to the contrary notwithstanding, solely as between the Assignor and the Assignee, the Assignor shall remain liable under said insurances to perform all of the duties and obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under said insurances by reason of or arising out of this instrument of assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor, if any, under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

The Assignor hereby appoints the Assignee, its successors and assigns, as its true and lawful attorney-in-fact, irrevocably, with full power (in the name of the Assignor or otherwise), upon the occurrence and continuance of an Event of Default to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said insurances, to endorse any checks or other instruments or orders in connection therewith and to file any document and any claims or to take any action or institute any proceedings which the Assignee and its successors and assigns may reasonably deem to be necessary or advisable in the premises. The powers and authorities granted to the Assignee and its successors or assigns herein have been given for valuable consideration, are coupled with an interest and are hereby declared to be irrevocable.

 4 If applicable.

Exhibit D

The Assignor hereby covenants and agrees to procure that notice of this Assignment shall be duly given to all insurance brokers, underwriters and protection and indemnity clubs, substantially in the form hereto attached as Exhibit A, and that where the consent of any underwriter or protection and indemnity club is required pursuant to any of the insurances assigned hereby that the Assignor shall obtain such consent and evidence thereof shall be given to the Assignee, or, in the alternative, the Assignor shall obtain, with the Assignee’s approval, a letter of undertaking by the underwriters and protection and indemnity clubs, that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such notice of this Assignment and clauses as to loss payees in the form attached to Exhibit A or as the Assignee may require or approve in its sole discretion. In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, it will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably deem necessary or appropriate in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that, without the prior written consent thereto of the Assignee, so long as this instrument of assignment shall remain in effect, other than in respect of Permitted Liens, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors and assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said insurances, of this Assignment or of any of the rights created by said insurances or this Assignment.

All notices or other communications which are required to be made to the Assignee hereunder shall be made by postage prepaid letter or telecopy confirmed by postage prepaid letter to:

Nordea Bank ABP, New York Branch

1211 Avenue of the Americas, 23rd Floor

New York, New York 10036

Attention: Shipping, Offshore and Oil Services

Telephone: (212) 318-9344

Facsimile: (212) 318-9318

or at such other address as may have been furnished in writing by the Assignee.

Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee or as the Assignee may otherwise instruct.

Exhibit D

THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Assignment may be brought in the courts of the State of New York LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK or of the United States of America for the Southern District of New York and, by execution and delivery of this Assignment, THE Assignor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the EXCLUSIVE jurisdiction of the aforesaid courts. THE Assignor hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such court lacks personal jurisdiction over THE Assignor, and agrees not to plead or claim in any legal action or proceeding with respect to this Assignment brought in any of the aforesaid courts that any such court lacks personal jurisdiction over THE Assignor. THE Assignor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Assignment or any other Credit Document to which THE Assignor is a party brought in the courts referred to ABOVE and hereby further irrevocably waives (to the fullest extent permitted by applicable law) and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREbY FURTHER IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Exhibit D

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed as of the date first written above.

[COMMERCIAL MANAGER/TECHNICAL MANAGER],
as Assignor

By:
Name:
Title:

NORDEA BANK ABP, NEW YORK BRANCH
as Assignee

By:
Name:
Title:

By:
Name:
Title:

Exhibit D

SCHEDULE 1

Shipowner	Collateral Vessel
[●]	[●]

Exhibit D

EXHIBIT A

to Assignment of Insurances

NOTICE OF ASSIGNMENT

[COMMERCIAL MANAGER/TECHNICAL MANAGER], hereby gives you notice that by an Assignment of Insurances dated [●], 2019 entered into by us with the Assignee, there has been assigned by us to the Assignee all right, title and interest in, to and under all insurances and benefit of insurances effected and to be effected in respect of the [Republic of Marshall Islands][Hong Kong] flag vessels, as applicable, listed on Schedule 1, including the insurances constituted by the policy whereon this Notice is endorsed. This Notice of Assignment and the applicable loss payable clauses in the form hereto attached as Annex I are to be endorsed on all policies and certificates of entry evidencing such insurance.

Dated:

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Exhibit D

[COMMERCIAL MANAGER/TECHNICAL MANAGER],
as Assignor

By
Name:
Title:

[Signature Page to Notice of Assignment]

Exhibit D

SCHEDULE 1

Notice of Assignment of Insurances

Owner	Vessel
[●]	[●]

[Signature Page to Notice of Assignment]

Exhibit D

ANNEX I

Notice of Assignment of Insurances

FORM OF LOSS PAYABLE CLAUSES

Hull and War Risks

Loss, if any, payable to NORDEA BANK ABP, NEW YORK BRANCH, as Collateral Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and to [COMMERCIAL MANAGER/TECHNICAL MANAGER], as Assignor, as its interests may appear, or order, except that, unless underwriters have been otherwise instructed by notice in writing from the Mortgagee following the occurrence and continuation of an Event of Default (as defined in the Credit Agreement), in the case of any loss involving any damage to the Vessel or liability of the Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the owner, any charterer or manager shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the owner as reimbursements therefore; provided, however, that if such damage involves a loss in excess of U.S.$2,500,000.00 or its equivalent the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromise or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the Mortgage and the Credit Agreement for the financing of that Vessel.

Protection and Indemnity

Loss, if any, payable to NORDEA BANK ABP, NEW YORK BRANCH, as Collateral Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and [COMMERCIAL MANAGER/TECHNICAL MANAGER], as Assignor, as its interests may appear, or order, except that, unless and until the underwriters have been otherwise instructed by notice in writing from the Mortgagee following the occurrence and continuation of an Event of Default (as defined in the Credit Agreement), any loss may be paid directly to the person to whom the liability covered by this insurance has been incurred, or to the owner to reimburse it for any loss, damage or expenses incurred by it and covered by this insurance.

EXHIBIT E

FORM OF SUBSIDIARIES GUARANTY

SUBSIDIARIES GUARANTY, dated as of [●], 2019 (as amended, modified, restated and/or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each a “Subsidiary Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the “Subsidiary Guarantors”). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Diamond S Shipping Inc., a company organized under the laws of the Republic of the Marshall Islands (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Nordea Bank Abp, New York Branch, as Administrative Agent (in such capacity, together with any successor Administrative Agent, the “Administrative Agent”) and Collateral Agent, have entered into a Credit Agreement, dated as of December 23, 2019 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans and Revolving Loan Commitments to the Borrower as contemplated therein (the Lenders, the Collateral Agent and the Administrative Agent are herein called the “Lender Creditors”);

WHEREAS, the Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more of the Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”);

WHEREAS, each Subsidiary Guarantor is a direct or indirect Subsidiary of the Borrower;

WHEREAS, it is a condition to the making of Loans and Revolving Loan Commitments to the Borrower under the Credit Agreement that each Subsidiary Guarantor shall have executed and delivered this Guaranty; and

WHEREAS, each Subsidiary Guarantor will obtain benefits from the incurrence by the Borrower of the Loans and Revolving Loan Commitments under the Credit Agreement and the entering into by the Borrower of Interest Rate Protection Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph.

Exhibit E

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Subsidiary Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Subsidiary Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1.  Each Subsidiary Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes, if any, issued by, and the Loans made to, the Borrower under the Credit Agreement, and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Lender Creditors (in the capacities referred to in the definition of Lender Creditors) under the Credit Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations being herein collectively called the “Credit Document Obligations”); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Interest Rate Protection Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by the Borrower under any Interest Rate Protection Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement to which it is a party (all such obligations, liabilities and indebtedness being herein collectively called the “Other Obligations” and, together with the Credit Document Obligations, the “Guaranteed Obligations”). Notwithstanding anything to the contrary contained herein, in no event will Guaranteed Obligations include any Excluded Swap Obligations. As used herein, the term “Guaranteed Party” shall mean the Borrower party to or as guarantor of any Subsidiary Guarantor or its Subsidiaries party to any Interest Rate Protection Agreement with an Other Creditor. Each Subsidiary Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Subsidiary Guarantor without proceeding against any other Subsidiary Guarantor, the Borrower, any other Guaranteed Party, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

2.  Additionally, each Subsidiary Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower or any other Guaranteed Party upon the occurrence in respect of the Borrower or any such other Guaranteed Party of any of the events specified in Section 9.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or their designee, on demand. This Guaranty shall constitute a guaranty of payment, and not of collection.

Exhibit E

3.  The liability of each Subsidiary Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower or any other Guaranteed Party whether executed by such Subsidiary Guarantor, any other Subsidiary Guarantor, any other guarantor or by any other party, and the liability of each Subsidiary Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or any other Guaranteed Party or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Subsidiary Guarantor, any other guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or any other Guaranteed Party, (e) to the extent permitted by applicable law, any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Subsidiary Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

4.  The obligations of each Subsidiary Guarantor hereunder are independent of the obligations of any other Subsidiary Guarantor, any other guarantor, the Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor whether or not action is brought against any other Subsidiary Guarantor, any other guarantor, the Borrower or any other Guaranteed Party and whether or not any other Subsidiary Guarantor, any other guarantor, the Borrower or any other Guaranteed Party be joined in any such action or actions. Each Subsidiary Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Borrower or any other Guaranteed Party shall operate to toll the statute of limitations as to each Subsidiary Guarantor.

5.  Any Secured Creditor may, in accordance with the terms of the Credit Agreement, the other Credit Documents and applicable law, at any time and from time to time without the consent of, or notice to, any Subsidiary Guarantor, without incurring responsibility to such Subsidiary Guarantor, without impairing or releasing the obligations of such Subsidiary Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)  change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

Exhibit E

(b)  take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c)  exercise or refrain from exercising any rights against the Borrower, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;

(d)  release or substitute any one or more endorsers, Subsidiary Guarantors, other guarantors, the Borrower, any other Guaranteed Party, or other obligors;

(e)  settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower or any other Guaranteed Party to creditors of the Borrower or such other Guaranteed Party other than the Secured Creditors;

(f)  apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of the Borrower or such other Guaranteed Party remain unpaid;

(g)  consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement (in accordance with their terms) any of the Interest Rate Protection Agreements, the Credit Documents or any of such other instruments or agreements;

(h)  act or fail to act in any manner which may deprive such Subsidiary Guarantor of its right to subrogation against the Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty; and/or

(i)  take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Subsidiary Guarantor from its liabilities under this Guaranty.

6.  This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have hereunder. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Exhibit E

7.  Any indebtedness of the Borrower or any other Guaranteed Party now or hereafter held by any Subsidiary Guarantor is hereby subordinated to the indebtedness of the Borrower or such other Guaranteed Party to the Secured Creditors, and such indebtedness of the Borrower or such other Guaranteed Party to any Subsidiary Guarantor, if the Administrative Agent or the Collateral Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Subsidiary Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower or the other Guaranteed Parties to the Secured Creditors, but without affecting or impairing in any manner the liability of such Subsidiary Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Subsidiary Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

8.  (a)  Each Subsidiary Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other Guaranteed Party, any other Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guaranteed Party, any other Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Subsidiary Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guaranteed Party, any other Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guaranteed Party, any other Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, or any other Guaranteed Party other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against the Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Subsidiary Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Borrower, any other Guaranteed Party or any other party or any security.

Exhibit E

(b)  Each Subsidiary Guarantor waives all presentments, promptness, diligence, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Subsidiary Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Subsidiary Guarantor of information known to them regarding such circumstances or risks.

Each Subsidiary Guarantor warrants and agrees that each of the waivers set forth above in this Section 8 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

9.  (a)     By their acceptance of the benefits of this Guaranty, the Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or, after all the Credit Document Obligations have been paid in full, by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty. By their acceptance of the benefits of this Guaranty, the Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Subsidiary Guarantor (except to the extent such partner, member or stockholder is also a Subsidiary Guarantor hereunder).

(b)          The Administrative Agent and Collateral Agent will hold in accordance with this Guaranty all collateral at any time received under this Guaranty. By its acceptance of the benefits of this Guaranty, each Secured Creditor acknowledges and agrees that the obligations of the Administrative Agent and Collateral Agent as enforcer of this Guaranty and interests herein are only those expressly set forth in this Guaranty and in Section 10 of the Credit Agreement. The Administrative Agent and the Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 10 of the Credit Agreement.

10.  In order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements, each Subsidiary Guarantor represents and warrants that:

(a)  Such Subsidiary Guarantor (i) is a duly organized and validly existing company, corporation, limited partnership or limited liability company, as the case may be, in good standing (or the equivalent) under the laws of the jurisdiction of its incorporation or formation, (ii) has the corporate or other applicable power and authority, as the case may be, to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualification, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Exhibit E

(b)  Such Subsidiary Guarantor has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document. Such Subsidiary Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)  Neither the execution, delivery or performance by such Subsidiary Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of such Subsidiary Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or credit agreement, or any other material agreement, contract or instrument, to which such Subsidiary Guarantor or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the Organizational Documents of such Subsidiary Guarantor or any of its Subsidiaries.

(d)  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by such Subsidiary Guarantor or (ii) the legality, validity, binding effect or enforceability of this Guaranty.

(e)  There are no actions, suits or proceedings pending or, to such Subsidiary Guarantor’s knowledge, threatened (i) with respect to this Guaranty or (ii) with respect to such Subsidiary Guarantor or any of its Subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

11.  Each Subsidiary Guarantor covenants and agrees that on and after the Borrowing Date and until the termination of the Commitments and all Interest Rate Protection Agreements entered into with respect to the Loans and until such time as no Notes remain outstanding and all Guaranteed Obligations have been paid in full, such Subsidiary Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 7 and 8 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 7 or 8 of the Credit Agreement, and so that no Default or Event of Default is caused by the actions of such Subsidiary Guarantor or any of its Subsidiaries.

Exhibit E

12.  The Subsidiary Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of (i) each Secured Creditor in connection with the enforcement of this Guaranty (including, without limitation, the reasonable and documented fees and disbursements of counsel employed by each Secured Creditor) and (ii) the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable and documented fees and disbursements of counsel employed by the Administrative Agent).

13.  This Guaranty shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

14.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Subsidiary Guarantor directly affected thereby and with the written consent of (x) the Administrative Agent (or, to the extent required by Section 11.13 of the Credit Agreement, with the written consent of the Required Lenders or all Lenders) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Subsidiary Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Subsidiary Guarantor other than the Subsidiary Guarantor so added or released). For the purpose of this Guaranty, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 11.13 of the Credit Agreement, each Lender) and (y) with respect to the Other Obligations, the holders of at least a majority of the Other Obligations.

15.  Each Subsidiary Guarantor acknowledges that an executed (or conformed) copy of each Credit Document and each existing Interest Rate Protection Agreement has been made available to a senior officer of such Subsidiary Guarantor and such officer is familiar with the contents thereof.

Exhibit E

16.  In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement and any payment default under any Interest Rate Protection Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Subsidiary Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Subsidiary Guarantor, against and on account of the obligations and liabilities of such Subsidiary Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

17.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including emailed, telegraphic or telecopier communication) and mailed, emailed, telecopied or delivered: if to any Subsidiary Guarantor, at c/o Diamond S Shipping Inc., 33 Benedict Place, Greenwich, CT 06830, Attn: Kevin Kilcullen, Facsimile: (203) 413-2010, Email: management@diamondsshipping.com; if to any Secured Creditor, at its address specified opposite its name on Schedule II to the Credit Agreement; and if to the Administrative Agent, at its address specified opposite its name on Schedule II to the Credit Agreement; or, as to any other Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Secured Creditor, at such other address as shall be designated by such Secured Creditor in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by email or telecopier, be effective when sent by email or telecopier, except that notices and communications to the Administrative Agent or any Subsidiary Guarantor shall not be effective until received by the Administrative Agent or such Subsidiary Guarantor, as the case may be.

18.  If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any other Guaranteed Party) then and in such event each Subsidiary Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Subsidiary Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower or any other Guaranteed Party, and such Subsidiary Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

Exhibit E

19. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York located in New York County in the City of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Guaranty, each Subsidiary Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Subsidiary Guarantor hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such court lacks personal jurisdiction over such Subsidiary Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Subsidiary Guarantor. Each Subsidiary Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Subsidiary Guarantor at its address set forth in Section 17 hereof, such service to become effective 30 days after such mailing. Each Subsidiary Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Subsidiary Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Subsidiary Guarantor in any other jurisdiction.

(b)  Each Subsidiary Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Subsidiary Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives (to the fullest extent permitted by applicable law) and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)  EACH SUBSIDIARY GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH SUBSIDIARY GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

20.  In the event that all of the capital stock or other equity interests of one or more Subsidiary Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 8.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all the Lenders if required by Section 11.13 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Subsidiary Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Borrower or another Subsidiary thereof) be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Subsidiary Guarantor or Subsidiary Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Subsidiary Guarantor shall be deemed to be a sale of such Subsidiary Guarantor for the purposes of this Section 20).

Exhibit E

21.  At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Subsidiary Guarantor against each other Subsidiary Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Subsidiary Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Subsidiary Guarantor that results in the aggregate payments made by such Subsidiary Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Subsidiary Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Subsidiary Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Subsidiary Guarantor shall have a right of contribution against each other Subsidiary Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Subsidiary Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Subsidiary Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Subsidiary Guarantor and the denominator of which is the Aggregate Excess Amount of all Subsidiary Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Subsidiary Guarantor. A Subsidiary Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Subsidiary Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Subsidiary Guarantor’s right of contribution arising pursuant to this Section 21 against any other Subsidiary Guarantor shall be expressly junior and subordinate to such other Subsidiary Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 21: (i) each Subsidiary Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Subsidiary Guarantor by (y) the aggregate Adjusted Net Worth of all Subsidiary Guarantors; (ii) the “Adjusted Net Worth” of each Subsidiary Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Subsidiary Guarantor and (y) zero; and (iii) the “Net Worth” of each Subsidiary Guarantor shall mean the amount by which the fair saleable value of such Subsidiary Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 21, each Subsidiary Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Subsidiary Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each of the Subsidiary Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Subsidiary Guarantor has the right to waive its contribution right against any Subsidiary Guarantor to the extent that after giving effect to such waiver such Subsidiary Guarantor would remain solvent, in the determination of the Required Lenders.

Exhibit E

22.  Each Subsidiary Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, each Subsidiary Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Subsidiary Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Subsidiary Guarantor and the other Subsidiary Guarantors, result in the Guaranteed Obligations of such Subsidiary Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

23.  This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by e-mail or facsimile transmission), but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Subsidiary Guarantors and the Administrative Agent.

24.  (a) All payments made by any Subsidiary Guarantor hereunder will be made without setoff, counterclaim or other defense, will be made in the currency or currencies in which the respective Guaranteed Obligations are then due and payable and will be made on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

(b) The Subsidiary Guarantors’ obligations hereunder to make payments in the respective currency or currencies in which the respective Guaranteed Obligations are required to be paid (such currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such other Secured Creditor under this Guaranty or the other Credit Documents or any Interest Rate Protection Agreement, as applicable. If, for the purpose of obtaining or enforcing judgment against any Subsidiary Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange quoted by the Administrative Agent, determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

Exhibit E

(c)  If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Subsidiary Guarantors jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(d)  For purposes of determining any rate of exchange for this Section 24, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

25.  It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall automatically become a Subsidiary Guarantor hereunder by executing a counterpart hereof and/or a joinder agreement, in each case in form and substance satisfactory to the Administrative Agent, and delivering the same to the Administrative Agent.

* * *

Exhibit E

IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

[●]
as Subsidiary Guarantors

By:
Name:
Title:

Accepted and Agreed to:
NORDEA BANK ABP, NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT F

FORM OF PLEDGE AGREEMENT

PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of December [●], 2019, made by each of the undersigned pledgors (each a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 26 hereof, the “Pledgors”) in favor of NORDEA BANK ABP, NEW YORK BRANCH, as Collateral Agent (in such capacity, together with any successor Collateral Agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below).

W I T N E S S E T H :

WHEREAS, Diamond S Shipping Inc., a company organized under the laws of the Republic of the Marshall Islands (the “Borrower”), the various lenders from time to time party thereto (the “Lenders”), Nordea Bank Abp, New York Branch, as Administrative Agent (in such capacity, together with any successor Administrative Agent, the “Administrative Agent”), and the other persons party thereto from time to time, have entered into a Credit Agreement, dated as of December 23, 2019 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans and Revolving Loan Commitments to the Borrower as contemplated therein (the Lenders holding from time to time outstanding Loans and/or Commitments, the Administrative Agent and the Pledgee, in each of the aforementioned capacities, are herein called the “Lender Creditors”);

WHEREAS, the Borrower may at any time and from time to time after the date hereof enter into, or guaranty the obligations of one or more other Pledgors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements from time to time with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lenders holding from time to time outstanding Loans (and/or Commitments), are herein called the “Secured Creditors”);

WHEREAS, it is a condition precedent to the making of the Loans and the Revolving Loan Commitments to the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

Exhibit F

1.  SECURITY FOR OBLIGATIONS; ESTABLISHMENT OF EARNINGS ACCOUNT.

1.1. Security. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

(i)            the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees, commitments commission and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of such Pledgor to the Lender Creditors (provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in respect of Loans and/or Commitments), whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of each Pledgor that is a Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Guaranty to which such Guarantor is a party) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents;

(ii)            the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Other Creditors under, or with respect to (including, in the case of each Pledgor that is a Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Guaranty to which such Guarantor is a party) any Interest Rate Protection Agreement, whether such Interest Rate Protection Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein;

(iii)            any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iv)            in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable out-of-pocket expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable out-of-pocket attorneys’ fees and court costs; and

2

Exhibit F

(v)            all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 12 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1.1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement in connection with the Credit Agreement.

2.  DEFINITIONS.  (a)  Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

(b)            The following capitalized terms used herein shall have the definitions specified below:

“Administrative Agent” shall have the meaning set forth in the Recitals hereto.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Control Agreement” shall have the meaning provided in Section 4 hereof.

“Credit Agreement” shall have the meaning set forth in the Recitals hereto.

“Deposit Account Bank” shall have the meaning provided in Section 4 hereof.

“Earnings Accounts” shall mean the accounts listed on Annex F hereto.

“Earnings Account Collateral” shall have the meaning set forth in Section 3.1(a) hereof.

“Earnings Collateral” shall have the meaning set forth in the General Assignment Agreement.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement and any payment default under any Interest Rate Protection Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans and/or Commitments from time to time, after any applicable grace period.

“Indemnitees” shall have the meaning set forth in Section 12 hereof.

3

Exhibit F

“Insurance Collateral” shall have the meaning set forth in the General Assignment Agreement.

“Lender Creditors” shall have the meaning set forth in the Recitals hereto.

“Lenders” shall have the meaning set forth in the Recitals hereto.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company that is a Subsidiary Guarantor.

“Obligations” shall have the meaning set forth in Section 1.1 hereof.

“Other Creditors” shall have the meaning set forth in the Recitals hereto.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership that is a Subsidiary Guarantor.

“Pledged Subsidiary” shall have the meaning set forth in Section 3.1(b) hereof.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

“Secured Creditors” shall have the meaning set forth in the Recitals hereto.

“Secured Debt Agreements” shall mean and includes this Agreement, the other Credit Documents and the Interest Rate Protection Agreements entered into with any Other Creditors.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock.

4

Exhibit F

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Stock” shall mean all of the issued and outstanding shares of capital stock of any corporation at any time owned by any Pledgor in any Subsidiary Guarantor.

“Termination Date” shall have the meaning set forth in Section 21 hereof.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

3.  PLEDGE OF STOCK, ACCOUNTS, ETC.

3.1 Pledge.  To secure the Obligations now or hereafter owed or to be performed by such Pledgor, the applicable Pledgor, as indicated below, does hereby grant and pledge to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing first priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a)             in the case of each Pledgor listed on Annex F, the applicable Earnings Account held in its name, together with all of such Pledgor’s right, title and interest in and to all sums of property (including cash equivalents and other investments) now or at any time hereafter on deposit therein, credited thereto or payable thereon, and all instruments, documents and other writings evidencing the Earnings Accounts (collectively, the “Earnings Account Collateral”);

(b)            in the case of all Stock of each Subsidiary Guarantor, each a “Pledged Subsidiary”) and is owned by a Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Stock of any such Pledged Subsidiary;

(c)            all Limited Liability Company Interests in any Pledged Subsidiary owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A)            all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

5

Exhibit F

(B)            all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)            all of such Pledgor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D)            all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;

(E)            all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)            all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(d)            all Partnership Interests in any Pledged Subsidiary owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A)            all the capital thereof and its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

6

Exhibit F

(B)            all other payments due or to become due to such Pledgor in respect of such Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)            all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D)            all present and future claims, if any, of such Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;

(E)            all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)            all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(e)            all Proceeds of any and all of the foregoing.

3.2. Procedures. (a)  To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take, or, in the case of Section 3.2(a)(v), authorize the Pledgee to take, the following actions as set forth below (as promptly as practicable and, in any event, within 30 days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors:

(i)            with respect to a Certificated Security, such Pledgor shall deliver such Certificated Security to the Pledgee with transfer powers executed in blank;

(ii)            with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), such Pledgor shall cause the issuer of such Uncertificated Security (or, in the case of an issuer that is not a Subsidiary of such Pledgor, will use reasonable efforts to cause such issuer) to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex G hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction;

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Exhibit F

(iii)            with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (i) to comply in all material respects with the applicable rules of such Clearing Corporation and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC). Such Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary to effect the foregoing;

(iv)            with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Interest credited on the books of a Clearing Corporation), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof; and

(v)            with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof which are not released to such Pledgor in accordance with Section 7 hereof, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

(b)            In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

(i)            with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee;

(ii)            each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant states, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant states, including, without limitation, Section 9-312(a) of the UCC); and

8

Exhibit F

(iii)            with respect to any deposit account (as defined in Section 9-102 of the UCC) of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 9-104 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), each Pledgor shall from time to time execute and deliver and cause the relevant depositary bank to execute and deliver a control agreement in form and substance reasonably satisfactory to the Pledgee.

3.3.  Subsequently Acquired Collateral.  If any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee supplements to Annexes A through E hereto as are reasonably necessary to cause such annexes to be complete and accurate at such time.

3.4.  Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required (if any) in connection with the pledge of such Collateral.

3.5.  Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that: (i) the jurisdiction of organization of such Pledgor, and such Pledgor’s organizational identification number (if any), is listed on Annex A hereto; (ii) each Subsidiary of such Pledgor that is a Pledged Subsidiary is listed in Annex B hereto; (iii) the Stock (and any warrants or options to purchase Stock) of any Pledged Subsidiary held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) as described in Annex C hereto; (iv) such Stock constitutes that percentage of the issued and outstanding capital stock of the respective Pledged Subsidiaries as is set forth in Annex C hereto; (v) the Limited Liability Company Interests in any and all Pledged Subsidiaries held by such Pledgor consist of the number and type of interests of the respective Pledged Subsidiaries described in Annex D hereto; (vi) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the respective Pledged Subsidiaries as set forth in Annex D hereto; (vii) the Partnership Interests held by such Pledgor in any and all Pledged Subsidiaries consist of the number and type of interests of the respective Pledged Subsidiaries described in Annex E hereto; (viii) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex E hereto; (ix) such Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through E hereto; (xi) on the date hereof, such Pledgor owns no other Stock, Limited Liability Company Interests or Partnership Interests of, in each case, any Pledged Subsidiary; and (x) each Earnings Account held by such Pledgor is listed on Annex F hereto.

9

Exhibit F

4.  EARNINGS ACCOUNTS.

(a)            Each Pledgor listed on Annex F, has established Earnings Accounts for purposes of this Agreement and the other relevant Finance Documents, which Earnings Accounts are or shall be maintained with the Deposit Account Bank.

(b)            Annex F hereto accurately sets forth, as of the date of this Agreement, for each Pledgor listed on Annex F, each Earnings Account maintained by such Pledgor (including a description thereof and the respective account number), the name of the bank with which such Deposit Account is maintained (the “Deposit Account Bank”), and the jurisdiction of the Deposit Account Bank.

(c)            For each Earnings Account, each Pledgor listed on Annex F shall cause the Deposit Account Bank, simultaneously herewith, to enter into, a “control agreement” in substantially the form attached hereto as Annex H and reasonably acceptable to the Pledgee (each, a “Control Agreement”), which establishes the Pledgee’s, as agent for the Finance Parties, “control” in accordance with the UCC of each of the respective Earnings Accounts; provided, that the Pledgee shall not send a notice of sole control or similar notice unless an Event of Default has occurred and is continuing, with respect to which the Pledgee is permitted to exercise remedies pursuant to the Facility Agreement.

5.  APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

6.  VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of any Secured Debt Agreement, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral unless expressly permitted by the terms of the Secured Debt Agreements. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 8 hereof shall become applicable.

7.  DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the Pledgors. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

10

Exhibit F

(i)            all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above in the first sentence of this Section 7) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii)            all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii)            all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 7 and Section 8 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over and/or delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

8.  REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i)            to receive all amounts payable in respect of the Collateral otherwise payable under Section 7 hereof to the Pledgors;

(ii)            to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii)            to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

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Exhibit F

(iv)            at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days’ written notice of the time and place of any such sale shall be given to the Pledgors. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(v)            to set-off any and all Collateral against any and all Obligations.

9.  REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case acting upon the instructions of the Required Lenders and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

10.  APPLICATION OF PROCEEDS. All monies collected by the Pledgee upon any sale or other disposition of the Collateral of each Pledgor, together with all other monies received by the Pledgee hereunder (except to the extent released in accordance with the applicable provisions of this Agreement or any other Credit Document), shall be applied to the payment of the Obligations in the manner set forth in Section 4.05 of the Credit Agreement.

11.  PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

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Exhibit F

12.  INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, civil penalties, fines, settlements and suits of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable and documented attorneys’ fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, civil penalties, fines, settlements, suits, costs and expenses to the extent incurred by reason of the gross negligence of, the breach in bad faith of this Agreement by, or willful misconduct of such Indemnitee). In no event shall the Pledgee be liable, in the absence of gross negligence, the breach in bad faith of this Agreement or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 12 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. Notwithstanding the foregoing, no party hereto shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Agreement or the other Credit Documents.

13.  PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a)   Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b)            Except as provided in the last sentence of paragraph (a) of this Section 13, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 13.

(c)            The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

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Exhibit F

(d)            The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

14.  FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a)  Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem reasonably necessary and wherever required by law in order to perfect and preserve the Pledgee’s security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

(b)            Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or appropriate to accomplish the purposes of this Agreement.

15.  THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement and the other Security Documents all items of the Collateral (as defined in the Credit Agreement) at any time received under this Agreement or the other Security Documents. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement and the other Security Documents each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral (as defined in the Credit Agreement) and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Security Documents, are only those expressly set forth in this Agreement, the other Security Documents and in Sections 4.05 and 10 of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Sections 4.05 and 10 of the Credit Agreement.

16.  TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Secured Debt Agreements).

17.  REPRESENTATIONS AND WARRANTIES OF THE PLEDGORS. Each Pledgor represents and warrants that:

(i)            it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral pledged by such Pledgor hereunder and that it has sufficient interest in all Collateral pledged by such Pledgor hereunder in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and Permitted Liens);

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Exhibit F

(ii)            it has the company, corporate, limited partnership or limited liability company power and authority, as the case may be, to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii)            this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv)            except to the extent already obtained or made, or, in the case of any filings or recordings of the Security Documents (other than the Collateral Vessel Mortgages) executed on or before the Initial Borrowing Date, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance by such Pledgor of this Agreement, (b) the legality, validity, binding effect or enforceability of this Agreement, (c) the perfection or enforceability of the Pledgee’s security interest in the Collateral pledged by such Pledgor hereunder or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v)            the execution, delivery and performance of this Agreement will not (i) violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, U.S. or non-U.S., applicable to such Pledgor, or of the certificate or articles of incorporation, certificate of formation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Pledgor, as applicable, or of any securities issued by such Pledgor or any of its Subsidiaries, or (ii) materially violate any provision of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries which are Credit Parties, except as contemplated by this Agreement or the Credit Agreement;

(vi)            all of the Collateral has been duly and validly issued and acquired, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

15

Exhibit F

(vii)            the pledge and collateral assignment to, and possession by, the Pledgee of the Collateral pledged by such Pledgor hereunder consisting of Certificated Securities pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Certificated Securities, except for Permitted Liens, and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests in respect of such Collateral; and

(viii)            “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral pledged by such Pledgor hereunder consisting of Stock with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, and “control” (as defined in Section 9-104 of the UCC) has been obtained by the Pledgee over the Earnings Accounts with respect to which such “control” may be obtained pursuant to Section 9-104 of the UCC.

(b)            Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

18.  JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; RECORDS. (a) The jurisdiction of organization and chief executive office of each Pledgor is specified in Annex A hereto. Each Pledgor will not change the jurisdiction of its organization or move its chief executive office except to such new jurisdiction or location as such Pledgor may establish in accordance with Section 18(b). The originals of all documents in the possession of such Pledgor evidencing all Collateral, including but not limited to all Limited Liability Company Interests and Partnership Interests, and the only original books of account and records of such Pledgor relating thereto are, and will continue to be, kept at such chief executive office as specified in Annex A hereto, or at such new locations as such Pledgor may establish in accordance with Section 18(b). All Limited Liability Company Interests and Partnership Interests are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office as specified in Annex A hereto, or such new locations as such Pledgor may establish in accordance with Section 18(b).

(b)            No Pledgor shall establish a new jurisdiction of organization or a new location for such chief executive offices until (i) it shall have given to the Pledgee not less than 10 days’ prior written notice of its intention so to do, providing clear details of such new jurisdiction of organization or new location, as the case may be, and providing such other information in connection therewith as the Pledgee may reasonably request, and (ii) with respect to such new jurisdiction of organization or new location, as the case may be, it shall have taken all action, reasonably satisfactory to the Pledgee (and, to the extent applicable, in accordance with Section 3.2 hereof), to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. Promptly after establishing a new jurisdiction of organization or new location for such chief executive offices in accordance with the immediately preceding sentence, the respective Pledgor shall deliver to the Pledgee a supplement to Annex A hereto, so as to cause such Annex A to be complete and accurate.

16

Exhibit F

19.  PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing (it being understood and agreed that the enforcement hereof may be limited by applicable bankruptcy, insolvency, restructuring, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles).

20.  REGISTRATION, ETC. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Stock, Limited Liability Company Interests or Partnership Interests pursuant to Section 8 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof, as the case may be, by private sale in such manner and under such circumstances as the Pledgee may deem necessary or appropriate in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

21.  TERMINATION; RELEASE. (a)  After the Termination Date, this Agreement and the security interest created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 12 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will as promptly as practicable execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or any other Credit Document, together with any monies at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, “Termination Date” shall mean the date upon which (i) the Total Commitments under the Credit Agreement have been terminated, (ii) all Interest Rate Protection Agreements applicable to Loans (and/or the Commitments) entered into with any Other Creditors have been terminated, (iii) no Note under the Credit Agreement is outstanding, (iv) all Loans thereunder have been repaid in full and (v) all Obligations then due and payable (other than indemnities described in Section 12 hereof and described in Section 11.01 of the Credit Agreement, and any other indemnities set forth in any other Secured Debt Agreements, in each case which are not then due and payable) have been indefeasibly paid in full.

17

Exhibit F

(b)            In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement (other than a sale to any Pledgor or any Subsidiary thereof) or is otherwise released with the consent of the Required Lenders and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c)            At any time that a Pledgor listed on Annex F desires to close an Earnings Account, it shall, with the consent of the Pledgee, redirect the contents of such Earnings Account to such other Earnings Account as the Pledgee shall specify to such Pledgor, and all future deposits shall be required to be made in such specified Earnings Account.

(d)            At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 21(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by an officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 21(a) or (b).

(e)  The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 20.

22.  NOTICES, ETC. Except as otherwise expressly provided herein, any notice, demand or other communication to given under or for the purposes of this Agreement shall be made as provided in Section 11.03 of the Credit Agreement.

23.  WAIVER; AMENDMENT. None of the terms and conditions of this Agreement and the other Security Documents may be changed, waived, modified or varied in any manner whatsoever except in writing duly signed by each Pledgor party hereto and the Pledgee (with the written consent of the Required Lenders).

24.  MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement except in accordance with the terms of the Secured Debt Agreements.

18

Exhibit F

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the EXCLUSIVE jurisdiction of the aforesaid courts. Each Pledgor hereby further irrevocably waives (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) any claim that any such court lacks personal jurisdiction over such Pledgor, and agrees not to plead or claim in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Pledgor. Each Pledgor hereby irrevocably waives (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document to which such Pledgor is a party brought in the courts referred to in this Section 23 and hereby further irrevocably waives (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

25.            RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

19

Exhibit F

26.            ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to Section 7.11(c) of the Credit Agreement shall become a Pledgor hereunder by (x) executing a counterpart hereof or a joinder hereto, (y) delivering supplements to Annexes A through F hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in Section 3 of this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all actions required to be taken above to be taken to the reasonable satisfaction of the Pledgee.

27.            RELEASE OF GUARANTORS. In the event any Pledgor which is a Subsidiary of the Borrower is released from its obligations pursuant to the Subsidiaries Guaranty, such Pledgor shall be released from this Agreement and this Agreement shall, as to such Pledgor only, have no further force or effect.

* * *

20

Exhibit F

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[●]
as Pledgors

By:
Name:
Title:

[Signature Page to DSSI - Pledge Agreement]

Exhibit F

Accepted and Agreed to:

NORDEA BANK ABP,

NEW YORK BRANCH,

as Pledgee

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to DSSI - Pledge Agreement]

ANNEX A

to

PLEDGE AGREEMENT

Legal Names; Type of Organization; Jurisdiction of Organization; Organizational Identification Numbers; Chief Executive Office.

Exact Legal Name	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Address of Chief Executive Office

ANNEX B

to

PLEDGE AGREEMENT

LIST OF SUBSIDIARIES

Pledgor	Pledged Entity

ANNEX C

to

PLEDGE AGREEMENT

Name of Issuing Corporation Pledged Entity	Number and Type of Shares	Percentage (%) Ownership

ANNEX D

to

PLEDGE AGREEMENT

LIST OF LIMITED LIABILITY COMPANY INTERESTS

Name of Limited Liability Company	Type of Interest	Percentage (%) Owned

ANNEX E

to

PLEDGE AGREEMENT

LIST OF PARTNERSHIP INTERESTS

[●]

ANNEX F

to

PLEDGE AGREEMENT

EARNINGS ACCOUNTS

Pledgor	Account Number

annex G
to
Pledge agreement

Form of Agreement Regarding Uncertificated Securities, Limited Liability
Company Interests and Partnership Interests

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of [●], 2019, among the undersigned pledgor (the “Pledgor”), Nordea Bank Abp, New York Branch, not in its individual capacity but solely as collateral agent (the “Pledgee”), and __________, as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).

W I T N E S S E T H:

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Pledge Agreement, dated as of [●], 2019 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a first priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all (1) “uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”), (2)  Partnership Interests (as defined in the Pledge Agreement) and (3) Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such Uncertificated Securities, Partnership Interests and Limited Liability Company Interests being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to protect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, after receiving a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

Annex G

3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

Nordea Bank Abp,

New York Branch

1211 Avenue of the Americas

23rd Floor

New York, New York 10036

Attn: Shipping, Offshore and Oil Services
Telephone: (212) 318-9344
E-mail: agency.soosid@nordea.com / lynn.sauro@nordea.com

5. Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will, upon receiving notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to such account as the Pledgee shall instruct.

6. Except as expressly provided otherwise in Sections 4 and 5, all notices and other communications shall be delivered in accordance with Section 11.03 of the Credit Agreement.

7. This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the EXCLUSIVE jurisdiction of the aforesaid courts. Each Pledgor hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such court lacks personal jurisdiction over such Pledgor, and agrees not to plead or claim in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Pledgor. Each Pledgor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document to which such Pledgor is a party brought in the courts referred to in this Section 8 and hereby further irrevocably waives (to the fullest extent permitted by applicable law) and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

*      *      *

2

Annex G

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[_____________________________],
as Pledgor

By
Name:
Title:

NORDEA BANK ABP, NEW YORK BRANCH, not in its individual capacity but solely as Pledgee

By
Name:
Title:

By
Name:
Title:

[_____________________________],
the Issuer

By
Name:
Title:

3

annex H
to
Pledge agreement

Form of Control Agreement Regarding Deposit Account

CONTROL AGREEMENT REGARDING DEPOSIT ACCOUNT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of [●], 2019, among the undersigned assignor (the “Assignor”), NORDEA BANK ABP, NEW YORK BRANCH, not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”) and [NORDEA BANK ABP, NEW YORK BRANCH][DNB BANK ASA, NEW YORK BRANCH], as account bank (the “Deposit Account Bank”), as the bank (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of New York (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC), including the accounts listed on Schedule I hereto, are maintained by the Assignor (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”).

W I T N E S S E T H :

WHEREAS, the Assignor, various other assignors and the Collateral Agent have entered into a Pledge Agreement, dated as of [●], 2019 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge Agreement”; terms used but not otherwise defined herein shall have the meanings given thereto in the Pledge Agreement), under which, among other things, in order to secure the payment of the Obligations, the Assignor has granted a first priority security interest to the Collateral Agent for the benefit of the Secured Creditors in all of the right, title and interest of the Assignor in and into the Deposit Accounts (identified in the Pledge Agreement as the “Earnings Accounts” and each an “Earning Account”) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in the Deposit Accounts, and to provide for the rights of the parties under this Agreement with respect to the Deposit Account;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. (a) Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Account and give instructions in respect of the Deposit Account; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the Collateral Agent’s prior written consent, close the Deposit Accounts. If upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Account, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Account and any funds held therein or credited thereto or otherwise to deal with the Deposit Account (the time period from and after receipt by the Deposit Account Bank of a Notice of Exclusive Control and lasting until such time as the Collateral Agent delivers written notice to the Deposit Account Bank rescinding such Notice of Exclusive Control, the “Exclusive Control Period”).

Annex H

(b)          Notwithstanding anything to the contrary herein, the Deposit Account Bank shall be permitted to comply with any writ, levy order or other similar juridical or regulatory order or process or law concerning the Deposit Accounts at any time and shall not be in violation of this Agreement for doing so.

2.            Collateral Agent’s Right to Give Instructions as to Deposit Accounts. (a)  Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled, following the occurrence and during the continuance of an Event of Default and delivery to the Deposit Account Bank of a Notice of Exclusive Control for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to the Deposit Account, or as to any other matters relating to the Deposit Account or any other Collateral, without further consent from the Assignor. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, subject to the terms of this Agreement in respect of instructions to make payments to beneficiaries other than the Collateral Agent, the receipt and satisfactory review by the Deposit Account Bank of any incumbency, “know your customer” or any other due diligence materials requested by the Deposit Account Bank, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor. Such instructions may include the giving of stop payment orders for any items being presented to the Deposit Accounts for payment. The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank. In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

(b)          It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts following the delivery to the Deposit Account Bank of a Notice of Exclusive Control is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Pledge Agreement or any other Credit Document, nor seek confirmation thereof from the Assignor or any other Person.

(c)          Any checks, automated clearinghouse (“ACH”) transfers, wire transfers, instruments and other payment items (collectively, the “Funds”) deposited into the Deposit Accounts are not available if (i) they are not available pursuant to the Deposit Account Bank’s funds availability policy as set forth in the Account Related Agreements (as defined below) or (ii) in the reasonable determination of the Deposit Account Bank, (A) they are subject to hold, dispute or a binding order, judgment or decree or injunction or a garnishment, restraining notice or other legal process directing or prohibiting or otherwise restricting the disposition of the Funds in the Deposit Accounts or (B) the transfer of such Funds would result in the Deposit Account Bank failing to comply with a statute, rule or regulation binding on the Deposit Account Bank. “Account Related Agreements” shall mean terms and conditions or other documentation entered into by and between the Deposit Account Bank and the Assignor governing the Deposit Accounts and any cash management or similar services provided by the Deposit Account Bank or an affiliate of the Deposit Account Bank in connection with the Deposit Accounts, including without limitation, services in connection with any funds to be deposited to the Deposit Accounts that have been received in one or more post office lockboxes maintained for Assignor by the Deposit Account Bank.

Annex H

(d)          Both the Collateral Agent and the Assignor acknowledge that the Deposit Account Bank may, without liability, comply with any withdrawal, payment, transfer or other instructions originated by the Assignor concerning the disposition of Funds in the Deposit Accounts or otherwise complete a transaction involving a Deposit Account that the Deposit Account Bank or an affiliate had started to process before the commencement of the Exclusive Control Period, which actions shall not, in any way, affect the commencement of the Exclusive Control Period or the Deposit Account Bank’s obligations thereafter. The Deposit Accounts may receive merchant card deposits and chargebacks. The Assignor acknowledges and agrees that during the Exclusive Control Period, chargebacks shall be blocked from debiting the Deposit Accounts.

3.            Assignor’s Exculpation and Indemnification of Depository Bank. (a) The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from the Deposit Account. The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent. The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions. The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, civil penalties, fines, settlements, suits and out-of-pocket costs, expenses and disbursements (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees, charges and disbursements) that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent excluding all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, civil penalties, fines, settlements, suits and out-of-pocket costs, expenses and disbursements (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees, charges and disbursements) to the extent incurred by reason of the gross negligence of, the breach in bad faith of this Agreement by, or willful misconduct of the Deposit Account Bank. Notwithstanding the foregoing, no party hereto shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Agreement or the other Credit Documents.

Annex H

(b)            The Deposit Account Bank will not be liable to the Assignor or the Collateral Agent for complying with instructions concerning the Deposit Accounts from the Assignor that are received by the Deposit Account Bank before the Deposit Account Bank received, and has some reasonable opportunity to act on, a Notice of Exclusive Control.

(c)            The Deposit Account Bank will not be liable to the Assignor or the Collateral Agent for complying with a Notice of Exclusive Control or with instructions concerning the Deposit Accounts originated by the Collateral Agent, even if the Assignor notifies the Deposit Account Bank that the Collateral Agent is not legally entitled to issue the Notice of Exclusive Control of instructions unless the Deposit Account Bank takes the actions after it is served with an injunction, restraining order, or other legal process enjoining it from doing do, issued by a court of competent jurisdiction.

(d)            The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges (including, without limitation, all reasonable and documented out-of-pocket costs, expenses and attorney’s fees incurred by the Deposit Account Bank in connection with the enforcement of this Agreement or any related instrument of agreement) and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits and out-of-pocket costs, expenses and disbursements (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees, charges and disbursements) that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent excluding all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits and out-of-pocket costs, expenses and disbursements (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees, charges and disbursements) to the extent incurred as a direct result of the gross negligence of or willful misconduct of the Deposit Account Bank as determined by a court of competent jurisdiction in a final non-appealable judgment. Notwithstanding the foregoing, no party hereto shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Agreement or the other Credit Documents.

(e)            The Collateral Agent agrees to be responsible for the Deposit Account Bank’s reasonable and documented out-of-pocket costs, expenses and attorney’s fees incurred by the Deposit Account Bank in connection with the enforcement of this Agreement and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any direct loss, cost or expense of any nature that the Deposit Account Bank may sustain or incur in connection with this Agreement, excluding any loss, cost or expense to the extent incurred as a direct result of the gross negligence or willful misconduct of the Deposit Account Bank as determined by a court of competent jurisdiction in a final and non-appealable judgment.

Annex H

(f)           If the balances in the Deposit Accounts are not sufficient to compensate the Deposit Account Bank for any fees or charges due to the Deposit Account Bank in connection with the Deposit Account or this Agreement or any returned check related thereto, the Assignor agrees to pay to the Deposit Account Bank, on demand, the amount due. The Assignor will have breached this Agreement if it has not paid the Deposit Account Bank, within five days after such demand, the amount due.

(g)          In no event will the Deposit Account Bank and the Collateral Agent hereto be liable for any special, indirect, exemplary, and consequential or punitive damages, including but not limited to lost profits.

(h)          The Deposit Account Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to liability of the Deposit Account Bank, if such failure or delay is caused by circumstances beyond the Deposit Account Bank’s reasonable control.

4.            Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Account. The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, the Deposit Accounts (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, the Deposit Accounts or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to the Deposit Accounts, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.

5.            Representations, Warranties and Covenants of Deposit Account Bank. The Deposit Account Bank represents and warrants to the Collateral Agent that:

(a)          The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of the Deposit Accounts shall be the State of New York.

(b)          The Deposit Account Bank shall not permit the Assignor to establish any other account with it.

(c)           The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of New York govern secured transactions relating to the Deposit Account and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9-304 of the UCC in respect of the Deposit Account is New York. The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is a jurisdiction other than the State of New York. Copies of all account agreements in respect of the Deposit Accounts in existence on the date hereof have been furnished to the Collateral Agent.

Annex H

(d)          The Deposit Account Bank has not entered, and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from the Deposit Accounts or other dealings with the Deposit Accounts or other of the Collateral.

(e)          On the date hereof the Deposit Account Bank maintains no deposit account (as defined in Section 9-102 of the UCC) for the Assignor other than the Deposit Account.

(f)           Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g)          The Assignor will promptly notify the Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6.            Deposit Accounts Statements and Information. The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements relating to the Deposit Accounts that the Deposit Account Bank sends to the Assignor and to disclose to the Collateral Agent all information reasonably requested by the Collateral Agent regarding the Deposit Account.

7.            Conflicting Agreements. This Agreement supplements, rather than replaces, the Account Related Agreements. Except as supplemented herein, the Account Related Agreements will continue to apply to the Deposit Account and cash management or similar services provided to the Assignor by the Deposit Account Bank or any affiliate of the Deposit Account Bank in connection with the Deposit Account to the extent not directly in conflict with the provisions of this Agreement (provided, however, that in the event of any such conflict, the provisions on this Agreement shall control).

8.            Merger or Consolidation of Deposit Account Bank. Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, or any affiliated bank of the Deposit Account Bank to which the Deposit Account Bank has assigned this Agreement, the Account Related Documents or the Deposit Accounts shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

Annex H

9.            Notices. (a)  All notices and other communications provided for in this Agreement shall be in writing (including via e-mail or facsimile) and mailed, faxed or delivered to the intended recipient at its address, e-mail address or facsimile number set forth below:

If to the Collateral Agent, at:

Nordea Bank Abp,

New York Branch

1211 Avenue of the Americas

23rd Floor

New York, New York 10036

Attn: Shipping, Offshore and Oil Services
Telephone: (212) 318-9344
E-mail:    agency.soosid@nordea.com / lynn.sauro@nordea.com

If to the Assignor, at:

Diamond S Shipping Inc.

c/o Kevin Kilcullen

33 Benedict Place

Greenwich, CT 06830

Attention: Florence Ioannou

Facsimile: + 1 203 413 2010

Email:    management@diamondsshipping.com

with copies to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Lawrence Rutkowski

Facsimile: + 1 212 480 8421

Email:    rutkowski@sewkis.com

If to the Deposit Account Bank, at:

[●]

or, as to any party, to such other address, e-mail address or facsimile number as such party may designate from time to time by notice to the other parties.

(b)            Except as otherwise provided herein, all notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mail, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by email or facsimile, be effective when sent by email or facsimile.

Annex H

10.            Amendment. This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11.            Binding Agreement. This Agreement shall bind the parties hereto and their successors and assign and shall inure to the benefit of the parties hereto and their successors and assigns. Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the Pledge Agreement, or at any time thereafter) who shall thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12.            Continuing Obligations. The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time. The rights of the Collateral Agent hereunder and in respect of the Deposit Account and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of Collateral Agent in the Deposit Account and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13.            Governing Law; Consent to Jurisdiction; Venue; Waiver of Jury Trial. This Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and governed by the law of the State of New York. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, THE Assignor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the EXCLUSIVE jurisdiction of the aforesaid courts. THE Assignor hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such court lacks personal jurisdiction over THE Assignor, and agrees not to plead or claim in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts that any such court lacks personal jurisdiction over THE Assignor. THE Assignor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document to which THE Assignor is a party brought in the courts referred to in this Section 13 and hereby further irrevocably waives (to the fullest extent permitted by applicable law) and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

Annex H

14.          Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

15.          Termination.      This Agreement and the security interest created hereby shall automatically terminate, without further action by any party, on the date upon which (i) the Total Commitment under the Credit Agreement; and (ii) all Interest Rate Protection Agreements have been terminated and no Notes representing Borrower’s obligation to pay the principal of, and interest on the Loans under, the Credit Agreement are outstanding and all Loans thereunder have been repaid in full and all Obligations applicable to the Loans then due and payable have been paid in full (provided that all indemnities set forth herein shall survive any such termination).

16.          Effect of Agreement.      It is expressly understood and agreed that this Agreement is given for the purposes of establishing “control” (as defined in Section 9-104 of the UCC) in the Deposit Accounts.

* * *

Annex H

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor :

[ ●]

By:
Name:
Title:

Annex H

Collateral Agent:

Nordea Bank ABP, New York Branch,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Deposit Account Bank:

[NORDEA BANK ABP, NEW YORK BRANCH][DNB BANK ASA, NEW YORK BRANCH][5], as Deposit Account Bank

By:
Name:
Title:

By:
Name:
Title:

5 As applicable.

Schedule I to Annex H

Schedule I

Earnings Accounts

Assignor	Account Number
[●]	[●]
[●]	[●]

EXHIBIT G-1

FORM OF GENERAL ASSIGNMENT AGREEMENT

This GENERAL ASSIGNMENT AGREEMENT, dated [●], 2019 (this “Agreement”) is given by the Assignors listed on the signature pages hereto (the “Assignors” and each, an “Assignor”), in favor of NORDEA BANK ABP, NEW YORK BRANCH, as Administrative Agent and Collateral Agent under the Credit Agreement referred to below (together with its successors and assigns, the “Assignee”) for the benefit of the Secured Creditors.

RECITALS

WHEREAS, [OWNER NAME] (the “Owner”) is the sole owner of [VESSEL NAME] (the “Vessel”).

WHEREAS, each Assignor is a direct or indirect wholly-owned subsidiary of the Borrower.

WHEREAS, pursuant to and subject to the conditions contained in the Credit Agreement dated as of December 23, 2019 (as the same may be amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”) among (i) Diamond S Shipping Inc., a company organized under the laws of the Republic of the Marshall Islands (the “Borrower”); (ii) the Assignor and each of the other companies party thereto, as Subsidiary Guarantors, (iii) the financial institutions party thereto, as Lenders and (iv) the Assignee, as administrative agent and collateral agent, the Lenders agreed to make available to the Borrower a term loan facility in the aggregate principal amount of up to Three Hundred Seventy-Five Million Dollars ($375,000,000) and a revolving credit facility in the aggregate principal amount of One Hundred Fifty Million Dollars ($150,000,000) (the Lenders, the Administrative Agent and the Collateral Agent, collectively, the “Lender Creditors”).

WHEREAS, the Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors under one or more Interest Rate Protection Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).

WHEREAS, pursuant to the Subsidiaries Guaranty, the Owner and each other Subsidiary Guarantor has jointly and severally guaranteed (i) all of the Secured Obligations of the Credit Parties under the Credit Documents and (ii) all obligations of the Borrower under each Interest Rate Protection Agreement.

WHEREAS, it is a condition to the obligation of the Lenders to the funding of the Loans and the availability of the Revolving Loan Commitments under the Credit Agreement that the Assignors enter into this Agreement as security for their respective obligations under the Subsidiaries Guaranty.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

Exhibit G-1

Article I

DEFINITIONS

Section 1.01      Defined Terms. All capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement. Any terms used in this Agreement (whether capitalized or lower case) that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Credit Agreement; provided that to the extent the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

“Assignor” and “Assignors” shall have the respective meanings specified therefor in the preamble to this Agreement.

“Collateral” shall have the meaning specified therefor in Section 2.02.

“Collateral Agent” shall have the meaning specified therefor in the preamble to this Agreement.

“Collateral Agent’s Lien” shall mean the Liens granted by the Assignors to the Collateral Agent pursuant to the Security Documents.

“Credit Agreement” shall have the meaning specified therefor in the recitals to this Agreement.

“Earnings Account” shall have the meaning specified in the Credit Agreement.

“Earnings Collateral” shall have the meaning specified in Section 2.02(a).

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement and any payment default under any Interest Rate Protection Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loans and/or Commitments from time to time after any grace period.

“Insurance Collateral” shall have the meaning specified in Section 2.02(b).

“Secured Debt Agreements” shall have the meaning specified in the Pledge Agreement.

“Security Interest” shall have the meaning specified therefor in Section 2.02.

“Termination Date” has the meaning set forth in Section 8.04 hereof.

“UCC” shall mean the New York Uniform Commercial Code, as in effect from time to time; provided that in the event that, by reason of mandatory provisions of law, any or all of the perfection, priority, or remedies with respect to the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such perfection, priority or remedies.

Article II

SECURITY INTERESTS

Section 2.01      Secured Obligations. This Agreement is made by each Assignor for the benefit of the Secured Creditors to secure the Secured Obligations and the performance and observance of and compliance with the covenants, terms and conditions contained in the Credit Documents to which the Assignor is or is to be a party.

2

Exhibit G-1

Section 2.02      Grant of Security. To secure the Secured Obligations now or hereafter owed or to be performed by such Assignor, each Assignor hereby grants, sells, conveys, assigns, transfers, mortgages and pledges to the Assignee, and unto the Assignee’s successors and assigns, on behalf of an for the ratable benefit of the Secured Creditors, all its right, title, interest, claim and demand in and to, and hereby also grants unto the Assignee a continuing security interest (hereinafter referred to as the “Security Interest”) in and to the following and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Assignor, and regardless of where located (all of which are collectively referred to as the “Collateral”):

(a)            (i) the earnings of the Vessel, including, but not limited to, all freight, hire and passage moneys, proceeds of off-hire insurance, any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, each such Assignor, of whatsoever nature, arising out of or as a result of the ownership, use, operation or management by each such Assignor or its respective agents of the Vessel, (ii) all moneys and claims for moneys due and to become due to each such Assignor under and all claims for damages arising out of the breach (or payments for variation or termination) of any charter, or contract relating to or under which is employed the Vessel, any and all other present and future charter parties, contracts of affreightment, and operations of every kind whatsoever of the Vessel, and in and to any and all claims and causes of action for money, loss or damages that may now and hereafter accrue or belong to each such Assignor, its respective successors or assigns, arising out of or in any way connected with the present or future ownership, use, operation or management of the Vessel or arising out of or in any way connected with the Vessel, (iii) if the Vessel is employed on terms whereby any money falling within clauses (i) or (ii) above are pooled or shared with any other Person, that proportion of the net receipts of the pooling or sharing arrangements which is attributable to the Vessel, (iv) all moneys and claims for moneys due and to become due to each such Assignor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, (v) all moneys and claims for moneys due in respect of demurrage or detention, and (vi) any proceeds of any of the foregoing (the above clauses (i) through (vi), collectively, the “Earnings Collateral”);

(b)            (i) all insurances required pursuant to Section 7.03 (Maintenance of Property; Insurance) of the Credit Agreement in respect of the Vessel, whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said Insurance, (iii) all other rights of the Assignors under or in respect of said Required Insurance and (iv) any proceeds of any of the foregoing (the above clauses (i) through (iv), collectively, the “Insurance Collateral”);

(c)            (i) all of the Assignors’ right, title, interest, claim and demand in and to each charter or similar contract of employment of the Vessel with a term in excess of thirty (30) months (each a “Pledged Charter”), all earnings, freights and other receivables payable thereunder, and all amounts due to an Assignor thereunder, (ii) all claims, rights, remedies, powers and privileges for moneys due and to become due to an Assignor pursuant to the Pledged Charter, (iii) all claims, rights, remedies, powers and privileges for failure of the charterer to meet any of its obligations under the Pledged Charter, (iv) the right to make all waivers, consents and agreements under the Pledged Charter, (v) the right to give and receive all notices and other instruments or communications under the Pledged Charter, (vi) the right to take such action, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Pledged Charter, or by law, and (vii) the right to do any and all other things whatsoever which such Assignor is, or may be, entitled to do under the Pledged Charter including, without limitation, termination of the Pledged Charter pursuant to the terms and conditions stated therein; provided that no Assignor shall be required to assign a Pledged Charter with respect to any charter or similar contract of employment if, and to the extent, an assignment thereof is prohibited thereby or in violation thereof; provided, further, that such Assignor shall be required to assign a Pledged Charter with respect to such charter or similar contract of employment at such time as the relevant prohibition shall no longer be applicable (the above clauses (i) through (vii), collectively, the “Charterparty Collateral”); and

(d)            all accessions to, substitutions and replacements for, proceeds and products of any of the foregoing, together with all books and records, computer files, programs, printouts and other computer materials and records related thereto and all collateral security and guarantees given by any person with respect to any of the foregoing.

3

Exhibit G-1

Section 2.03      Subsequently Acquired Collateral. If any Assignor shall acquire any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the security interests created pursuant to Section 2.02 hereof and, furthermore, such Assignor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the applicable procedures set forth in Articles IV and V hereof, and will promptly thereafter deliver to the Assignee (i) a certificate executed by an Authorized Officer of such Assignor describing such Collateral and certifying that the same has been duly pledged in favor of the Assignee for the benefit of the Secured Creditors hereunder and (ii) supplements to Schedules 1 and 2 hereto as are reasonably necessary to cause such schedules to be complete and accurate at such time.

Article III

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01      Representations and Warranties. Each Assignor hereby represents and warrants to the Collateral Agent for the benefit of the Secured Creditors, that (i) with respect to each Assignor on the date hereof, on and as of the date hereof and (ii) with respect to each Additional Assignor, on the date such Additional Assignor becomes an Assignor hereunder pursuant to Section 8.06:

(a)            Schedule 1 set forth the exact legal name, the type of organization, the jurisdiction of organization, the organizational identification number (if any) and the location of the chief executive office of each Assignor as of the date hereof.

(b)            Schedule 2 sets forth each Pledged Charter entered into in connection with the Vessel.

(c)            it is the legal and beneficial owner of, and has good and marketable title to, all Collateral pledged by such Assignor hereunder and that it has sufficient interest in all Collateral pledged by such Assignor hereunder in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, adverse claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and Permitted Liens);

(d)            it has the company, corporate, limited partnership or limited liability company power and authority, as the case may be, to pledge all the Collateral pledged by it pursuant to this Agreement;

(e)            this Agreement has been duly authorized, executed and delivered by such Assignor and constitutes a legal, valid and binding obligation of such Assignor enforceable against such Assignor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(f)            except to the extent already obtained or made, or, in the case of any filings or recordings of the Security Documents (other than the Collateral Vessel Mortgages) executed on or before the Initial Borrowing Date, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Assignor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Assignor in connection with (i) the execution, delivery or performance by such Assignor of this Agreement, (ii) the legality, validity, binding effect or enforceability of this Agreement, (iii) the perfection or enforceability of the Assignee’s security interest in the Collateral pledged by such Assignor hereunder or (iv) the exercise by the Assignee of any of its rights or remedies provided herein;

4

Exhibit G-1

(g)            the execution, delivery and performance of this Agreement will not violate any material provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, U.S. or non-U.S., applicable to such Assignor, or of the certificate or articles of incorporation, certificate of formation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Assignor, as applicable, or of any securities issued by such Assignor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Assignor or any of its Subsidiaries is a party or which purports to be binding upon such Assignor or any of its Subsidiaries or upon any of their respective material assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the material assets of such Assignor or any of its Subsidiaries which are Credit Parties, except as contemplated by this Agreement or the Credit Agreement.

Section 3.02      Change of Name; Organizational Structure, etc.. Each Assignor covenants and agrees that it shall not change (i) its legal name, (ii) its identity or organizational structure, (iii) its organizational identification number (if any), (iv) its jurisdiction of organization (in each case, including by merging with or into any other entity, dissolving, liquidating, reorganizing or organizing in any other jurisdiction) or (v) the location of its chief executive office unless it provides written notice of such change to the Administrative Agent within 30 days after such change. Each Assignor agrees (A) to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence and with such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) to promptly take all action reasonably requested by the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Creditors in the Collateral, if applicable..

Section 3.03      Transfers and Other Liens. Each Assignor covenants and agrees that it will defend the Assignee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Assignor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Assignee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Assignee and the Secured Creditors.

Article IV

SPECIAL PROVISIONS REGARDING EARNINGS COLLATERAL
AND INSURANCE COLLATERAL

Section 4.01      Earnings Collateral. Each Assignor, jointly and severally, covenants and agrees with the Collateral Agent that from and after the date of this Agreement until the date of termination in accordance with Section 8.04 that (i) it will have all the Earnings (as defined in Exhibit A herein) and other moneys hereby assigned paid over promptly to such Earnings Accounts as the Collateral Agent may specify in writing from time to time; (ii) it will promptly notify in a writing substantially in the form of Exhibit A hereto, and deliver a duplicate copy of such notice to the Assignee, each person who becomes a party with the Assignor in respect of the Vessel to any charter or contract of affreightment with the Assignor in respect of the Vessel of 30 months or greater duration and each of the Assignor’s agents and representatives into whose possession or control may come any Earnings and moneys hereby assigned, informing each such Person of this Agreement and instructing such addressee to remit promptly to such Earnings Accounts all earnings and moneys hereby assigned which may come into such Person’s hands or control and to continue to make such remittances until such time as such Person may receive written notice or instructions to the contrary directly from the Assignee; and (iii) it will use commercially reasonable efforts to cause each such Person to acknowledge directly to the Assignee receipt of the Assignor’s written notification and the instructions and consent, if required pursuant to any such charter or contract of assignment or other contractual relationship with the Assignor.

5

Exhibit G-1

Section 4.02      Insurance Collateral. Each Assignor hereby covenants and agrees to procure that notice of this Agreement shall be duly given to all insurance brokers, underwriters and protection and indemnity clubs, substantially in the form hereto attached as Exhibit B, and that where the consent of any underwriter or protection and indemnity club is required pursuant to any of the Insurances Collateral assigned hereby that the Assignor shall obtain such consent and evidence thereof shall be given to the Assignee, or, in the alternative, the Assignor shall obtain, with the Assignee’s approval, a letter of undertaking by the underwriters and protection and indemnity clubs, that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such notice of this Agreement and clauses as to loss payees in the form attached to Exhibit B or as the Assignee may require or approve in its sole discretion. In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

Article V

SPECIAL PROVISIONS REGARDING CHARTERS

Section 5.01      Charter Contracts

(a)            Each Assignor hereby agrees that at any time and from time to time, upon entering into any Pledged Charter, it will, at the cost and expense of the Borrower, promptly and duly execute and deliver to the charterer under such Pledged Charter, notice of this Agreement in respect of such Pledged Charter substantially in the form attached as Exhibit C. The Assignors covenant to use commercially reasonable efforts to obtain the consent of the charterer under said Pledged Charter to the assignment of the Pledged Charter in the form attached as Annex I to Exhibit C or in such other form as the Assignee may agree.

(b)            On the date hereof, the Assignor shall have furnished to the Assignee copies of all notices and other instruments, certificates, reports and communications required or permitted to be given or made by the charterer under any Pledged Charter to the Assignor pursuant to the Pledged Charter and, the Assignee may at any time after a Default or Event of Default, instruct the charterer to deliver such notices and other instruments, certificates, reports and communications directly to the Assignee.

Section 5.02      Other Actions. The Assignors hereby agree that, so long as this Agreement is in effect it will not, except as expressly permitted by the Credit Agreement, terminate each Pledged Charter or amend, modify, supplement, or waive any material term of said Pledged Charter in a manner adverse to the Assignee, in each case without first obtaining the written consent of the Assignee therefor. The Assignors hereby agree that at any time and from time to time, upon entering into any guarantee of a Pledged Charter of whatsoever nature, it will promptly and duly execute and deliver to and in favor of the Assignee at the cost and expense of the Borrower any and all such further instruments and documents as the Assignee, and its successors or assigns, may reasonably require in order to obtain the full benefits of this Agreement, and of the rights and powers herein granted.

6

Exhibit G-1

Article VI

PROVISIONS REGARDING ALL COLLATERAL

Section 6.01      Further Assurances. Each Assignor agrees that it will execute, or join with the Assignee in executing, and, at such Assignor’s own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents in such offices as the Assignee may deem reasonably necessary and wherever required by law in order to perfect and preserve the Assignee’s security interest in the Collateral and hereby authorizes the Assignee to file financing statements (including, without limitation, “all assets” financing statements) and amendments thereto relative to all or any part of the Collateral without the signature of such Assignor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Assignee such additional conveyances, assignments, agreements and instruments as the Assignee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Assignee its rights, powers and remedies hereunder.

Section 6.02      Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc.

(a)            If an Event of Default has occurred and is continuing, the Collateral Agent (or its designee) may proceed to perform any and all of the obligations of any Assignor contained in any Pledged Charter and exercise any and all rights of any Assignor therein contained as fully as such Assignor itself could.

(b)            Anything herein contained to the contrary notwithstanding, the Assignee, or its respective successors and assigns, shall have no obligation or liability under any agreement, including any Pledged Charter by reason of or arising out of this Agreement and the Assignee, its respective successors and assigns, shall not be required or obligated in any manner to perform or fulfill any obligations of any Assignor under or pursuant to any agreement, including any charter or contract of affreightment, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

Section 6.03       Agent Appointed Attorney-in-Fact.

(a)            Each Assignor hereby appoints the Assignee, its successors and assigns, as its true and lawful attorney-in-fact to file any financing statements or continuation statements or papers of similar purposes or effect in respect of this Agreement, as the Assignee may reasonably require in connection with the perfection of the Assignee’s security interest in the Collateral.

(b)            Each Assignor hereby appoints the Assignee, its successors and assigns, as its true and lawful attorney-in-fact, irrevocably, with full power, in the name of the Assignor or otherwise, upon the occurrence and continuance of an Event of Default, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under, or arising out of the, Earnings Collateral, Insurance Collateral, Pledged Charters or otherwise assigned hereunder, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any document and any claims or to take any action or institute any proceedings which the Assignee and its successors and assigns may reasonably deem necessary or advisable in the premises, including, without limitation, termination of any Pledged Charter to the extent permitted by the terms thereof. The powers and authorities granted to the Assignee and its successors or assigns herein have been given for valuable consideration, are coupled with an interest and are hereby declared to be irrevocable.

Section 6.04      Collateral Agent May Perform. If any of the Assignors fails to perform any agreement contained herein and an Event of Default has arisen as a result, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Borrower.

7

Exhibit G-1

Section 6.05      Collateral Agent’s Duties, etc. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral, for the benefit of the Secured Creditors, and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property. Neither the Collateral Agent, nor any other Secured Creditor nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Assignor or any other person or to take any other action whatsoever with regard to the Collateral or Assignor part thereof. The Collateral Agent and the Secured Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Assignor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from their own gross negligence or willful misconduct in breach of a duty owed to such Assignor. Each Assignor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Assignors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Assignor shall be under any obligation to make any inquiry respecting such authority.

Section 6.06      Continuing Security Interest. The obligations of each Assignor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Assignee or its assignee or any acceptance thereof or any release of any security by the Assignee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Assignor or any Subsidiary of any Assignor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Assignor shall have notice or knowledge of any of the foregoing (it being understood and agreed that the enforcement hereof may be limited by applicable bankruptcy, insolvency, restructuring, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles).

Section 6.07      Assignors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Assignors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Charters, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent or any other Secured Creditor of any of the rights hereunder shall not release any Assignor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the Secured Creditors shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Creditors be obligated to perform any of the obligations or duties of any Assignor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or other Credit Documents, the Assignors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Credit Documents. No notice, request or demand under any Pledged Charter shall be valid as against the Assignee unless and until a copy thereof is furnished to the Assignee.

8

Exhibit G-1

Article VII

REMEDIES

Section 7.01      Remedies. If an Event of Default has occurred and is continuing:

(a)            The Collateral Agent may, and, at the instruction of the Majority Lenders, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Credit Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the UCC or any other applicable law.

(b)            Without limiting the generality of the foregoing, each Assignor expressly agrees that, in any such event, the Collateral Agent without demand of performance or other demand, advertisement or notice of any kind to or upon any Assignor or any other Person (all and each of which demands and notices are hereby expressly waived to the maximum extent permitted by the UCC or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require the Assignors to, and each Assignor hereby agrees that it will at its own expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a location reasonably acceptable to the Collateral Agent, and (ii) without notice except as specified below, sell the Collateral or any part thereof, for cash, on credit, and/or upon such other terms as the Collateral Agent may deem commercially reasonable. Each Assignor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to any Assignor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)            Without limiting the generality of the foregoing, the Assignee shall have the right (but not the obligation) to assume the Assignor’s position in the Pledged Charter and in such capacity perform the Assignor’s obligations under the Pledged Charter and to exercise the Assignor’s rights under such Pledged Charter.

(d)            Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Assignor shall remain jointly and severally liable for any such deficiency.

9

Exhibit G-1

(e)            Each Assignor hereby acknowledges that the Secured Obligations arise out of commercial transactions, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. The Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Assignor, and each Assignor hereby consents to such rights and such appointment and hereby waives any objection such Assignor may have thereto or the right to have a bond or other security posted by the Collateral Agent.

Section 7.02      Remedies Cumulative. Each and every right, power and remedy of the Assignee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Assignee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Assignee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Assignee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Assignee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Assignee, in each case acting upon the instructions of the Required Lenders and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Assignee for the benefit of the Secured Creditors upon the terms of this Agreement.

Section 7.03      Application of Proceeds. All monies collected by the Assignee upon any sale or other disposition of the Collateral of each Assignor, together with all other monies received by the Assignee hereunder (except to the extent released in accordance with the applicable provisions of this Agreement or any other Credit Document), shall be applied to the payment of the Secured Obligations in the manner set forth in Section 4.05 (Application of Proceeds) the Credit Agreement.

Article VIII

MISCELLANEOUS

Section 8.01      Indemnity and Expenses. Each Assignor jointly and severally agrees (i) to indemnify and hold harmless the Assignee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Assignee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Assignor under this Section 8.01 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

10

Exhibit G-1

Section 8.02      Addresses for Notices. Any notice, demand or other communication to be given under or for the purposes of this Agreement shall be made as provided in Section 11.03 (Notices) of the Credit Agreement.

Section 8.03      Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Secured Obligations have been paid in full in cash in accordance with the provisions of the Credit Agreement, (b) be binding upon each of the Assignors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Collateral Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such the Lender herein or otherwise. Upon payment in full in cash of the Secured Obligations in accordance with the provisions of the Credit Agreement, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Assignors or any other Person entitled thereto, and the Collateral Agent shall execute and deliver to the Assignors, at the Assignors’ expense, all termination statements, releases and other documents (without recourse and without representation or warranty) which the Assignors shall reasonably, in each case, request to evidence such termination and authorize the filing of any such termination, release or other document executed and delivered by the Collateral Agent. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Credit Document, or any other instrument or document executed and delivered by any Assignor to the Collateral Agent nor other loans made by any Lender to the Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to the Assignors, or any of them, by the Collateral Agent, nor any other act of the Secured Creditors, or any of them, shall release any of the Assignors from any obligation, except a release or discharge executed in writing by the Collateral Agent in accordance with the provisions of the Credit Agreement. The Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Collateral Agent and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Collateral Agent would otherwise have had on any other occasion. Upon the consummation of any sale or other disposition of Collateral to any third party pursuant to a transaction permitted by the Credit Agreement or the other Credit Documents, the Security Interest granted hereby with respect to such Collateral shall terminate (but shall attach to the proceeds or products thereof) and the Collateral Agent shall, at the reasonable request and at the expense of the applicable Assignor, provide evidence (without recourse and without any representation or warranty) of such termination.

Section 8.04      Termination; Release. (a)  After the Termination Date, this Agreement and the security interest created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.01 hereof shall survive any such termination), and the Assignee, at the request and expense of any Assignor, will as promptly as practicable execute and deliver to such Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or any other Credit Document, together with any monies at the time held by the Assignee or any of its sub-agents hereunder. As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated and all Interest Rate Protection Agreements applicable to Loans (and/or the Commitments) entered into with any Other Creditors have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full and all Secured Obligations then due and payable (other than indemnities described in Section 8.01 hereof and described in Section 11.01 of the Credit Agreement, and any other indemnities set forth in any other Secured Debt Agreement, in each case which are not then due and payable) have been indefeasibly paid in full.

11

Exhibit G-1

(b)            In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement (other than a sale to any Assignor or any Subsidiary thereof) or is otherwise released with the consent of the Required Lenders (or all of the Lenders, to the extent required by Section 11.13 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Assignee, at the request and expense of the respective Assignor, will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c)            At any time that an Assignor desires that the Assignee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 8.04(a) or (b) hereof, it shall deliver to the Assignee a certificate signed by a principal executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 8.04(a) or (b).

(d)  The Assignee shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 8.04.

Section 8.05      Governing Law; Waiver of Jury Trial; Submission to Jurisdiction. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this AGREEMENT may be brought in the courts of the State of New York LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK or of the United States of America for the Southern District of New York and, by execution and delivery of this AGREEMENT, EACH Assignor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the EXCLUSIVE jurisdiction of the aforesaid courts. EACH Assignor hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such court lacks personal jurisdiction over SUCH Assignor, and agrees not to plead or claim in any legal action or proceeding with respect to this AGREEMENT brought in any of the aforesaid courts that any such court lacks personal jurisdiction over SUCH Assignor. EACH Assignor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this AGREEMENT or any other Credit Document to which SUCH Assignor is a party brought in the courts referred to ABOVE and hereby further irrevocably waives (to the fullest extent permitted by applicable law) and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREbY FURTHER IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.06      Additional Assignors. Pursuant to Section 7.11 (Further Assurance) of the Credit Agreement, certain new direct or indirect Subsidiaries (whether by acquisition, creation or “designation”) of any Assignor are required to enter into this Agreement by executing and delivering in favor of the Collateral Agent a joinder agreement or any similar instrument with the same effect. Upon the execution and delivery of a joinder agreement or any similar instrument with the same effect by each such new Subsidiary, such Subsidiary shall become an Assignor hereunder with the same force and effect as if originally named as an Assignor herein. The execution and delivery of any instrument adding an additional Assignor as a party to this Agreement shall not require the consent of any Assignor hereunder. The rights and obligations of each Assignor hereunder shall remain in full force and effect notwithstanding the addition of any new Assignor hereunder.

12

Exhibit G-1

Section 8.07      Miscellaneous.

(a)            This Agreement is a Credit Document. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by e-mail or facsimile transmission), but all of which shall together constitute one and the same instrument.

(b)            None of the terms and conditions of this Agreement may be amended, changed, waived, modified or varied in any manner whatsoever except in writing duly signed by the parties hereto.

(c)            This Agreement is made with full recourse to the Assignors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Assignors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

(d)            If any provisions of this Agreement is held to be illegal, invalid or unenforceable: (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided that the Lenders shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalid or render unenforceable such provision in any other jurisdiction.

(e)            The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

(f)            Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Secured Creditor or any Assignor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(g)            The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(h)            As used herein, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the word “incurred” shall have correlative meaning), (iii) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, and (v) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to the Borrower or any other Credit Party shall be construed to include the Borrower or such Credit Party as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Credit Party, as the case may be, in any insolvency or liquidation proceeding.

(i)            The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

13

Exhibit G-1

(j)            All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

Section 8.08      Release of Assignors. In the event any Assignor which is a Subsidiary of the Borrower is released from its obligations pursuant to the Subsidiaries Guaranty, such Assignor shall be released from this Agreement and this Agreement shall, as to such Assignor only, have no further force or effect.

[Remainder of page intentionally left blank]

14

IN WITNESS WHEREOF, each Assignor has duly executed this instrument on the day and year first above written.

DIAMOND S SHIPPING INC.

By:
Name:
Title:

[OWNER]

By:
Name:
Title:

[OTHER ASSIGNORS][1]

By:
Name:
Title:

NORDEA BANK ABP, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

1 To include any holding company of the owner or other Subsidiary Guarantor, if applicable

[Signature Page to General Assignment Agreement [Vessel Name]]

SCHEDULE 1

Legal Names; Type of Organization; Jurisdiction of Organization; Organizational Identification Numbers; Chief Executive Office.

Exact Legal Name	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Address of Chief Executive Office

SCHEDULE 2

Pledged Charters

None.

Exhibit A to

General Assignment Agreement

To:	[NAME]
[Address]

FORM OF NOTICE OF ASSIGNMENT OF EARNINGS

The undersigned, Diamond S Shipping Inc., [●] and [SHIPOWNER], the owner (the “Owner” and together with [●], the “Assignors”) of the [COUNTRY FLAG] flag vessel “[VESSEL NAME]” (the “Vessel”), hereby gives you notice that by a General Assignment Agreement dated [●], 2019 entered into by, inter alios, us with NORDEA BANK ABP, NEW YORK BRANCH, in its capacity as Collateral Agent the Secured Creditors (hereinafter called the “Assignee), a copy of which is attached hereto, there has been assigned by us to the Assignee a continuing, first priority security interest in and to all of the undersigned’s right, title and interest in, to and under all Earnings and all other moneys whatsoever which are now, or later become payable (actually or contingently) to the undersigned which arise out of the use or operation of the Vessel.

As used herein, “Earnings” means, in relation to a Vessel, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Owner of such Vessel which arise out of or in connection with or relate to the ownership, use, operation or management of that Vessel, including (but not limited to):

(a)            the following, save to the extent that any of them is pooled or shared with any other person, or with the prior written consent of the Administrative Agent:

(i)            the earnings of the Vessel, including, but not limited to, all freight, hire and passage moneys, proceeds of off-hire insurance, any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, each such Assignor, of whatsoever nature, arising out of or as a result of the ownership, use, operation or management by each such Assignor or its respective agents of the Vessel; and

(ii)            all moneys and claims for moneys due and to become due to each such Assignor under and all claims for damages arising out of the breach (or payments for variation or termination) of any charter, or contract relating to or under which is employed the Vessel, any and all other present and future charter parties, contracts of affreightment, and operations of every kind whatsoever of the Vessel, and in and to any and all claims and causes of action for money, loss or damages that may now and hereafter accrue or belong to each such Assignor, its respective successors or assigns, arising out of or in any way connected with the present or future ownership, use, operation or management of the Vessel or arising out of or in any way connected with the Vessel;

(iii)            all moneys and claims for moneys due and to become due to each such Assignor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel;

(iv)            all moneys and claims for moneys due in respect of demurrage or detention; and

(v)             any proceeds of any of the foregoing.

(b)            if and whenever such Vessel is employed on terms whereby any moneys falling within sub-paragraphs (i) and (ii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Vessel.

Capitalized terms used but not defined herein shall have the meaning assigned to such term in the General Assignment Agreement or the Credit Agreement, as applicable.

As from the date hereof and so long as the Assignment is in effect, you are hereby irrevocably authorized and instructed to pay all earnings from time to time due and payable to, or receivable by, the undersigned to the account of the Owner as follows:

Bank:	NORDEA BANK ABP, NEW YORK BRANCH
Swift Code:	NDEAUS3N
Account No:	[●]
Account Name:	[●]

or to such other account as the Assignee may direct by notice in writing to you from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due.

Please acknowledge receipt of this notice directly to the Assignee at:

NORDEA BANK ABP, NEW YORK BRANCH

1211 Avenue of the Americas, 23rd Floor

New York, New York 10036

Attention: Shipping, Offshore and Oil Services

Telephone: (212) 318-9344

Facsimile: (212) 318-9318

[ASSIGNORS],
as Assignor

By:
Name:
Title:

Dated:

EXHIBIT B

to

General Assignment Agreement

To:	[Underwriters]
[Address]

FORM OF NOTICE OF ASSIGNMENT OF INSURANCES

Each of the undersigned, Diamond S Shipping Inc., [●] and [SHIPOWNER], the owner (the “Owner” and together with [●], the “Assignors”) of the [COUNTRY FLAG] flag vessel “[VESSEL NAME]” (the “Vessel”), hereby give you notice that by a General Assignment Agreement dated [●], 2019 entered into by, inter alios, us with NORDEA BANK ABP, NEW YORK BRANCH, in its capacity as Collateral Agent for the Secured Creditors (hereinafter called the “Assignee), there has been assigned by us to the Assignee all right, title and interest in, to and under all insurances and benefit of insurances effected and to be effected in respect of the Vessel including the insurances constituted by the policy whereon this Notice is endorsed. This Notice of Assignment and the applicable loss payable clauses in the form hereto attached as Annex I are to be endorsed on all policies and certificates of entry evidencing such insurance.

Dated:

[SHIPOWNER], as Owner

By:
Name:
Title:

[●]

By:
Name:
Title:

Annex I to

Notice of Insurance Assignment

FORM OF LOSS PAYABLE CLAUSES

Hull and War Risks

Loss, if any, payable to NORDEA BANK ABP, NEW YORK BRANCH, as Collateral Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and to [SHIPOWNER], as owner (the “Owner”), Diamond S Shipping Inc. and [●], as [●] as their respective interests may appear, or order, except that, unless underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to the Vessel or liability of the Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner, any charterer or manager shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner, any charterer or manager as reimbursements therefore; provided, however, that if such damage involves a loss in excess of U.S.$2,500,000.00 or its equivalent the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromise or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the Mortgage and the Credit Agreement for the financing of that Vessel.

Protection and Indemnity

Loss, if any, payable to NORDEA BANK ABP, NEW YORK BRANCH, as Collateral Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Collateral Agent and [SHIPOWNER], Diamond S Shipping Inc., and [●], as their respective interests may appear, or order, except that, unless and until the underwriters have been otherwise instructed by notice in writing from the Mortgagee following the occurrence and continuation of an Event of Default (as defined in the Credit Agreement), any loss may be paid directly to the person to whom the liability covered by this insurance has been incurred, or to the Owner, Diamond S Shipping Inc. or [●] to reimburse it for any loss, damage or expenses incurred by it and covered by this insurance.

Exhibit C to

GENERAL ASSIGNMENT AGREEMENT

[Form of]

NOTICE OF ASSIGNMENT OF CHARTER

To:	[Charterer]
[Address]

The undersigned, [SHIPOWNER], the owner (the “Owner”) of the [COUNTRY FLAG] flag vessel “[VESSEL NAME]” (“Vessel”), hereby gives you notice that by a General Assignment Agreement dated [●], 2019 (the “Agreement”), entered into by, inter alia, us with NORDEA BANK ABP, NEW YORK BRANCH in its capacity as Collateral Agent for the Secured Creditors (hereinafter called the “Assignee”), a copy of which is attached hereto, there has been assigned by us to the Assignee a continuing, first priority security interest in all of the undersigned’s right, title and interest in, to and under a charter dated [●] (as the same may be amended or supplemented from time to time, the “Charter Agreement”) between the Owner and you (the “Charterer”) for the Vessel, including:

(i)            all claims, rights, remedies, powers and privileges for failure of the Charterer to meet any of its obligations under the Charter Agreement;

(ii)            all earnings, freights and other receivables payable under the Charter Agreement, and all amounts due to an Assignor under the Charter Agreement; and

(iii)            the right to make any material waivers, consents and agreements under the Charter Agreement in a manner adverse to the Assignee;

(iv)            the right to give and receive all notices and other instruments or communications under the Charter Agreement;

(v)            the right to take such action, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Charter Agreement, or by law; and

(vi)            any proceeds of the foregoing.

As from the date hereof and so long as the Agreement is in effect, you are hereby irrevocably authorized and instructed to pay all amounts from time to time due and payable to, or receivable by, the undersigned under the Charter Agreement to our account as follows:

Bank:	NORDEA BANK ABP, NEW YORK BRANCH
Swift Code:	NDEAUS3N
Account No:	[●]
Account Name:	[●]

or to such other account as the Assignee may direct by notice in writing to you from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due in accordance with the terms of the Charter.

Please confirm your consent to the Agreement by executing and returning the Consent and Agreement attached below.

Dated: [●]

[SHIPOWNER], as Owner

By:
Name:
Title:

Annex I to

Exhibit C to

GENERAL ASSIGNMENT AGREEMENT

CONSENT AND AGREEMENT

No. __

[VESSEL NAME]

IMO Number [NUMBER]

The undersigned, charterer of the [COUNTRY] flag vessel “[VESSEL NAME]” (the “Vessel”) pursuant to a time charter-party dated [DATE OF TIME CHARTER PARTY] (the “Charter”), does hereby acknowledge notice of the assignment (the “Notice”) by the Assignor of all the Assignor’s right, title and interest in and to the Charter to NORDEA BANK ABP, NEW YORK BRANCH as Collateral Agent (the “Assignee”), pursuant to the General Assignment Agreement dated [●], 2019 (as the same may be amended, supplemented or otherwise modified from time to time, the “Agreement”).

The undersigned Charterer, for good and valid consideration, hereby acknowledges receipt of the Notice, consents to such assignment and the terms thereof, and agrees that it will make payment of all moneys due and to become due under the Charter, without setoff or deduction for any claim not arising under the Charter, and notwithstanding the existence of a default or event of default by the Assignor under the Charter, direct to the account specified in the Notice or such account specified by the Assignee at such address as the Assignee shall request the undersigned in writing until receipt of written notice from the Assignee that all obligations of the Assignor to it have been paid in full.

The undersigned agrees that it shall look solely to the Assignor for performance of the Charter and that the Assignee shall have no obligation or liability under or pursuant to the Charter arising out of the Agreement, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to the Charter. Notwithstanding the foregoing, if an Event of Default under the Credit Agreement (as defined in or by reference in the Agreement) shall have occurred and be continuing: (i) the undersigned agrees that the Assignee shall have the right, but not the obligation, to perform all of the Assignor’s obligations under the Charter as though named therein as owner; and (ii) the undersigned shall fully cooperate with the Assignee in exercising rights available to the Assignee under the Agreement.

The undersigned agrees that it shall not seek the recovery of any payment actually made by it to the Assignee pursuant to this Charterer’s Consent and Agreement once such payment has been made. This provision shall not be construed to relieve the Assignor of any liability to the Charterer.

The undersigned hereby waives the right to assert against the Assignee, as assignee of the Assignor, any claim, defense, counterclaim or setoff that it could assert against the Assignor under the Charter.

The undersigned agrees to execute and deliver, or cause to be executed and delivered, upon the written request of the Assignee any and all such further instruments and documents as the Assignee may deem desirable for the purpose of obtaining the full benefits of this Agreement and of the rights and power herein granted.

The undersigned hereby confirms that the Charter is a legal, valid and binding obligation, enforceable against it in accordance with its terms.

Dated:

[CHARTERER],
as Charterer

By:
Name:
Title:

EXHIBIT G-2

FORM OF

ASSIGNMENT OF INTEREST RATE PROTECTION AGREEMENT

Date [●]

[●]

as Assignor

-and-

NORDEA BANK ABP, NEW YORK BRANCH

as Collateral Agent

INTEREST RATE PROTECTION AGREEMENT ASSIGNMENT

relating to an ISDA Master Agreement

dated [●]

EXHIBIT G-2

INDEX

Clause	Page

1.	DEFINITIONS AND INTERPRETATION	1

2.	COVENANT TO PAY AND PERFORM	3

3.	CREATION OF SECURITY INTEREST	3

4.	SWAP PAYMENTS	5

5.	REPRESENTATIONS AND WARRANTIES	5

6.	COVENANTS	5

7.	PROTECTION OF SECURITY	7

8.	ENFORCEABILITY AND COLLATERAL AGENT’S POWERS	7

9.	APPLICATION OF MONEYS	9

10.	FURTHER ASSURANCES	9

11.	POWER OF ATTORNEY	11

12.	INDEMNITIES	11

13.	SUPPLEMENTAL	12

14.	TRANSFERS	13

15.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	13

EXECUTION	PAGE	14

APPENDIX	1 NOTICE OF ASSIGNMENT TO HEDGE COUNTERPARTY	15

APPENDIX	2 HEDGE COUNTERPARTY’S ACKNOWLEDGEMENT	17

2

THIS INTEREST RATE PROTECTION AGREEMENT ASSIGNMENT is made on [●].

BETWEEN

(1)	[●], a limited liability company formed in the Republic of the Marshall Islands (the “Assignor”); and

(2)	NORDEA BANK ABP, NEW YORK BRANCH, a limited liability company organized and existing under the laws of Finland, as Collateral Agent under the Credit Agreement referred to below (together with its successors and assigns, the “Collateral Agent”).

WHEREAS

(A)	Diamond S Shipping Inc. (the “Borrower”), the Lenders party thereto from time to time and Nordea Bank Abp, New York Branch, as Administrative Agent and Collateral Agent have entered into that certain credit agreement dated as of December 23, 2019 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) providing for the making of term loans and revolving loans to the Borrower in the principal amount of up to Five Hundred Twenty-Five Million United States Dollars (U.S. $525,000,000).

(B)	The Assignor and [●] (the “Hedge Counterparty”) have entered into an ISDA Master Agreement, dated as of [●], 20[●] (together with the relevant Schedules and Confirmations (each as defined therein), the “Master Agreement”), pursuant to which the Assignor and Hedge Counterparty have entered into and/or anticipate entering into one or more Transactions (as defined in the Master Agreement) in connection with the Assignor’s interest rate exposure under the Credit Agreement.

(C)	The Master Agreement constitutes one of the Interest Rate Protection Agreements referred to in the Credit Agreement.

(D)	The Assignor is entering into this agreement (this “Assignment”) in satisfaction of the condition precedent under Section 5.01(j) (Collateral and Guaranty Requirements) of the Credit Agreement pursuant to which each Subsidiary Guarantor that owns a Collateral Vessel is required to grant a security interest and Lien on all present and future rights and receivables under each Interest Rate Protection Agreement as security for the Secured Obligations.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Credit Agreement shall have the same meanings when used in this Assignment unless the context otherwise requires.

1.2	Definitions In this Assignment, unless the contrary intention appears:

“Assigned Agreement” means the Master Agreement;

“Assigned Agreement Rights” means all rights and interests of every kind which the Assignor now or at any later time has to, in or in connection with, the Assigned Agreement, or in relation to any matter arising out of or in connection with the Assigned Agreement, including, but without in any way limiting the generality of the preceding words:

(a)	all rights and interests relating to any amount of any kind payable under the terms of the Assigned Agreement;

(b)	all rights to commence, conduct, defend, compromise or abandon any legal or arbitration proceedings relating to the Assigned Agreement or to any matter arising out of or in connection with the Assigned Agreement;

(c)	all rights to damages, interest, costs or other sums payable under any judgment or order of any court, or any arbitration award, relating to the Assigned Agreement or to any matter arising out of or in connection with the Assigned Agreement; and

(d)	all accessions to, substitutions and replacements for, proceeds and products of any of the foregoing, together with all books and records, computer files, programs, print outs and other computer materials and records related thereto and all collateral security and guarantees given by any person with respect to the foregoing.

“Assigned Property” means all rights and interests of every kind which the Assignor now or at any later time has to, in or in connection with:

(a)	the Assigned Agreement Rights; and

(b)	the Swap Payments; and

“Swap Payments” means all moneys whatsoever which are now or may later become payable (actually or contingently) to the Assignor under or in connection with the Assigned Agreement.

1.3	Application of construction and interpretation provisions of Credit Agreement. Section 1.02 (Other Definitional Provisions) of the Credit Agreement applies to this Assignment as if it were expressly incorporated in it with any necessary modifications.

1.4	Inconsistency between Credit Agreement provisions and this Assignment. This Assignment shall be read together with the Credit Agreement, but in case of any conflict between the Credit Agreement and this Assignment, unless expressly provided to the contrary in this Assignment, the provisions of the Credit Agreement shall prevail.

2

2.	COVENANT TO PAY AND PERFORM

2.1	Covenant to pay and perform. The Assignor covenants with the Collateral Agent:

(a)	to fully, duly, promptly and punctually pay when due, or to cause the full, due, prompt and punctual payment when due (whether at stated maturity, by acceleration or otherwise) of, the Secured Obligations owing by the Assignor to the Secured Creditors; and

(b)	to observe and perform all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of the Assignor under any Credit Documents to which the Assignor is a party.

3.	CREATION OF SECURITY INTEREST

3.1	Security interest.

(a)	As security for the Secured Obligations and the performance of all obligations under this Assignment or otherwise relating to them, the Assignor hereby grants, sells, conveys, assigns, transfers, mortgages and pledges to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in all right, title, interest, claim and demand which the Assignor now or at any later time has to, in or in connection with, the Assigned Property (and regardless of where located).

(b)	For the avoidance of doubt, unless an Event of Default has occurred and is continuing, the Assignor shall be entitled, subject to the other provisions of this Assignment and the other Credit Documents, to exercise its rights under the Assigned Agreement or in connection with the Assigned Property and to receive all moneys paid under the Assigned Agreement.

3.2	Continuing security. This Assignment and the obligations of the Assignor under this Assignment shall be absolute and unconditional, and shall remain in full force and effect until the Termination Date and, in particular:

(a)	the security interest created by Clause 3.1(a) shall not be satisfied by any intermediate payment or satisfaction of the Secured Obligations;

(b)	the security interest created by Clause 3.1(a), and the rights of the Collateral Agent under this Assignment, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Collateral Agent;

(c)	no failure or delay by or on behalf of the Collateral Agent to enforce or exercise any right created by Clause 3.1(a) or a right of the Collateral Agent under this Assignment, and no act, course of conduct, acquiescence or failure to act (or to prevent the Assignor from taking certain action) which is inconsistent with such a security interest or such a right shall preclude or estop the Collateral Agent (either permanently or temporarily) from enforcing or exercising it;

3

(d)	this Assignment shall be additional to, and shall not in any way impair or be impaired by:

(i)	any other security interest whether in relation to property of the Assignor or that of a third party; or

(ii)	any other right of recourse as against the Assignor or any third party,

which the Collateral Agent or any other Secured Creditor now or subsequently has in respect of any of the Secured Obligations; and

(e)	this Assignment shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Creditor or by any other person or entity upon the insolvency, bankruptcy or reorganization of the Assignor or any other Security Party or otherwise or any similar proceedings in any relevant jurisdiction, all as though such payment had not been made.

3.3	No obligations imposed on Collateral Agent. The Assignor shall remain liable to perform all obligations connected with the Assigned Property and the Collateral Agent shall not, in any circumstances, have or incur any obligation of any kind in connection with the Assigned Property.

3.4	Notice of assignment; acknowledgement. The Assignor shall, promptly after the execution of this Assignment, give written notice of the assignment contained in Clause 3.1(a) to the Hedge Counterparty in the form set out in Appendix 1 (or such other form as the Collateral Agent may approve (such approval not to be unreasonably withheld or delayed)) and shall use commercially reasonable efforts to obtain from the Hedge Counterparty a signed acknowledgement in the form set out in Appendix 2 (or such other form as the Collateral Agent may approval (such approval not to be unreasonably withheld or delayed).

3.5	Negative Assignment; disposal of assets. The Assignor shall comply with the provisions of Sections 8.01 (Liens) and 8.02 (Consolidation, Merger, Sale of Assets, etc.) of the Credit Agreement, each of which is expressly incorporated in this Assignment with any necessary modifications. The Assignor shall not dispose of any Assigned Property or any right relating to any Assigned Property; provided that nothing in this Clause 3.5 shall be interpreted as limiting the right of the Assignor to take any action permitted or not expressly prohibited under the Credit Agreement.

3.6	Termination; release of security. After the Termination Date, this Assignment and the security interest created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Clause 12 hereof shall survive any such termination), and the Assignee, at the request and expense of any Assignor, will as promptly as practicable execute and deliver to such Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Assignment, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or any other Credit Document, together with any monies at the time held by the Assignee or any of its sub-agents hereunder. As used in this Assignment, “Termination Date” shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated and all Interest Rate Protection Agreements applicable to Loans (and/or the Commitments) entered into with any Other Creditors have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full and all Secured Obligations then due and payable (other than indemnities described in Section 8.01 hereof and described in Section 11.01 of the Credit Agreement, and any other indemnities set forth in any other Secured Debt Agreement, in each case which are not then due and payable) have been indefeasibly paid in full.

4

4.	SWAP PAYMENTS

4.1	Receipt of Swap Payments. Upon the occurrence and continuance of an Event of Default:

(a)	the Assignor shall, upon the request of the Collateral Agent, and the Collateral Agent may at any time thereafter, instruct the Hedge Counterparty to pay the Swap Payments to the Collateral Agent or as it may direct; and

(b)	any sum in respect of a Swap Payment then held by the Assignor’s brokers, bankers or other agents or representatives shall be deemed to have been received by and to be held by them on trust for the Collateral Agent.

5.	REPRESENTATIONS AND WARRANTIES

5.1	General. The Assignor represents and warrants to the Collateral Agent as follows.

5.2	Repetition of Credit Agreement representations and warranties. The representations and warranties in Section 6 (Representations and Warranties) of the Credit Agreement as they relate to such Assignor are true and correct in all material respects as of the date of this Assignment, in each case unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

5.3	Validity and completeness of Assigned Agreement. The copy of the Assigned Agreement delivered to the Collateral Agent in connection with this Assignment is a true and complete copy, and there does not exist any addendum, supplemental agreement or other document of any kind which has the effect of varying the terms of the Assigned Agreement or of excluding, restricting or qualifying any right or interest which the Assigned Agreement creates in favor of the Assignor.

6.	COVENANTS

6.1	General. The Assignor shall comply with the following provisions of this Clause 6 at all times until the Termination Date except as the Collateral Agent may otherwise permit.

5

6.2	Performance of obligations under Assigned Agreement. The Assignor shall observe and perform all its obligations and meet all its liabilities under or in connection with the Assigned Agreement.

6.3	Payment of Swap Payments etc. received under Assigned Agreement. If an Event of Default shall have occurred and be continuing, the Assignor shall forthwith, upon receipt by it (or by any person acting on its behalf), pay over or transfer to the Collateral Agent (or as the Collateral Agent may direct) any Swap Payments or other property which the Assignor (or any person acting on its behalf) may receive or recover in connection with the Assigned Agreement and all property which may, directly or indirectly, represent, accrue on or be derived from any such moneys or property.

6.4	Action to protect validity of Assigned Agreement. The Assignor shall:

(a)	use commercially reasonable efforts to ensure that all interests and rights conferred by the Assigned Agreement remain valid and enforceable in all respects and retain the priority which they were intended to have; and

(b)	without prejudice to its obligations under paragraph (a) above, take any reasonable action which the Collateral Agent may specify that is necessary to ensure or protect the validity, enforceability and/or priority of any such interest or right.

6.5	Action to enforce Assigned Agreement. The Assignor shall take any action which the Collateral Agent may direct for the purpose of enforcing (through legal process, arbitration or otherwise) any right which is part of, or which relates to, the Assigned Property.

6.6	Termination of, and proceedings relating to, Assigned Agreement. Without limiting its generality, Clause 6.5 applies to:

(a)	the termination of the Assigned Agreement;

(b)	the commencement of, or any other action relating to, any legal proceedings or arbitration relating to any Assigned Property or to any matter arising out of or in connection with any Assigned Property.

6.7	Provision of information relating to Assigned Agreement. The Assignor shall forthwith:

(a)	inform the Collateral Agent if any material breach of the Assigned Agreement occurs and of any other event or matter affecting the Assigned Agreement which is material to the Collateral Agent;

(b)	provide the Collateral Agent, promptly after service, with copies of all notices served on or by it under or in connection with the Assigned Agreement; and

(c)	provide the Collateral Agent with any information which it reasonably requests in writing about any Assigned Property or any matter relating to or affecting any Assigned Property.

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6.8	Provision of copies of Assigned Agreement. The Assignor shall forthwith upon the Collateral Agent’s written request use commercially reasonable efforts to deliver to the Collateral Agent an original of the Assigned Agreement.

6.9	No action to jeopardize security. The Assignor shall not do or fail to do or cause or permit another person to do or omit to do anything which is liable to jeopardize the effectiveness or priority, in relation to any Assigned Property, of any security interest created by this Assignment.

7.	PROTECTION OF SECURITY

7.1	Collateral Agent’s right to protect or maintain security. The Collateral Agent may, but shall not be obliged to, take any action which it may think fit for the purpose of protecting or maintaining the security created by this Assignment or for any similar or related purpose.

8.	ENFORCEABILITY AND COLLATERAL AGENT’S POWERS

8.1	Right to enforce security. If an Event of Default shall occur and be continuing, but without the necessity for any court order in any jurisdiction to the effect that an Event of Default has occurred or that the security constituted by this Assignment has become enforceable, and irrespective of whether a notice of acceleration has been served under Section 9 (Events of Default) of the Credit Agreement:

(a)	the security constituted by this Assignment shall immediately become enforceable; and

(b)	the Collateral Agent shall be entitled (subject only to any of the express restrictions or conditions contained in any of the following provisions of this Clause 8) to exercise the powers set out in this Clause 8 and in any other Credit Document;

8.2	Right to take possession, sell, etc. If the security constituted by this Assignment is enforceable in accordance with Section 8.1, the Collateral Agent shall be entitled:

(a)	to exercise the powers possessed by it as assignee of the Assigned Property conferred by the law of any country or territory in which the Assigned Property is deemed to be sited or the courts of which have or claim any jurisdiction in respect of any item of Assigned Property, including, without limiting the foregoing, to exercise in respect of the Assigned Property, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the Assigned Property);

(b)	to collect, recover and give a good discharge for any moneys or claims forming part of, or arising in relation to, any Assigned Property and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(c)	to exercise any right forming part of the Assigned Property, including any right to terminate the Assigned Agreement;

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(d)	to collect and require payment of any amount payable under, or the right to which is assigned or charged by, the Assigned Agreement or which otherwise forms part of the Assigned Property, and to take possession of any other Assigned Property;

(e)	to vary the terms of the Assigned Agreement, to enter into any arrangement of any kind connected with the Assigned Agreement, to replace, novate or terminate the Assigned Agreement and to release any person liable under the Assigned Agreement and/or any Security relating to any person’s obligations or liabilities under the Assigned Agreement;

(f)	to sell, mortgage, exchange, invest or in any other way deal with any Assigned Property in any manner and for any consideration (including shares, notes or other securities);

(g)	to petition or apply for, or prove or claim in, any winding up, administration, bankruptcy or similar procedure in respect of any person having any liability under the Assigned Agreement;

(h)	to vote for or against and participate in, any composition, voluntary arrangement, scheme of arrangement or reorganization of any person having a liability under the Assigned Agreement;

(i)	to enter into all kinds of transactions for the purpose of hedging risks which have arisen or which the Collateral Agent considers may arise in respect of any Assigned Property out of movements in exchange rates, interest rates or other risks of any kind;

(j)	to employ the services of any lawyers, brokers or other experts or advisers of any time or description whether or not similar to the foregoing;

(k)	to appoint all kinds of agents, whether to enforce or exercise any right under or in connection with the Assigned Agreement or for any other purpose;

(l)	to take over or commence or defend (if necessary using the name of the Assignor) any claims or legal or arbitration proceedings relating to, or affecting, any Assigned Property which the Collateral Agent may think fit and to abandon, release or settle in any way any such claims or proceedings; and

(m)	generally, to enter into any transaction or arrangement of any kind and to do anything in relation to any Assigned Property which the Collateral Agent may think fit.

8.3	Rights and waivers in connection with sale of Assigned Property. At least 10 days’ written notice of the time and place of any sale in accordance with Section 8.2 shall be given to the Assignor. The Collateral Agent shall not be obligated to make any such sale of the Assigned Property regardless of whether any such notice of sale has theretofore been given. The Assignor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Assigned Property, whether before or after sale hereunder, and all rights, if any, of marshalling the Assigned Property and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Collateral Agent on behalf of the Secured Creditors may bid for and purchase all or any part of the Assigned Property so sold free from any such right or equity of redemption. Neither the Collateral Agent nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Assigned Property or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto

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8.4	No liability of Collateral Agent. The Collateral Agent shall not be obliged to check the nature of any payment received by it or him under this Assignment or to preserve, exercise or enforce any right forming part of, or relating to, any Assigned Property.

8.5	No requirement to commence other proceedings. Neither the Collateral Agent nor any other Secured Creditor will need to commence any proceedings under, or enforce any Security created by, the Credit Agreement or any other Credit Document before commencing proceedings under, or enforcing any Security created by this Assignment.

8.6	Rights and remedies cumulative. Each and every right, power and remedy of the Collateral Agent provided for in this Assignment now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.

9.	APPLICATION OF MONEYS

9.1	General. All sums received by the Collateral Agent:

(a)	in respect of any transaction or arrangement under Clause 8.1 or 8.2; or

(b)	in respect of the Assigned Agreement Rights (other than in respect of the sums to which Clause 9.2 applies),

shall be held by the Collateral Agent upon trust in the first place to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Collateral Agent in or connection with the exercise of their respective powers and to apply the balance in accordance with Section 4.05 (Application of Proceeds) of the Credit Agreement.

9.2	Application of swap payments. Any sums received by the Collateral Agent in respect of the payments made by the Hedge Counterparty under the Assigned Agreement following a direction made by the Collateral Agent under Clause 4.1 shall:

(a)	if received before an Event of Default, be returned to the Assignor; or

(b)	if received on or after the occurrence of an Event of Default, be held by the Collateral Agent upon trust to be applied in accordance with Clause 9.1.

10.	FURTHER ASSURANCES

10.1	Obligation to execute further documents etc. The Assignor shall:

(a)	execute and deliver to the Collateral Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of the State of New York or such other state or country as the Collateral Agent may, in any particular case, specify; and

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(b)	effect any registration or notarization, give any notice or take any other step,

which the Collateral Agent may, by notice to the Assignor, reasonably specify for any of the purposes described in Clause 10.2 or for any similar or related purpose.

10.2	Purposes of further assurances. Those purposes referred to in Clause 10.1 are:

(a)	validly and effectively to create any Security or right of any kind which the Collateral Agent intended should be created by or pursuant to this Assignment or any other Credit Document;

(b)	to create a specific mortgage or assignment of any particular Assigned Property or otherwise to vest in the Collateral Agent the title to any particular Assigned Property;

(c)	to protect the priority in the relevant jurisdiction of any Security which is created, or which the Collateral Agent intended should be created, by or pursuant to this Assignment or any other Credit Document;

(d)	to enable or assist the Collateral Agent to sell or otherwise deal with any Assigned Property, to transfer title to, or grant any interest or right relating to, any Assigned Property or to exercise any power which is referred to in Clause 8.1 above, in each case, to the extent such actions by the Collateral Agent is permitted by any Credit Document; and

(e)	to enable or assist the Collateral Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any Assigned Property in any country or under the law of any country.

10.3	Terms of further assurances. The Collateral Agent may reasonably specify the terms of any document to be executed by the Assignor under Clause 10.1, and those terms may include any covenants, powers and provisions which the Collateral Agent considers reasonably necessary to protect its, and any other Secured Creditor’s, interests.

10.4	UCC filings.

(a)	The Assignor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, with respect to the Assigned Property, in each case without the signature of the Assignor and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC.

(b)	A photocopy or other reproduction of this Assignment or any financing statement covering the Assigned Property or any part thereof shall be sufficient as a financing statement where permitted by law.

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(c)	The Assignor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(d)	The Assignor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Assigned Property and such other reports in connection with the Assigned Property as the Collateral Agent may reasonably request, all in reasonable detail.

11.	POWER OF ATTORNEY

11.1	Appointment.

(a)	The Assignor hereby appoints the Collateral Agent as the Assignor’s attorney-in-fact, with full authority in the place and stead of the Assignor and in the name of the Assignor or otherwise from time to time after the occurrence and during the continuance of an Event of Default, for the purpose of carrying out the provisions of this Assignment and taking any action and executing any instruments which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes hereof, including, but not limited to, exercising all rights and remedies provided the Collateral Agent under this Assignment or by law

The foregoing appointment as attorney-in-fact is irrevocable and coupled with an interest.

(b)	Without limiting the generality of the foregoing, during the continuance of an Event of Default, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Assignor representing any payment in respect of the Assigned Property or any part of any of the foregoing and to give full discharge for the same.

12.	INDEMNITIES. The Assignor agrees (i) to indemnify and hold harmless the Collateral Agent and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, civil penalties, fines, settlements and suits of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable and documented attorneys’ fees, in each case growing out of or resulting from this Assignment or the exercise by any Indemnitee of any right or remedy granted to it hereunder (but excluding all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, civil penalties, fines, settlements, suits, costs and expenses to the extent incurred by reason of the gross negligence of, the breach in bad faith of this Assignment by, or willful misconduct of such Indemnitee). In no event shall the Collateral Agent be liable, in the absence of gross negligence, the breach in bad faith of this Assignment or willful misconduct on its part, for any matter or thing in connection with this Assignment other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Assignor under this Section 12 are unenforceable for any reason, the Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. Notwithstanding the foregoing, no party hereto shall be responsible to any person for any consequential, indirect, special or punitive damages which may be alleged by such person arising out of this Agreement or the other Credit Documents.

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13.	SUPPLEMENTAL

13.1	No restriction on other rights. Nothing in this Assignment shall be taken to exclude or restrict any power, right or remedy which the Collateral Agent or any other Secured Creditor may at any time have under:

(a)	any other Credit Document; or

(b)	the law of any country, state or territory the courts of which have or claim any jurisdiction in respect of the Assignor or any item of the Assigned Property.

13.2	Exercise of other rights. The Collateral Agent may exercise any right under this Assignment before it or any other Secured Creditor has exercised any right referred to in Clause 13.1(a) or (b) above.

13.3	Settlement or discharge conditional. Any settlement or discharge under this Assignment between the Collateral Agent or any other Secured Creditor and the Assignor shall be conditional upon no security or payment to the Collateral Agent or any other Secured Creditor by the Assignor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

13.4	Severability of provisions. If any provision of this Assignment is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of this Assignment or the provisions of any other Credit Documents.

13.5	Collateral Agent’s duties limited.

(a)	The powers conferred on the Collateral Agent hereunder are solely to protect the interest of the Secured Creditors in the Assigned Property and shall not impose any duty upon the Collateral Agent to exercise any such powers.

(b)	Except for the safe custody of any Assigned Property in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Assigned Property, as to ascertaining or taking action with respect to any Assigned Property, whether or not any Secured Creditor has any or is deemed to have any knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Assigned Property.

(c)	The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Assigned Property in its possession if such Assigned Property is accorded treatment substantially equal to that it accords its own property.

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14.	TRANSFERS

14.1	Transfer by Collateral Agent. The Collateral Agent may, without the consent of the Assignor, transfer its rights and obligations under and in connection with this Assignment to the same extent as it may do so under the Credit Agreement.

14.2	Benefit of this Assignment. This Assignment shall bind the Assignor and its successors and shall inure to the benefit of the Secured Creditors and their respective successors, transferees and assigns, as if each of the other Secured Creditors had also been a party to this Assignment. The Assignor acknowledges the transfer provisions in Section 11.04 (Benefit of Agreement; Assignments; Participations) of the Credit Agreement and agrees that any person in favor of whom a transfer is made in accordance with those provisions shall be entitled to the benefit of this Assignment.

15.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. THE PROVISIONS OF SECTION 11.09 (GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL) OF THE CREDIT AGREEMENT SHALL APPLY, MUTATIS MUTANDIS, TO THIS ASSIGNMENT.

[EXECUTION PAGE FOLLOWS]

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EXECUTION PAGE

WHEREFORE, the parties have executed this Assignment on the date stated at the beginning of this Assignment.

[●], as Assignor

By:
Name:
Title:

NORDEA BANK ABP, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

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APPENDIX 1

NOTICE OF ASSIGNMENT TO HEDGE COUNTERPARTY

To:     [name and address of Hedge Counterparty]

[●]

Dear Sirs

Please note that, by a Interest Rate Protection Agreement Assignment dated as of [●] (the “Assignment”), we have granted to NORDEA BANK ABP, NEW YORK BRANCH (the “Assignee”) a security interest in all right, title, interest, claim and demand which we have now or at any later time under, in or in connection with the ISDA Master Agreement dated as of [●], 20[●] (together with the relevant Schedules and Confirmations (each as defined therein), the “Interest Rate Protection Agreement”).

We irrevocably and unconditionally instruct and authorize you (notwithstanding any previous instructions whatsoever which we may have given to you to the contrary) that upon notice from the Assignee that an Event of Default (as defined under the Credit Agreement) has occurred and is continuing to:

(a)	pay all moneys whatsoever which become payable (actually or contingently) to us under or in connection with the Interest Rate Protection Agreement to such account or accounts and/or bank or banks as may from time to time be notified to you by the Assignee;

(b)	comply with the terms of any written notice, statement or instructions in any way relating or purporting to relate to the Assignment and/or the Interest Rate Protection Agreement or any sums payable thereunder which you receive from the Assignee;

(c)	otherwise to act in accordance with the instructions of the Assignee in connection therewith; and

(d)	disclose to the Assignee such information relating to the Interest Rate Protection Agreement or any sums payable thereunder as the Assignee may, at any time and from time to time, request you to disclose to it, in each case without any reference to or further authority from us and without any inquiry by you as to the justification for such instructions, notice, statement, instructions or disclosure.

The instructions and authorizations which are contained in this notice shall remain in full force and effect until we and the Assignee together give you notice in writing revoking them. We request you to issue to the Assignee an acknowledgement letter in the attached form. We irrevocably undertake not to give any instructions or send any communications which would be in any way inconsistent with the terms of your acknowledgement letter to the Assignee; and you are irrevocably instructed to disregard any instruction or communication which you or the Assignee consider to be inconsistent with the terms of that letter.

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A copy of this notice is being sent to the Assignee.

Yours faithfully

........................................

for and on behalf of

[name of Assignor]

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APPENDIX 2

HEDGE COUNTERPARTY’S ACKNOWLEDGEMENT

To:	NORDEA BANK ABP, NEW YORK BRANCH
1211 Avenue of the Americas, 23rd floor
New York, NY 10036 (and its successors and assigns)

Attention: Lynn Sauro/Agency SOOS

[date]

Dear Sirs:

[name of Assignor] (the “Assignor”)

We refer to a notice from the Assignor to you dated [●] (the “Notice”) regarding a Interest Rate Protection Agreement Assignment dated [●] (the “Assignment”) relating to the ISDA Master Agreement dated as of [●], 20[●] (together with the relevant Schedules and Confirmations (each as defined therein), the “Interest Rate Protection Agreement”). Capitalized terms used herein shall be as defined in the Notice.

1.	We confirm that we have no notice of any assignment of, or charge over, the Interest Rate Protection Agreement or any sums payable thereunder.

2.	We shall, as soon as reasonably practicable, notify you if at any later time such an assignment or charge is expressly notified to us in writing.

3.	We confirm that no addendum, supplemental agreement or other document of any kind has been signed or issued by or on behalf of ourselves or the Assignor which has the effect of varying the terms of the Interest Rate Protection Agreement or of excluding, restricting or qualifying any right or interest which the Interest Rate Protection Agreement creates in favor of the Assignor.

4.	We agree that you shall not have or incur any liability to us in connection with the Interest Rate Protection Agreement and/or any sum which may be paid to you or otherwise recovered by you under or in connection with the Interest Rate Protection Agreement.

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5.	We agree that without your specific written consent:

(a)	the Interest Rate Protection Agreement cannot be varied;

(b)	no interest which arises under or in connection with the Interest Rate Protection Agreement and which is assigned to you can be released, waived, lost, suspended or subordinated; and

(c)	no breach by us of the Interest Rate Protection Agreement can be waived.

6.	We shall pay such sums free of any set-off, cross-claim or other deduction and without regard to any defense or equity which we might have as against the Assignor.

7.	Upon receiving your notice that an Event of Default in respect of the Assignment has occurred, we will comply with the terms of any written notice, statement or instructions in any way relating or purporting to relate to the Assignment which the Assignor is entitled to give to us under or in respect of the Interest Rate Protection Agreement but which pursuant to the Assignment we receive at any time and from time to time from you without any reference to or further authority from the Assignor and without any inquiry by us as to the justification for such notice, statement or instructions or the validity of any of them.

8.	Without in any way limiting the generality of paragraph 8 above, we confirm that upon our receipt of your notice that an Event of Default under the Assignment has occurred:

(a)	you shall be fully entitled in your name and/or (at your option) in the name of the Assignor to commence any proceedings or arbitration relating to the Interest Rate Protection Agreement or any matter arising out of or in connection with the Interest Rate Protection Agreement or any sums payable thereunder or to take over and conduct any such proceedings or arbitration which may have been commenced by the Assignor; and

(b)	all rights, powers, authorities, discretions and remedies (including any right, power, authority or discretion to make a determination or give an opinion) which (apart from the Assignor’s assignment to you) the Assignor would now or at any later time have under or in connection with the Interest Rate Protection Agreement shall be vested in you absolutely and shall be exercisable and enforceable by you.

9.	Reference in this acknowledgement to yourselves includes references to your successors and assigns.

10.	This acknowledgement shall be governed by and construed in accordance with the laws of the State of New York and in connection with any proceedings with respect to this acknowledgement we hereby submit to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court thereof, in any action or proceeding arising out of or relating to this acknowledgement or for recognition or enforcement of any judgment, and we hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court. We also agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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Yours faithfully

........................................

 for and on behalf of

 [name of Hedge Counterparty]

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EXHIBIT H

FORM OF COMPLIANCE CERTIFICATE

[Date]

This compliance certificate (this “Certificate”) is delivered to you on behalf of the Company (as hereinafter defined) pursuant to Section 7.01(e) of the Credit Agreement, dated as of December 23, 2019 (as amended, supplemented, restated or modified from time to time, the “Credit Agreement”), among, inter alios, Diamond S Shipping Inc., a company organized under the laws of the Republic of the Marshall Islands (the “Borrower”), the lenders from time to time party thereto, and Nordea Bank Abp, New York Branch as Administrative Agent. Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1.  I am an Authorized Officer of the Borrower.

2.   I have reviewed and am familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as an officer of the Borrower. The matters set forth herein are true to the best of my knowledge after diligent inquiry.

3.  I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Borrower during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”). The Financial Statements have been prepared in accordance with the requirements of the Credit Agreement.

4.  Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the covenants specified therein. All such computations are true and correct.

[5.  On the date hereof, to my knowledge, no Default or Event of Default has occurred and is continuing.]6

[6. On the date hereof, there have been no changes to any of Annexes A through E of the Pledge Agreement since [the Initial Borrowing Date][the date of the previous compliance certificate delivered pursuant to Section 7.01(e) of the Credit Agreement].]7

[6]	If any Default or Event of Default exists, include a description thereof, specifying the nature and extent thereof (in reasonable detail).

[7]	If there have been changes to any of Annex A through E of the Pledge Agreement, include a list in reasonable detail of such changes and whether the Company, the Borrower and the other Credit Parties have taken all actions required to be taken by them pursuant to the Security Documents in connection with such changes.

Exhibit H

IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company as of the date first written above.

DIAMOND S SHIPPING INC.

By
Name:
Title:

ANNEX 1 to
Compliance Certificate

CONSOLIDATED FINANCIAL STATEMENTS

ANNEX 2 to
Compliance Certificate

COMPLIANCE WORKSHEET

The calculations described herein are as of __________ __, ____ (the “Computation Date”) and pertains to the period from __________ __, ____ to __________ __, ____ (the “Test Period”).

A.	Minimum Liquidity

1.	Unrestricted Cash and Cash Equivalents	$_______________

2.	Is Item 1 equal to or greater than the greater of (x) $50,000,000 or (y) an amount equal to 5% of the Consolidated Financial Indebtedness of the Borrower?	YES/NO

B.	Maximum Leverage Ratio

1.	As to the Borrower and its Consolidated Subsidiaries, Financial Indebtedness as reflected on the Consolidated balance sheet of the Borrower	$______________

2.	As to the Borrower and its Consolidated Subsidiaries, all obligations to pay a specific purchase price for goods or services whether or not delivered or accepted (i.e., take or pay and similar obligations which in accordance with GAAP would be shown on the liability side of the balance sheet)	$______________

3.	As to the Borrower and its Consolidated Subsidiaries, all net obligations under interest rate swap agreements	$______________

4.	As to the Borrower and its Consolidated Subsidiaries, all guarantees of non-consolidated entity obligations; provided, however, that balance sheet accruals for future drydock expenses shall not be classified as Total Debt	$______________

5.	Total Debt of the Borrower and its Subsidiaries (aggregate sum of Item 1 through Item 4)	$______________

6.	Cash and Cash Equivalents	$______________

7.	Total Net Debt (Item 5 minus Item 6)	$______________

8.	Member’s equity of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP	$______________

9.	Capitalization (Item 7 plus Item 8)	$______________

10.	Ratio of Item 7 to Item 9	[___]:[___]

11.	Is the ratio in Item 10 equal to or less than 0.65 to 1.00?	YES/NO

Annex 2

D.	Minimum Working Capital

1.	Current Assets	$______________

2.	Current Liabilities	$______________

3.	Item 1 minus Item 2	$______________

4.	Is the amount in Item 3 equal to or greater than $0?	YES/NO

E.	Collateral Maintenance

1.	Aggregate outstanding principal amount of Loans on the Computation Date.	$_______________

2.	Aggregate Appraised Value of the Collateral Vessels	$_______________

3.	Additional Collateral	$_______________

4.	Item 2 plus Item 3	$_______________

5.	Is Item 4 equal to or greater than 135% of Item 1?	YES/NO

EXHIBIT I

FORM OF SUBORDINATION PROVISIONS

Section 1.01. Subordination of Liabilities. [Name of Payor] (the “Payor”), for itself, its successors and assigns, covenants and agrees, and each holder of the [intercompany note]8 to which this Annex __ is attached (the “Intercompany Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Intercompany Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner set forth below, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex __). The provisions of this Annex __ shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such holders are made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 1.02. Payor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex __) owing in respect of the Senior Indebtedness shall first be paid in full in cash in accordance with the terms thereof, before any payment of any kind or character, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

(b)            The Payor may not, directly or indirectly (and no person or other entity on behalf of the Payor may), make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any Default (as defined in the Credit Agreement (as defined in Section 1.07 herein)) or Event of Default (as defined in the Credit Agreement) under the Credit Agreement has occurred and is continuing or would result therefrom. Each holder of the Subordinated Indebtedness hereby agrees that, so long as any such Default or Event of Default in respect of any issue of Senior Indebtedness has occurred and is continuing, it will not sue for, or otherwise take any action to enforce the Payor’s obligations to pay, amounts owing in respect of the Subordinated Indebtedness. Each holder of the Subordinated Indebtedness understands and agrees that to the extent that clause (a) of this Section 1.02 or this clause (b) prohibits the payment of any Subordinated Indebtedness, such unpaid amount shall not constitute a payment default under the Subordinated Indebtedness and the holder(s) of the Subordinated Indebtedness may not sue for, or otherwise take action to enforce the Payor’s obligation to pay such amount, provided that such unpaid amount shall remain an obligation of the Payor to the holder(s) of the Subordinated Indebtedness pursuant to the terms of the Subordinated Indebtedness. Notwithstanding the foregoing, so long as a Default or Event of Default is not continuing, the Payor will be entitled to make (and any person or other entity on behalf of the Payor shall be entitled to make) and the holder(s) of any Subordinated Indebtedness will be entitled to receive scheduled payments of principal and interest under the Subordinated Indebtedness.

8 Describe Indebtedness pursuant to Section 8.05(b) of the Credit Agreement.

Exhibit I

(c)            In the event that, notwithstanding the provisions of the preceding clauses (a) and (b) of this Section 1.02, the Payor (or any Person on behalf of the Payor) makes (or the holder(s) of the Subordinated Indebtedness receives) any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said clause (a) or (b), such payment shall be held by the holder(s) of the Subordinated Indebtedness, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

Section 1.03. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Payor. Upon any distribution of assets of the Payor upon dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(a)            the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness in accordance with the terms thereof (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder(s) of the Subordinated Indebtedness is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(b)            any payment or distributions of assets of the Payor of any kind or character, whether in cash, property or securities to which the holder(s) of the Subordinated Indebtedness would be entitled except for the provisions of this Annex __, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c)            in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, shall be received by the holder(s) of the Subordinated Indebtedness on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash in accordance with the terms thereof, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders) for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Exhibit I

Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness in accordance with the terms thereof, the rights of the holder(s) of the Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Payor applicable to the Senior Indebtedness until all amounts owing on the Subordinated Indebtedness shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Payor or by or on behalf of the holder(s) of the Subordinated Indebtedness by virtue of this Annex __ which otherwise would have been made to the holder(s) of the Subordinated Indebtedness shall, as between the Payor, its creditors other than the holders of Senior Indebtedness, and the holder(s) of the Subordinated Indebtedness, be deemed to be payment by the Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex __ are and are intended solely for the purpose of defining the relative rights of the holder(s) of the Subordinated Indebtedness, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.05. Obligation of the Payor Unconditional. Nothing contained in this Annex __ or in the Subordinated Indebtedness is intended to or shall impair, as between the Payor on the one hand and the holder(s) of the Subordinated Indebtedness on the other hand, the obligation of the Payor, which is absolute and unconditional, to pay to the holder(s) of the Subordinated Indebtedness the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder(s) of the Subordinated Indebtedness and creditors of the Payor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder(s) of the Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law upon an event of default under the Subordinated Indebtedness, subject to the provisions of this Annex __ and the rights, if any, under this Annex __ of the holders of Senior Indebtedness in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy. Upon any distribution of assets of the Payor referred to in this Annex __, the holder(s) of the Subordinated Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder(s) of the Subordinated Indebtedness, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex __.

Exhibit I

Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of Payor or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Payor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Payor with the terms and provisions of the Subordinated Indebtedness, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder(s) of the Subordinated Indebtedness with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder(s) of the Subordinated Indebtedness.

Section 1.07. Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations (as defined in the Credit Agreement) (i) of the Payor under, or in respect of, (x) the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”), dated as of December 23, 2019, among, inter alios, Diamond S Shipping Inc., a company organized under the laws of the Republic of the Marshall Islands (the “Borrower”), the lenders from time to time party thereto and NORDEA BANK ABP, NEW YORK BRANCH, as administrative agent and as collateral agent under the Security Documents (as defined in the Credit Agreement), and any renewal, extension, restatement, refinancing or refunding thereof, and (y) each other Credit Document (as defined in the Credit Agreement) to which the Payor is a party and (ii) of the Payor under, or in respect of (including by reason of any Subsidiaries Guaranty (as defined in the Credit Agreement) to which the Payor is a party), any Interest Rate Protection Agreements (as defined in the Credit Agreement).

EXHIBIT J

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

DATE: ________ __, ____

Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the “Credit Agreement”). Unless defined in Annex I attached hereto, capitalized terms defined in the Credit Agreement are used herein as therein defined. _____________ (the “Assignor”) and ______________ (the “Assignee”) hereby agree as follows:

1.  For an agreed consideration the Assignor hereby irrevocably sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby irrevocably purchases and assumes from the Assignor, as of the Settlement Date, (i) that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other Credit Documents or any other instrument or document furnished pursuant thereto, to the extent related to the Assigned Share (as defined below) as of the date hereof which represents the percentage interest specified in Item 4 of Annex I attached hereto (the “Assigned Share”) of all of the outstanding rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto, including, without limitation (x) in the case of any assignment of all or any portion of the Assignor’s outstanding Loans, all rights and obligations with respect to the Assigned Share of such outstanding Loans and (y) in the case of any assignment of all or any portion of the Assignor’s Commitment, all rights and obligations with respect to the Assigned Share of the Total Commitment and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor against any Person, whether known or unknown, arising under or in connection with the Credit Agreement and any of the other Credit Documents or any other instrument or document furnished pursuant thereto or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).

2.  Except as provided in clauses 3 and 4 (as applicable) of this Assignment and Assumption Agreement, each sale and assignment made pursuant to this Assignment and Assumption Agreement is without recourse, representation or warranty by the Assignor and the Assignee.

3.  The Assignor:

(a)            represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender, and

Exhibit J

(b)            makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (ii) the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

4.  The Assignee:

(a)            represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Transferee, (iii) from and after the Settlement Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase the Assigned Interest, and (vi) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase the Assigned Interest;

(b)            agrees that it will (i) independently and without reliance on the Administrative Agent, the Collateral Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents and (ii) perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender; and

(c)            appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto.

5.  Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee, the receipt of the consent of the Administrative Agent and the Borrower (in each case) to the extent required by the Credit Agreement, receipt by the Administrative Agent of the assignment fee referred to in Section 11.04(b) of the Credit Agreement, and the recordation by the Administrative Agent of the assignment effected hereby in the Register, unless otherwise specified in Item 5 of Annex I attached hereto (the “Settlement Date”).

Exhibit J

6.  Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

7.  It is agreed that from and after the Settlement Date, the Assignee shall be entitled to (x) all interest on the Assigned Interest, provided that any interest relating to the Assigned Share of the Loans shall be at the rates specified in Item 6 of Annex I attached hereto and (y) all Commitment Commission (if applicable) on the Assigned Share of the Total Commitment, as the case may be, at the rate specified in Item 7 of Annex I attached hereto, which, in each case, accrues on and after the Settlement Date, such interest and, if applicable, Commitment Commission, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Interest which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

8.  This Assignment and Assumption Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption Agreement.

9. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit J

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I attached hereto.

[NAME OF ASSIGNOR], as Assignor

By
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By
Name:
Title:

Acknowledged and Agreed:

[Nordea Bank ABP, New York Branch,
as Administrative Agent

By
Name:
Title:

By
Name:
Title:][2]

2        Insert only if assignment is being made pursuant to Section 11.04(b)(y) of the Credit Agreement.

Exhibit J

[DIAMOND S SHIPPING INC.

By
Name:
Title:][11]

11       Insert only if assignment is being made pursuant to Section 11.04(b)(y) of the Credit Agreement.

ANNEX I

ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

ANNEX I

1.            The Borrower: DIAMOND S SHIPPING INC. (the “Borrower”).

2.            Name and Date of Credit Agreement:

Credit Agreement, dated as of December 23, 2019, among, inter alios, Diamond S Shipping Inc., a company organized under the laws of the Republic of the Marshall Islands (the “Borrower”), the lenders from time to time party thereto and NORDEA BANK ABP, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent under the Security Documents (in such capacity, the “Collateral Agent”) (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”).

3.            Date of Assignment and Assumption Agreement:

4.            Amounts (as of date of item #3 above):

	Outstanding Principal of Term Loans		Outstanding Principal of Revolving Loans		Revolving Loan Commitments
a. Aggregate amount for all Lenders	$		$		$
b. Assigned Share		%		%		%
c. Amount of Assigned Share	$		$		$

5.            Settlement Date:

6.	Rate of Interest to the Assignee:	As set forth in Section 2.07 of the Credit Agreement

7.	Commitment Commission:

(i) Commitment
	Commission to the Assignee (as applicable):	As set forth in Section 3.01(a) of the Credit Agreement[12]

12       Insert “Not Applicable” in lieu of text if no portion of the Total Commitment is being assigned.

Annex I

8.	Notice:	ASSIGNEE:

Attention:
Reference:

Payment Instructions:		ASSIGNEE:

Attention:
Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By	By
Name:		Name: